Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT
Dated as of April 30, 2018
among
OWENS & MINOR DISTRIBUTION, INC.,
OWENS & MINOR MEDICAL, INC.,
BARISTA ACQUISITION I, LLC
and
BARISTA ACQUISITION II, LLC,
as the Existing Borrowers,
O&M HALYARD, INC.,
as the New U.S. Borrower,
OWENS & MINOR, INC.,
as the Parent and a Guarantor,
BANK OF AMERICA, N.A.,
JPMORGAN CHASE BANK, N.A.
and
SUNTRUST BANK,
as Co-Syndication Agents,
PNC BANK, NATIONAL ASSOCIATION,
U.S. BANK NATIONAL ASSOCIATION
and
MUFG BANK, LTD., FORMERLY KNOWN AS THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Co-Documentation Agents,
THE OTHER BANKS FROM TIME TO TIME PARTY HERETO,
WELLS FARGO BANK, N.A.,
as Administrative Agent,
and
BANK OF AMERICA, N.A.,
as Term B Facility Agent and as Collateral Agent
ARRANGED BY:
BANK OF AMERICA, N.A.,
WELLS FARGO SECURITIES, LLC,
JPMORGAN CHASE BANK, N.A.
and
SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Lead Arrangers and Joint Bookrunners

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) dated as of April 30, 2018 (the “Second Amendment Effective Date”) is entered into among OWENS & MINOR DISTRIBUTION, INC., a Virginia corporation (“Distribution”), OWENS & MINOR MEDICAL, INC., a Virginia corporation (“Medical”), BARISTA ACQUISITION I, LLC, a Virginia limited liability company (“Barista I”), BARISTA ACQUISITION II, LLC, a Virginia limited liability company (“Barista II”; Barista II, together with Distribution, Medical and Barista I, collectively the “Existing Borrowers”), O&M HALYARD, INC., a Virginia corporation (the “New U.S. Borrower”), OWENS & MINOR, INC., a Virginia corporation (the “Parent”), the Banks party hereto, WELLS FARGO BANK, N.A., as administrative agent for the Pro Rata Facilities (in such capacity, the “Administrative Agent”), and BANK OF AMERICA, N.A., as administrative agent for the Term B Facility (in such capacity, the “Term B Facility Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as the context may require.
RECITALS
WHEREAS, the Existing Borrowers, the Guarantors party thereto, the Banks from time to time party thereto, and the Administrative Agent have entered into that certain Credit Agreement dated as of July 27, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the Second Amendment Effective Date, the “Existing Credit Agreement”);
WHEREAS, the Parent, Halyard Health, Inc., a Delaware corporation (“Halyard”), and the Sellers (as defined in the Second Amendment Acquisition Agreement (as defined below)) entered into that certain Amended and Restated Purchase Agreement, dated as of April 30, 2018 (including all schedules and exhibits thereto, the “Second Amendment Acquisition Agreement”), pursuant to which the Parent will acquire (the “Second Amendment Acquisition”) the Purchased Assets (as defined in the Second Amendment Acquisition Agreement, the “Purchased Assets”);
WHEREAS, a portion of the purchase price to be paid by the Parent in connection with the Second Amendment Acquisition will be funded with the proceeds of (a) the Term A-2 Loans, (b) the Term B Loans advanced on the Second Amendment Effective Date, and (c) up to $300,000,000 of Revolving Loans advanced on the Second Amendment Effective Date (collectively, the “Necessary Second Amendment Acquisition Funds”); and
WHEREAS, the Parent and the Existing Borrowers have requested that the Banks amend the Existing Credit Agreement as set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Amendments; Effect of this Agreement; No Impairment.
(a)    Effective as of the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Annex A (the credit agreement attached hereto as Annex A being referred to herein as the “Amended Credit Agreement”).

(b)    Effective as of the Second Amendment Effective Date, Schedules 2.1, 2.2(a)(i), 2.2(a)(ii), 2.5, 2.10, 3.2, 3.11, 6.17, 7.1(c), 7.11, 8.1(b), 8.2, 11.1 and 11.3(b) of the Existing Credit Agreement are hereby deleted in their entirety and replaced with Schedules 2.1, 2.2(a)(i), 2.2(a)(ii), 2.5, 2.10, 3.2, 3.11, 6.17, 7.1(c), 7.11, 8.1(b), 8.2, 11.1 and 11.3(b) attached hereto.
(c)    Effective as of the Second Amendment Effective Date, Schedule 5.1(d) of the Existing Credit Agreement is hereby deleted in its entirety.
(d)    Effective as of the Second Amendment Effective Date, new Schedules 6.6(b), 6.6(c), 6.6(d), 6.27 and 10.11 are hereby added to the Amended Credit Agreement to read as set forth on Schedules 6.6(b), 6.6(c), 6.6(d), 6.27 and 10.11 attached hereto.
(e)    The parties hereto agree that, on and as of the Second Amendment Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (i) the Existing Credit Agreement shall automatically be amended and restated in its entirety by the Amended Credit Agreement, (ii) all Obligations under the Existing Credit Agreement outstanding on and as of the Second Amendment Effective Date shall in all respects be continuing and shall be deemed to be Obligations outstanding under the Amended Credit Agreement, (iii) the guaranty provided pursuant to Section 4 of the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations and is hereby reaffirmed, and (iv) all Letters of Credit outstanding under the Existing Credit Agreement on and as of the Second Amendment Effective Date shall be deemed to be Letters of Credit outstanding on and as of the Second Amendment Effective Date under the Amended Credit Agreement. Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Credit Documents shall remain unchanged and in full force and effect. The Credit Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Amended Credit Agreement. The Amended Credit Agreement is not a novation of the Existing Credit Agreement.
(f)    Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Guaranteed Parties under the Existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document in similar or different circumstances.
2.    Conditions Precedent. The effectiveness of this Agreement and the obligations of the Banks to advance the Necessary Second Amendment Acquisition Funds on the Second Amendment Effective Date shall be subject to the satisfaction of the following conditions precedent:
(a)    Receipt by the Administrative Agent and the Term B Facility Agent of counterparts of (i) this Agreement, properly executed by a Responsible Officer of each Credit Party (including the New U.S. Borrower), the Banks, each Issuing Bank, the Swingline Bank, the Administrative Agent, the Term B Facility Agent and the Collateral Agent, (ii) Notes properly executed by a

Responsible Officer of Distribution for each Term A-2 Bank requesting one, (iii) Notes property executed by a Responsible Officer of the New U.S. Borrower for each Term B Bank requesting one, (iv) Notes properly executed by a Responsible Officer the New U.S. Borrower for each Revolving Bank requesting one, (v) the Security Agreement, properly executed by a Responsible Officer of each Domestic Credit Party (including the New U.S. Borrower) and the Collateral Agent, and (vi) a supplemental indenture to that certain Indenture, dated as of September 16, 2014 (as supplemented by that certain First Supplemental Indenture, dated September 16, 2014, as further supplemented by that certain Second Supplemental Indenture, dated April 2, 2018), among the Parent, the guarantors party thereto, and U.S. Bank National Association, as trustee (the “Indenture Trustee”), pursuant to which (A) the Indenture Trustee acknowledges the granting of liens pursuant to the Security Agreement and the execution and delivery of the Security Agreement, (B) the Indenture Trustee agrees that the Collateral Agent may release the liens granted pursuant to the Security Agreement upon payment in full of all obligations secured by the liens granted pursuant to the Security Agreement, and (C) the Parent consents to the granting of liens pursuant to the Security Agreement.
(b)    Receipt by the Administrative Agent and the Term B Facility Agent of counterparts of opinions of counsel for the Credit Parties (including the New U.S. Borrower), in each case relating to this Agreement, the Notes executed in connection herewith, the Security Agreement, and the transactions contemplated herein and therein.
(c)    Receipt by the Arrangers of (i) audited consolidated balance sheets of the Parent and its Subsidiaries and the related consolidated statements of income and cash flows, setting forth in comparative form consolidated figures for the preceding fiscal year, for the fiscal years ending December 31, 2017, December 31, 2016 and December 31, 2015, (ii) audited combined balance sheets for the Purchased Assets and the related combined statements of income, changes in shareholders’ equity and cash flows, setting forth in comparative form combined figures for the preceding fiscal year, for the fiscal years ending December 31, 2017 and December 31, 2016, and (iii) an unaudited pro forma consolidated balance sheet of the Parent and its Subsidiaries and the related unaudited consolidated statements of income and cash flows as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended December 31, 2017, prepared after giving effect to the Second Amendment Transactions as if the Second Amendment Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).
(d)    Receipt by the Administrative Agent and the Term B Facility Agent of the following (or their equivalent) for each of the Credit Parties (including the New U.S. Borrower):
(i)    copies of the articles or certificates of incorporation or other charter documents of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Second Amendment Effective Date;
(ii)    copies of the bylaws, operating agreement or equivalent of such Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct and in full force and effect as of the Second Amendment Effective Date;
(iii)    copies of resolutions of the board of directors (or an authorized executive committee, if applicable) of such Credit Party approving and adopting this Agreement, the

Notes executed in connection herewith, the Security Agreement, and the transactions contemplated herein and therein, and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in full force and effect as of the Second Amendment Effective Date;
(iv)    certificates of good standing, existence or its equivalent for such Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation or formation, as applicable, of such Credit Party; and
(v)    an officer’s certificate for such Credit Party dated as of the Second Amendment Effective Date with respect to the deliverables set forth in this Section 2(d), to be substantially in the form of the officer’s certificate delivered on the Closing Date with respect to the organizational documents of such Credit Party (if applicable), with appropriate insertions and attachments (including specimen signatures).
(e)    Since October 31, 2017, there shall not have been a Seller Material Adverse Effect (as defined in the Second Amendment Acquisition Agreement as in effect on October 31, 2017).
(f)    Receipt by the Collateral Agent of:
(i)    (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Domestic Credit Party (including the New U.S. Borrower) and each jurisdiction where any material Collateral is located or where a filing would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien and judgment searches;
(ii)    searches of ownership of Intellectual Property in the appropriate governmental offices and duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Collateral Agent’s sole discretion, to perfect the Collateral Agent’s security interest in the Intellectual Property;
(iii)    completed UCC financing statements for each appropriate jurisdiction as are necessary, in the Collateral Agent’s sole discretion, to perfect the Collateral Agent’s security interest in the Collateral;
(iv)    to the extent required to be delivered pursuant to the terms of the Security Agreement, stock or membership certificates evidencing Capital Stock pledged pursuant to the terms of the Security Agreement, together with undated stock or transfer powers duly executed in blank;
(v)    to the extent required to be delivered pursuant to the terms of the Security Agreement, all instruments, documents and chattel paper in the possession of any of the Domestic Credit Parties (including the New U.S. Borrower), together with allonges or assignments as may be necessary or appropriate to perfect the Collateral Agent’s security interest in the Collateral; and
(vi)    copies of certificates of insurance evidencing liability, casualty, property and business interruption insurance, and endorsements relating thereto, meeting the requirements set forth in the Amended Credit Agreement;

provided, that, to the extent any security interest in any Collateral cannot be provided and/or perfected on the Second Amendment Effective Date (other than (x) the pledge and perfection of the security interests in certificated Capital Stock of the Parent’s Domestic Subsidiaries (to the extent required under the Security Agreement (provided, that, if certificated Capital Stock of Subsidiaries of Halyard that are part of the Purchased Assets are required to be pledged as Collateral, such certificates shall be required to be delivered on the Second Amendment Effective Date only to the extent received from Halyard after the Credit Parties’ use of commercially reasonable efforts to obtain such certificates, it being understood and agreed that, in any event, such certificates will be delivered within ten (10) days after the Second Amendment Effective Date (or such later date as the Collateral Agent may agree in its sole discretion)), and (y) assets with respect to which a Lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after the Credit Parties’ use of commercially reasonable efforts to do so or without undue burden or expense, then the grant, provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Necessary Second Amendment Acquisition Funds on the Second Amendment Effective Date, but instead shall be required to be delivered within ninety (90) days after the Second Amendment Effective Date or otherwise pursuant to arrangements and timing to be mutually agreed by the Collateral Agent and the Credit Parties acting reasonably.
(g)    Receipt by the Administrative Agent and the Term B Facility Agent of a certificate executed by a Responsible Officer of the Parent, in form and substance satisfactory to the Administrative Agent and the Term B Facility Agent, certifying that the conditions specified in Section 2(e), Section 2(i), Section 2(j) and Section 2(k) have been satisfied on and as of the Second Amendment Effective Date.
(h)    Receipt by the Administrative Agent and the Term B Facility Agent of a solvency certificate, in form and substance satisfactory to the Administrative Agent and the Term B Facility Agent, from the chief financial officer of the Parent.
(i)    On, or substantially concurrently with the Second Amendment Effective Date, (i) with respect to any existing third party Indebtedness for borrowed money of any Subsidiary of Halyard acquired as part of the Purchased Assets, such Subsidiary shall be released as an obligor with respect to such Indebtedness, and any security interests or Liens on the assets of any such Subsidiary securing any such Indebtedness (other than any such Indebtedness and such related security interests or Liens, in each case, which are permitted to remain outstanding pursuant to the terms of the Second Amendment Acquisition Agreement) shall be terminated and released, (ii) with respect to any Indebtedness (including purchase money Indebtedness and obligations under Capital Leases) incurred to finance the purchase or lease of the Purchased Assets (other than any such Indebtedness which is permitted to remain outstanding pursuant to the terms of the Second Amendment Acquisition Agreement), such Indebtedness shall be refinanced or repaid, and (iii) with respect to any security interests or Liens on the Purchased Assets securing any existing third party Indebtedness for borrowed money (other than Indebtedness of the types referenced in clause (i)(i) or clause (i)(ii) above), such security interests and Liens shall be terminated and released (collectively, the “Second Amendment Refinancing”).
(j)    The Second Amendment Acquisition Agreement shall be in full force and effect. The Second Amendment Acquisition shall have been consummated, or substantially concurrently with the funding of the Necessary Second Amendment Acquisition Funds, shall be consummated, in all material respects in accordance with the terms of the Second Amendment Acquisition Agreement, without giving effect to any modifications or amendments thereto or consents or waivers thereto by the Parent or any of its Affiliates that are material and adverse to the Banks (in their respective capacities as such) or the Arrangers without the prior consent of the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned).
(k)    The representations and warranties contained in the Amended Credit Agreement or in any other Credit Document, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Second Amendment Effective Date except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; provided, that, only the accuracy in all material respects (or in all respects if already qualified by materiality) of the Specified Representations shall be a condition to funding of the Necessary Second Amendment Acquisition Funds on the Second Amendment Effective Date. The Specified Acquisition Agreement Representations shall be true and correct in all material respects (or in all respects if already qualified by materiality) on the Second Amendment Effective Date.
(l)    Receipt by the Administrative Agent and the Term B Facility Agent of Notices of Loan Borrowings with respect to the borrowing of the Necessary Second Amendment Acquisition Funds on the Second Amendment Effective Date.
(m)    The Banks shall have received at least three (3) Business Days prior to the Second Amendment Effective Date all documentation and other information about the Credit Parties (including the New U.S. Borrower) as has been reasonably requested in writing at least ten (10) Business Days prior to the Second Amendment Effective Date by such Banks that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
(n)    All fees of the Arrangers, the Administrative Agent, the Term B Facility Agent, the Collateral Agent and the Banks required to be paid on the Second Amendment Effective Date have been paid. All reasonable, out-of-pocket expenses of the Arrangers, the Administrative Agent, the Term B Facility Agent and the Collateral Agent required to be paid on the Second Amendment Effective Date have been paid (to the extent invoiced at least three (3) Business Days (or such shorter period of time as the Parent shall agree) prior to the Second Amendment Effective Date).
For purposes of the this Agreement, (A) “Specified Acquisition Agreement Representations” means such of the representations made by Halyard with respect to Halyard and its Subsidiaries or the Purchased Assets in the Second Amendment Acquisition Agreement as are material to the interests of the Banks, but only to the extent that the Credit Parties’ (or the Credit Parties’ Affiliates) have the right (taking into account any applicable cure provisions) to terminate the Credit Parties’ (or the Credit Parties’ Affiliates’) obligations under the Second Amendment Acquisition Agreement, or the right not to consummate the Second Amendment Acquisition, as a result of a breach of such representations in the Second Amendment Acquisition Agreement, and (B) “Specified Representations” means the representations and warranties of the Credit Parties made in Section 6.1 of the Amended Credit Agreement (solely as to valid corporate or other organizational existence), Section 6.2 of the Amended Credit Agreement, Section 6.3(a) of the Amended Credit Agreement, Section 6.3(b) of the Amended Credit Agreement, Section 6.5 of the Amended Credit Agreement, Section 6.6(a) of the Amended Credit Agreement, Section 6.18(b) of the Amended Credit Agreement, Section 6.19 of the Amended Credit Agreement (solely with respect to regulation under the Investment Company Act of 1940, as amended, and status as an “investment company” under the Investment

Company Act of 1940, as amended), Section 6.25 of the Amended Credit Agreement, and Section 6.28 of the Amended Credit Agreement.
Without limiting the generality of the provisions of the penultimate paragraph of Section 10.3 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent and the Term B Facility Agent shall have received notice from such Bank prior to the proposed Second Amendment Effective Date specifying its objection thereto.
3.    New U.S. Borrower Joinder.
(a)    The Parent hereby confirms, represents and warrants to the Banks that the New U.S. Borrower is (i) a Domestic Subsidiary of the Parent, and (ii) currently a “Guarantor” under the Credit Documents.
(b)    Effective as of the Second Amendment Effective Date, the New U.S. Borrower agrees that it shall be a U.S. Borrower under the Amended Credit Agreement and hereby ratifies, and agrees to be bound by, all representations and warranties, covenants, and other terms, conditions and provisions of the Amended Credit Agreement and the other Credit Documents. The parties hereto hereby (i) confirm that, with effect from the Second Amendment Effective Date, the New U.S. Borrower shall have the obligations, duties and liabilities toward each of the other parties to the Amended Credit Agreement and other Credit Documents identical to those which the New U.S. Borrower would have had if the New U.S. Borrower had been an original party to the Credit Documents as a U.S. Borrower, and (ii) agree that, with effect from the Second Amendment Effective Date, the New U.S. Borrower shall be a Guarantor under the Credit Documents only to the extent required in its capacity as a U.S. Borrower under the Credit Documents.
4.    Miscellaneous.
(a)    The Credit Documents and the obligations of the Credit Parties thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement shall constitute a Credit Document.
(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Documents.
(c)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.
(d)    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON,

ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
EXISTING BORROWERS:            OWENS & MINOR DISTRIBUTION, INC.,
a Virginia corporation
By:
Name:
Title:
OWENS & MINOR MEDICAL, INC.,
a Virginia corporation
By:
Name:
Title:
BARISTA ACQUISITION I, LLC,
a Virginia limited liability company
By:
Name:
Title:
BARISTA ACQUISITION II, LLC,
a Virginia limited liability company
By:
Name:
Title:
NEW U.S. BORROWER:            O&M HALYARD, INC.,
a Virginia corporation
By:
Name:
Title:
GUARANTORS:                OWENS & MINOR, INC.,
a Virginia corporation
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A., in its capacity as Administrative Agent
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

TERM B FACILITY AGENT AND

COLLATERAL AGENT:	BANK OF AMERICA, N.A., in its capacity as Term B Facility Agent and as Collateral Agent
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

BANKS:	WELLS FARGO BANK, N.A., in its capacity as a Bank, Issuing Bank and the Swingline Bank
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

BANK OF AMERICA, N.A.,
in its capacity as a Bank and an Issuing Bank
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

JPMORGAN CHASE BANK, N.A.,
in its capacity as a Bank and an Issuing Bank
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

SUNTRUST BANK,
in its capacity as a Bank
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

PNC BANK, NATIONAL ASSOCIATION,
in its capacity as a Bank
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

U.S. BANK NATIONAL ASSOCIATION,
in its capacity as a Bank
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

MUFG BANK, LTD., FORMERLY KNOWN AS THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
in its capacity as a Bank
By:
Name:
Title:
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

BRANCH BANKING & TRUST COMPANY,
in its capacity as a Bank
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

CITIBANK, N.A.,
in its capacity as a Bank
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

HSBC BANK USA, NATIONAL ASSOCIATION,
in its capacity as a Bank
By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
OWENS & MINOR, INC.

Annex A
CREDIT AGREEMENT
Dated as of July 27, 2017
(as amended by the First Amendment to Credit Agreement, dated March 29, 2018, as further amended by the Second Amendment to Credit Agreement, dated April 30, 2018)
among
OWENS & MINOR DISTRIBUTION, INC.,
OWENS & MINOR MEDICAL, INC.,
BARISTA ACQUISITION I, LLC,
BARISTA ACQUISITION II, LLC
and
O&M HALYARD, INC.,
as U.S. Borrowers,
CERTAIN OTHER BORROWERS AS MAY BECOME PARTIES HERETO FROM TIME TO TIME,
OWENS & MINOR, INC.
and
CERTAIN OF ITS DOMESTIC SUBSIDIARIES PARTIES HERETO FROM TIME TO TIME,
as Guarantors,
BANK OF AMERICA, N.A.,
JPMORGAN CHASE BANK, N.A.
and
SUNTRUST BANK,
as Co-Syndication Agents,
PNC BANK, NATIONAL ASSOCIATION,
U.S. BANK NATIONAL ASSOCIATION
and
MUFG BANK, LTD., FORMERLY KNOWN AS THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Co-Documentation Agents,
THE OTHER BANKS FROM TIME TO TIME PARTY HERETO,
WELLS FARGO BANK, N.A.,
as Administrative Agent,
and

BANK OF AMERICA, N.A.,
as Term B Facility Agent and as Collateral Agent
ARRANGED BY:
BANK OF AMERICA, N.A.,
WELLS FARGO SECURITIES, LLC,
JPMORGAN CHASE BANK, N.A.
and
SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page
Section 1 DEFINITIONS AND ACCOUNTING TERMS1
1.1Definitions    1
1.2Computation of Time Periods    46
1.3Accounting Terms; Unrestricted Subsidiary    46
1.4Letter of Credit Amounts    47
1.5Exchange Rates; Currency Equivalents    47
1.6Additional Alternative Currencies    48
1.7Change of Currency    49
1.8Times of Day    49
1.9Rates    49
Section 2 CREDIT FACILITIES49
2.1Commitments    49
2.2Method of Borrowing    53
2.3Interest    56
2.4Repayment    57
2.5Notes    60
2.6Additional Provisions relating to Letters of Credit    60
2.7Additional Provisions relating to Swingline Loans    65
2.8Joint and Several Liability of the Borrowers    67
2.9Appointment of the Parent as Legal Representative for Credit Parties    69
2.10Incremental Facilities    69
2.11Extension of Revolving Termination Date    72
2.12Additional Borrowers    74
2.13Designated Banks    75
2.14Refinancing Facilities    75
2.15Supplemental Term B Loans    78
Section 3 OTHER PROVISIONS RELATING TO CREDIT FACILITY79
3.1Default Rate    79
3.2Conversion    80
3.3Termination of Commitments    80
3.4Prepayments    81
3.5Fees    83
3.6Capital Adequacy    83
3.7Limitation on Eurocurrency Rate Loans    84
3.8Illegality    86
3.9Requirements of Law    86
3.10Mitigation Obligations; Replacement of Banks    88
3.11Taxes    88
3.12Compensation    93
3.13Pro Rata Treatment    93
3.14Sharing of Payments    95

i

3.15Payments, Computations, Retroactive Adjustments of Applicable Percentage, Etc    95
3.16Evidence of Debt    98
3.17Certain Limitations    98
3.18Defaulting Banks    98
3.19Cash Collateral    100
3.20Plan Assets    101
Section 4 GUARANTY103
4.1The Guaranty    103
4.2Obligations Unconditional    104
4.3Reinstatement    105
4.4Certain Additional Waivers    105
4.5Remedies    105
4.6Rights of Contribution    106
4.7Guarantee of Payment; Continuing Guarantee    107
4.8Keepwell    107
Section 5 CONDITIONS PRECEDENT107
5.1[Reserved]    107
5.2Conditions to all Extensions of Credit    107
Section 6 REPRESENTATIONS AND WARRANTIES108
6.1Organization and Good Standing    108
6.2Due Authorization    108
6.3No Conflicts    108
6.4Consents    109
6.5Enforceable Obligations    109
6.6Collateral Representations; Credit Parties    109
6.7Financial Condition    110
6.8No Material Adverse Changes or Restricted Payments    110
6.9No Default    110
6.10Liens    110
6.11Indebtedness    111
6.12Litigation    111
6.13Material Agreements    111
6.14Taxes    111
6.15Compliance with Law    111
6.16ERISA    111
6.17Subsidiaries    113
6.18Use of Proceeds; Margin Stock    113
6.19Government Regulation    113
6.20Environmental Matters    113
6.21Intellectual Property, Franchises, etc    114
6.22Investments    115
6.23No Material Misstatements    115
6.24Labor Matters    115
6.25Anti-Terrorism Laws; Anti-Corruption Laws; Sanctions    115

6.26EEA Financial Institutions    115
6.27Insurance    116
6.28Solvency    116
Section 7 AFFIRMATIVE COVENANTS116
7.1Information Covenants    116
7.2Preservation of Existence and Franchises    120
7.3Books, Records and Inspections    120
7.4Compliance with Law    121
7.5Payment of Taxes and Other Indebtedness    121
7.6Insurance    121
7.7Maintenance of Property    122
7.8Performance of Obligations    122
7.9Use of Proceeds    122
7.10Financial Covenants    122
7.11Additional Credit Parties    123
7.12Anti-Terrorism Laws; Anti-Corruption Laws; Sanctions    123
7.13Covenant to Give Security    124
7.14Further Assurances    124
7.15Maintenance of Ratings    125
Section 8 NEGATIVE COVENANTS125
8.1Indebtedness    125
8.2Liens    126
8.3Nature of Business    127
8.4Consolidation, Merger, Sale or Purchase of Assets, etc    127
8.5Asset Dispositions    128
8.6Advances, Investments and Loans    129
8.7Amendments Relating to Other Debt    129
8.8Transactions with Affiliates    129
8.9Ownership of Subsidiaries    130
8.10Changes to Fiscal Year, Organizational Documents, Legal Name, State of Organization, Form of Entity or Principal Place of Business    130
8.11Burdensome Agreements    130
8.12Restricted Payments    130
8.13Use of Proceeds    131
8.14Prepayments, Etc    131
Section 9 EVENTS OF DEFAULT132
9.1Events of Default    132
9.2Acceleration; Remedies    134
Section 10 AgentS135
10.1Appointment and Authority    135
10.2Rights as a Bank    135
10.3Exculpatory Provisions    136
10.4Reliance by Agents    137
10.5Delegation of Duties    137
10.6Resignation of Agent    137

10.7Non-Reliance on Agent and Other Banks    138
10.8No Other Duties; Etc    138
10.9Administrative Agent May File Proofs of Claim; Credit Bidding    138
10.10Collateral and Guaranty Matters    140
10.11Secured Treasury Management Agreements, Secured Swap Contracts and Secured Bilateral Letters of Credit    140
Section 11 MISCELLANEOUS141
11.1Notices; Effectiveness; Electronic Communications    141
11.2Right of Set-Off; Adjustments; Payments Set Aside    143
11.3Successors and Assigns    144
11.4No Waiver; Remedies Cumulative    150
11.5Expenses; Indemnification; Damage Waiver    150
11.6Amendments, Waivers and Consents    152
11.7Counterparts    155
11.8Headings    155
11.9Survival    155
11.10Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial    156
11.11Severability    157
11.12Entirety    157
11.13Binding Effect; Termination    157
11.14Confidentiality    157
11.15Source of Funds    158
11.16Conflict    159
11.17USA PATRIOT Act Notice    159
11.18Replacement of Banks    159
11.19No Advisory or Fiduciary Responsibility    160
11.20Electronic Execution    161
11.21Judgment Currency    161
11.22Acknowledgement and Consent to Bail-In of EEA Financial Institutions    162

SCHEDULES

Schedule 1.1	Existing Letters of Credit

Schedule 2.1	Commitments

Schedule 2.2(a)(i)	Form of Notice of Loan Borrowing

Schedule 2.2(a)(ii)	Form of Notice of Swingline Loan Borrowing

Schedule 2.5	Form of Note

Schedule 2.10	Form of Incremental Term Joinder Agreement

Schedule 3.2	Form of Notice of Extension/Conversion

Schedule 3.11	Forms of U.S. Tax Compliance Certificates

Schedule 6.6(b)	Intellectual Property

Schedule 6.6(c)	Real Property

Schedule 6.6(d)	Credit Parties

Schedule 6.17	Subsidiaries

Schedule 6.27	Insurance

Schedule 7.1(c)	Form of Officer’s Compliance Certificate

Schedule 7.11	Form of Joinder Agreement

Schedule 8.1(b)	Existing Indebtedness

Schedule 8.2	Existing Liens

Schedule 10.11	Form of Secured Party Designation Notice

Schedule 11.1	Notice Addresses

Schedule 11.3(b)	Form of Assignment and Assumption

CREDIT AGREEMENT
THIS CREDIT AGREEMENT dated as of July 27, 2017 (this “Credit Agreement”) is by and among OWENS & MINOR DISTRIBUTION, INC., a Virginia corporation (“Distribution”), OWENS & MINOR MEDICAL, INC., a Virginia corporation (“Medical”), BARISTA ACQUISITION I, LLC, a Virginia limited liability company (“Barista I”), BARISTA ACQUISITION II, LLC, a Virginia limited liability company (“Barista II”), O&M HALYARD, INC., a Virginia corporation (“O&M Halyard”), each other Borrower as may become party hereto from time to time pursuant to Section 2.12, OWENS & MINOR, INC., a Virginia corporation (the “Parent”), the other Guarantors (as defined herein), the Banks (as defined herein), WELLS FARGO BANK, N.A., as administrative agent for the Pro Rata Facilities (in such capacity, the “Administrative Agent”), and BANK OF AMERICA, N.A., as administrative agent for the Term B Facility (in such capacity, the “Term B Facility Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).
W I T N E S S E T H
WHEREAS, the Borrowers have requested that the Banks provide credit facilities for the purposes set forth herein, and the Banks are willing to do so on the terms and conditions set forth herein.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

v

Section 1

DEFINITIONS AND ACCOUNTING TERMS
1.1    Definitions.
As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:
“2021 Notes” means the $275,000,000 aggregate principal amount of 3.875% Senior Notes due 2021 issued by the Parent on September 16, 2014.
“2024 Notes” means the $275,000,000 aggregate principal amount of 4.375% Senior Notes due 2024 issued by the Parent on September 16, 2014.
“Acquisition”, by any Person, means the purchase or acquisition by such Person of any Capital Stock of another Person (other than a member of the Consolidated Group) or substantially all of the Property (other than Capital Stock) of another Person (other than a member of the Consolidated Group), whether or not involving a merger or consolidation with such other Person.
“Acquisition Consideration” means, with respect to any Acquisition, the purchase consideration for such Acquisition and all other payments by any Credit Party or any Subsidiary in exchange for, or as part of, or in connection with, such Acquisition, whether paid in cash or by exchange of Capital Stock or of Property or otherwise, and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time (whether or not any such future payment is subject to the occurrence of any contingency). The Acquisition Consideration for any Acquisition shall include any and all payments representing the purchase price for such Acquisition and any assumptions of Indebtedness, deferred purchase price, earn-out payment, and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person in connection with such Acquisition. For purposes of determining the aggregate consideration paid for any Acquisition at the time of such Acquisition, the amount of any earn-out payment shall be deemed to be the maximum amount of such earn-out payment as specified in the documents relating to such Acquisition.
“Additional Commitment Bank” has the meaning specified in Section 2.11(d).
“Additional Credit Party” means each Domestic Subsidiary of the Parent that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.
“Administrative Agent” has the meaning specified in the introductory paragraph hereto, together with any permitted successors and assigns.
“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 11.1, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower Representative, the Banks, the Issuing Banks, the Swingline Bank and the Term B Facility Agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Applicable Agent.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to be controlled by another Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or equivalent of such Person or (b) to direct or cause direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or other agreement.
“Agent Parties” has the meaning specified in Section 11.1(c).
“Agents” means, collectively, the Administrative Agent, the Term B Facility Agent and the Collateral Agent, and “Agent” means any one of them.
“Aggregate Commitments” means the Commitments of all of the Banks.
“Aggregate Revolving Committed Amount” has the meaning specified in Section 2.1(a).
“All-In-Yield” means, with respect to any Indebtedness, the weighted average yield to maturity with respect to such Indebtedness which shall take into account interest rate margins and any interest rate floors or similar devices, and shall be deemed to include any original issue discount and any fees (other than facility arrangement, structuring, underwriting, closing or other similar fees and expenses not paid for the account of, or distributed to, all Banks providing such Indebtedness) paid or payable in connection with such Indebtedness, in each case, as reasonably determined by the Applicable Agent in a manner consistent with customary financial practice based on an assumed four-year life to maturity or, if less, the actual remaining life to maturity of such Indebtedness, commencing from the borrowing date of such Indebtedness and assuming that the interest rate (including the Applicable Percentage) for such Indebtedness in effect on such borrowing date (after giving effect to the incurrence of such Indebtedness) shall be the interest rate on such Indebtedness for the entire Weighted Average Life to Maturity of such Indebtedness.
“Alternative Currency” means each of Euro, Sterling, Yen, Canadian Dollars, Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.6.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Sublimit” means, at any time, an amount equal to the lesser of (a) $200,000,000, and (b) the Aggregate Revolving Committed Amount at such time. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Committed Amount.
“Anti-Corruption Laws” means any law, rule or regulation of any jurisdiction applicable to the Parent or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Anti-Terrorism Law” means (a) the USA PATRIOT Act, (b) the Trading with the Enemy Act, (c) any of the foreign assets control regulations of the U.S. Department of Treasury (31 CFR, Subtitle B, Chapter

V) or any enabling legislation or executive order relating thereto or (d) any other statute, regulation, executive order, or other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.
“Applicable Agent” means (a) in respect of and with respect to any matters concerning the Pro Rata Facilities, the Administrative Agent, and (b) in respect of and with respect to any matters concerning the Term B Facility, the Term B Facility Agent.
“Applicable Agent’s Office” means the Administrative Agent’s Office or the Term B Facility Agent’s Office, as the context requires.
“Applicable Lending Office” means, as to any Bank (including the Swingline Bank), each Issuing Bank, or any Agent, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify in writing to the Borrower Representative and the Administrative Agent (in the case of any such notification provided by any Bank (including the Swingline Bank) (other than any Term B Bank), any Issuing Bank or the Collateral Agent) or the Term B Facility Agent (in the case of any such notification provided by any Term B Bank); which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
“Applicable Percentage” means:
(a)    with respect to any Incremental Term Loans made pursuant to any Incremental Term Joinder Agreement, the percentage(s) per annum set forth in such Incremental Term Joinder Agreement;
(b)    with respect to the Term B Loans, 2.75% per annum with respect to Term B Loans that are Base Rate Loans, and 3.75% per annum with respect to Term B Loans that are Eurocurrency Rate Loans; and
(c)    with respect to Revolving Loans, Swingline Loans, Term A-1 Loans, Term A-2 Loans, the Standby Letter of Credit Fee and the Unused Fee, the following rates per annum based on the Debt Ratings or the Consolidated Total Leverage Ratio, in each case, as set forth in the most recent compliance certificate received by the Administrative Agent pursuant to Section 7.1(c), it being understood that (i) the Applicable Percentage shall be determined by either the Debt Ratings or the Consolidated Total Leverage Ratio, whichever shall result in more favorable pricing to the Borrowers, and (ii) the Applicable Percentage for (A) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (B) Eurocurrency Rate Loans shall be the percentage set forth under the column “Eurocurrency Margin”, (C) Daily LIBOR Swingline Loans shall be the percentage set forth under the column “Eurocurrency Margin”, (D) the Standby Letter of Credit Fee shall be the percentage set forth under the column “Eurocurrency Margin”, and (E) the Unused Fee shall be the percentage set forth under the column “Unused Fee”:

Level	Debt Ratings	Consolidated Total Leverage Ratio	Eurocurrency Margin	Base Rate Margin	Unused Fee
I	BB-/Ba3/BB- or lower	> 2.75 to 1.0	2.000%	1.000%	0.250%
II	BB/Ba2/BB	< 2.75 to 1.0 but > 2.25 to 1.0	1.750%	0.750%	0.225%
III	BB+/Ba1/BB+	< 2.25 to 1.0 but > 1.75 to 1.0	1.500%	0.500%	0.200%
IV	BBB-/Baa3/BBB-	< 1.75 to 1.0 but > 1.25 to 1.0	1.375%	0.375%	0.175%
V	BBB/Baa2/BBB	< 1.25 to 1.0 but > 0.75 to 1.0	1.250%	0.250%	0.150%
VI	BBB+/Baa1/BBB+ or better	< 0.75 to 1.0	1.125%	0.125%	0.125%
Any increase or decrease in the Applicable Percentage for purposes of this clause (c) shall become effective as of the first Business Day immediately following the date a compliance certificate is delivered pursuant to Section 7.1(c); provided that if a compliance certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Financial Covenant Banks, Level I shall apply, in each case as of the first Business Day after the date on which such compliance certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such compliance certificate is delivered. Notwithstanding the foregoing, (x) the Applicable Percentage for purposes of this clause (c) in effect from the Second Amendment Effective Date through the first Business Day immediately following the date a compliance certificate is required to be delivered pursuant to Section 7.1(c) for the fiscal quarter ending September 30, 2018 shall be determined based upon Level I, and (y) the determination of the Applicable Percentage for purposes of this clause (c) for any period shall be subject to the provisions of Section 3.15(c).
At such times as the Applicable Percentage for purposes of this clause (c) is determined by the Debt Ratings, the Applicable Percentage for purposes of this clause (c) shall be determined in accordance with the above pricing grid based on the Parent’s status as determined from its then current Moody’s Rating, S&P Rating and Fitch Rating as reflected in the compliance certificate delivered pursuant to Section 7.1(c). If at any time (A) the Parent has only two Debt Ratings and there is a split rating, the Applicable Percentage for purposes of this clause (c) shall be based upon the Level indicated by the higher of the two ratings unless there is a two or more level difference in the levels indicated by each of the two available ratings, in which case the Level that is one level below the higher rating shall apply, or (B) the Parent has three Debt Ratings and there is a split rating such that (1) all three ratings fall in different Levels, the Applicable Percentage for purposes of this clause (c) shall be based upon the Level indicated by the rating that is neither the highest nor the lowest of the three ratings or (2) two of the three ratings fall in one Level (the “Majority Level”) and the third rating falls in a different

Level, the Applicable Percentage for purposes of this clause (c) shall be based upon the Level indicated by the Majority Level. Should the Parent not have any Debt Rating, the corporate credit or issuer rating of the Parent will be used in lieu thereof, or if no such rating is available, then the Consolidated Total Leverage Ratio shall be used to determine the Applicable Percentage for purposes of this clause (c).
“Applicable Prepayment Percentage” means, for any Excess Cash Flow Period, (a) fifty percent (50%), if the Consolidated Total Leverage Ratio as at the end of such Excess Cash Flow Period is greater than 4.00 to 1.0, (b) twenty-five percent (25%), if the Consolidated Total Leverage Ratio as at the end of such Excess Cash Flow Period is less than or equal to 4.00 to 1.0 but greater than 3.50 to 1.0, and (c) zero percent (0%), if the Consolidated Total Leverage Ratio as at the end of such Excess Cash Flow Period is less than or equal to 3.50 to 1.0.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of borrowing or payment.
“Applicant Foreign Borrower” has the meaning specified in Section 2.12(a).
“Approved Fund” means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.
“Arrangers” means, collectively, Bank of America, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., and SunTrust Robinson Humphrey, Inc., in their capacities as joint lead arrangers and joint bookrunners.
“Asset Disposition” means the sale, lease or other disposition of any Property by any member of the Consolidated Group (including the Capital Stock of a Subsidiary) other than (a) the sale or other disposition of inventory in the ordinary course of business, (b) the sale, lease or other disposition of machinery, equipment and other assets no longer used or useful in the conduct of such member’s business, (c) the sale or financing of Receivables and Receivables Related Assets pursuant to the terms of a Qualified Securitization Transaction permitted hereunder and (d) any Involuntary Disposition.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Bank and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.3(b)), and accepted by the Applicable Agent, in substantially the form of Schedule 11.3(b) or any other form approved by the Applicable Agent.
“Australian Dollars” means the lawful currency of Australia.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the

x

implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank” means each Person identified as a “Bank” on the signature pages hereto, each other Person that becomes a “Bank” in accordance with this Credit Agreement, and their respective successors and assigns, and, unless the context otherwise requires, includes the Swingline Bank. The term “Bank” shall include any Designated Bank.
“Bank of America” means Bank of America, N.A. and its successors.
“Bank of America Fee Letter” means the letter agreement dated November 22, 2017 among Bank of America, MLPFS, the Parent, Distribution, Medical, Barista I and Barista II, as amended, modified, supplemented or replaced from time to time.
“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following with respect to such Person: (a) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (b) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty consecutive days; or (c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (d) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.
“Barista I” has the meaning specified in the introductory paragraph hereto.
“Barista II” has the meaning specified in the introductory paragraph hereto.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo Bank as its “prime rate” (or, in the case of any Term B Loan, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”) and (c) subject to the implementation of a Replacement Rate in accordance with Section 3.7(c), the Eurocurrency Rate plus 1.0%, provided that, for purposes of the foregoing clause (c), the Base Rate for any day shall be based on the Eurocurrency Rate at approximately 11:00 a.m. (London time) on such day for Dollar deposits with an Interest Period of one month commencing on such date but shall otherwise be calculated in accordance with the definition of “Eurocurrency Rate”; provided, further, that, if the Base Rate shall be less than 0%, such rate shall be deemed 0% for purposes of this Credit Agreement. The “prime rate” is a rate set by Wells Fargo Bank or Bank of America, as applicable, based upon various factors including Wells Fargo Bank’s or Bank of America’s, as applicable, costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Wells Fargo Bank or Bank of America, as applicable, shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate. All Base Rate Loans shall be available only to U.S. Borrowers and shall be denominated in Dollars.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“Bilateral Letter of Credit” means any letter of credit, bank guarantee or surety instrument (other than any Letter of Credit) issued in the ordinary course of business.
“Bilateral Letter of Credit Bank” means any Person in its capacity as an issuer of a Bilateral Letter of Credit that (a) at the time it issues such Bilateral Letter of Credit for the benefit of a Credit Party or any Subsidiary, is a Bank, an Affiliate of a Bank, an Agent or an Affiliate of an Agent, or (b) within thirty (30) days after the time it issues a Bilateral Letter of Credit for the benefit of a Credit Party or any Subsidiary, becomes a Bank, an Affiliate of a Bank, an Agent or an Affiliate of an Agent; provided that for any of the foregoing to be included as a “Secured Bilateral Letter of Credit” on any date of determination by the Collateral Agent, the applicable Bilateral Letter of Credit Bank (other than an Agent or an Affiliate of an Agent) must have delivered a Secured Party Designation Notice to the Collateral Agent prior to such date of determination.
“Bilateral Letter of Credit Obligations” means all obligations of any Credit Party or any Subsidiary owing to a Bilateral Letter of Credit Bank in respect of any Secured Bilateral Letter of Credit (including, but not limited to, any interest or other amount accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party or any Subsidiary, regardless of whether such interest or other amount is an allowed claim under the Bankruptcy Code); provided that (a) such Bilateral Letters of Credit shall otherwise be permitted pursuant to this Credit Agreement, and (b) the aggregate amount of all Bilateral Letter of Credit Obligations shall not exceed an amount equal to the greater of (i) $50,000,000, and (ii) 15% of Consolidated EBITDA (determined as of the end of the most recent fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 7.1(a) or (b)).
“Borrower Materials” has the meaning specified in Section 7.1.
“Borrower Representative” has the meaning specified in Section 2.9.
“Borrowers” means (a) the U.S. Borrowers, and (b) the Foreign Borrowers.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Banks pursuant to Section 2.2.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative

Agent’s Office with respect to Obligations denominated in Dollars is located (and, with respect to the Term B Loans, the state where the Term B Facility Agent’s Office is located) and:
(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Credit Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;
(b)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Credit Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
(c)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Credit Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Businesses” has the meaning specified in Section 6.20.
“Byram” means Byram Healthcare Centers, Inc., a New Jersey corporation.
“Canadian Dollars” means the lawful currency of Canada.
“Capital Lease” means any lease the payments and obligations with respect to which would be required to be capitalized in accordance with GAAP.
“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the applicable Issuing Bank or the Swingline Bank (as applicable) and the Banks, as collateral for LOC Obligations, Obligations in respect of Swingline Loans, or obligations of Banks to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable Issuing Bank or the Swingline Bank benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Bank or the Swingline

Bank (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Euro time deposits and Euro certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof, from Moody’s is at least P-1 or the equivalent thereof or from Fitch is at least F1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P, P-1 (or the equivalent thereof) or better by Moody’s or F1 (or the equivalent thereof) or better by Fitch and maturing within six months of the date of acquisition and (d) repurchase agreements with a bank or trust company (including a Bank) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which the Borrowers shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations. Notwithstanding anything above, it is understood and agreed that auction rate securities shall not constitute Cash Equivalents.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following events: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Parent, or (b) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12 month period were directors of the Parent, together with any directors whose election or nomination for election to the board of directors of the Parent (whether by the board of directors of the Parent or any shareholder of the Parent) was approved by a majority of the directors who either were directors of the Parent at the beginning of such 12 month period or whose election or nomination for election was so approved, cease to constitute a majority of the board of directors of the Parent, or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over Voting Stock of the Parent (or other securities convertible into such securities) representing 35% or more of the combined voting power of all Voting Stock of the Parent, or (d) the Parent shall fail to own (directly or indirectly) 100% of the Capital

Stock of each Borrower. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934.
“Closing Date” means July 27, 2017.
“Closing Date Acquisition” means the Acquisition by Barista I and Barista II of all of the outstanding partnership interests of Mediq USA Holdings pursuant to the Closing Date Acquisition Agreement.
“Closing Date Acquisition Agreement” means that certain Interest Purchase Agreement, dated as of May 2, 2017, by and among Mediq B.V. and Mediq International B.V., as sellers, Mediq USA Holdings, Barista I and Barista II, as buyers, and the Parent (including all schedules and exhibits thereto).
“Collateral” means a collective reference to all Property with respect to which Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents; provided, that, “Collateral” shall not include any Excluded Property.
“Collateral Agent” has the meaning specified in the introductory paragraph hereto, together with any permitted successors and assigns.
“Collateral Documents” means, collectively, the Security Agreement, each Joinder Agreement, each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 7.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Commitment Period” means, in respect of the Aggregate Revolving Committed Amount, the period from and including the Closing Date to but not including the earlier of (a) the Revolving Termination Date, and (b) the date on which the Revolving Commitments shall terminate in accordance with the provisions of this Credit Agreement.
“Commitments” means the Revolving Commitments, the Swingline Commitment, the Term Commitments and the Incremental Term Commitments.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Competitor” means any competitor of the Parent or any Subsidiary that is in the same or a similar line of business as the Parent or any Subsidiary and designated in writing from time to time by the Borrower Representative to the Administrative Agent and the Term B Facility Agent.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, in each case for the members of the Consolidated Group on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income (other than amounts specifically excluded from Consolidated Net Income under clauses (a) through (c) of the definition of Consolidated Net Income) (or, in the case of amounts pursuant to clause (a)(ix) below, not already included in Consolidated Net Income): (i) Consolidated Interest Expense for such period; (ii) taxes paid for such period; (iii) depreciation and amortization for such period; (iv) all extraordinary or other non-recurring expenses and charges for such period which do not represent a cash item in such period (including but not limited to items defined under GAAP such as losses on asset disposals, impairment losses on long-lived assets, exit and restructuring costs and goodwill impairment losses); provided, that, any expenses or charges incurred in such period, during the fiscal years of the Parent ending December 31, 2017 and December 31, 2018, in connection with the Rapid Business Transformation and Client Engagement Centers reorganization and transformation shall not be added back to Consolidated EBITDA pursuant to this clause (a)(iv) (it being understood and agreed that such expenses and charges may be added back pursuant to clause (a)(viii) below to the extent permitted pursuant to clause (a)(viii) below); (v) expenses incurred in such period in connection with the issuance of stock options as compensation to employees and/or management of any member of the Consolidated Group; (vi) any costs and expenses incurred in such period in connection with any Investment permitted pursuant to this Credit Agreement, any Acquisition permitted pursuant to this Credit Agreement, any Asset Disposition permitted pursuant to this Credit Agreement, any equity issuance permitted pursuant to this Credit Agreement or any incurrence, payment, prepayment, refinancing or redemption of Indebtedness permitted pursuant to this Credit Agreement (including fees and expenses related to the Loans and LOC Obligations, and any amendments, supplements and modifications thereof), including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, in each case, whether or not consummated; (vii) implementation costs incurred in such period that are associated with Software as a Service (SaaS) as part of the adoption of ASU 2015-05; (viii) all expenses and charges incurred in such period, during the fiscal years of the Parent ending December 31, 2017 and December 31, 2018, in connection with the Rapid Business Transformation and Client Engagement Centers reorganization and transformation; provided, that, the aggregate amount of such expenses and charges added back to Consolidated EBITDA pursuant to this clause (a)(viii) shall not exceed $35,200,000 during the term of this Credit Agreement; and (ix) synergies related to the Second Amendment Acquisition which are projected by the Parent in good faith to be realized within eighteen (18) months after the Second Amendment Effective Date as a result of actions taken in such period, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of the Parent shall be delivered to the Administrative Agent certifying that such synergies are reasonably identifiable and reasonably anticipated to be realized within eighteen (18) months of the Second Amendment Effective Date and are factually supportable, and (B) the aggregate amount added back pursuant to this clause (a)(ix) for any period shall not exceed $25,000,000; minus (b) the following, without duplication, to the extent included in calculating such Consolidated Net Income: (i) all extraordinary or other non-recurring, non-cash items increasing such Consolidated Net Income for such period; and (ii) any cash payments made during such period in respect of items described in clause (a)(iv) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred. Notwithstanding the above, the adjustments in clauses (a)(iv) and (b) shall be limited to those amounts that are separately disclosed by the Parent in its Forms 10-K or 10-Q filed with the Securities and Exchange Commission.
“Consolidated Group” means the Parent and its Subsidiaries.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date of determination, to (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters most recently ended on or prior to such date of determination.

“Consolidated Interest Expense” means, for any period, all interest expense, including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Securitization Transactions (including, without limitation, the discount in connection with the sale of Receivables and Receivables Related Assets in connection with a Qualified Securitization Transaction), in each case for the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income (or loss) of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP, but excluding:
(a)    any extraordinary gains or losses and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;
(b)    net earnings of any Person (other than a Subsidiary) in which any member of the Consolidated Group has an ownership interest unless such net earnings shall have actually been received by such member of the Consolidated Group in the form of cash distributions; and
(c)    any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the members of the Consolidated Group.
“Consolidated Total Assets” means, as of any date, the sum of (a) all items which would be classified as assets of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP plus (b) to the extent not included in the foregoing clause (a), the aggregate net book value of all Receivables transferred to a Securitization Subsidiary or other Person in connection with a Qualified Securitization Transaction.
“Consolidated Total Debt” means, as of any date, all Funded Debt of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt on such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date of determination.
“Credit Agreement” has the meaning specified in the introductory paragraph hereto.
“Credit Documents” means, collectively, this Credit Agreement, each Note, each Collateral Document, each Fee Letter, each Incremental Term Joinder Agreement, each Foreign Borrower Joinder Agreement, each LOC Document, each Refinancing Amendment, any joinder documentation executed and delivered pursuant to Section 2.12(b), any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 3.19, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto and specified as a Credit Document (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time) (but specifically excluding any Secured Swap Contract, any Secured Treasury Management Agreement and any Secured Bilateral Letter of Credit).
“Credit Party” means any Borrower or any Guarantor.
“Daily LIBOR Rate” means, for each day with respect to any Swingline Loan issued pursuant to Section 2.2(a)(ii), and subject to the implementation of a Replacement Rate in accordance with Section 3.7(c), the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) as published by the

IBA as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on such day and having an advance date of such day and a maturity date of one month; provided, however, if more than one rate is specified by the IBA, the applicable rate shall be the arithmetic mean of all such rates. Notwithstanding anything to the contrary herein, (x) in no event shall the Daily LIBOR Rate be less than 0%, and (y) unless otherwise specified in any amendment to this Credit Agreement entered into in accordance with Section 3.7(c), in the event that a Replacement Rate with respect to the Daily LIBOR Rate is implemented, then all references herein to the Daily LIBOR Rate shall be deemed references to such Replacement Rate.
“Daily LIBOR Swingline Loan” means a Swingline Loan that bears interest at a rate based on the Daily LIBOR Rate.
“Debt Issuance” means the issuance by any member of the Consolidated Group of any Indebtedness other than Indebtedness permitted under Section 8.1.
“Debt Rating” means, with respect to the Parent, the S&P Rating, the Moody’s Rating and/or the Fitch Rating.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Standby Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Percentage, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Percentage) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Standby Letter of Credit Fees, a rate equal to the Applicable Percentage plus 2% per annum.
“Defaulting Bank” means, subject to Section 3.18, any Bank that, as determined by the Applicable Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder unless such Bank notifies the Applicable Agent and the Borrower Representative in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower Representative or the Applicable Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, (c) has notified the Borrower Representative or the Applicable Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations under agreements (other than this Credit Agreement) in which it commits to extend credit, unless such failure is the subject of a good faith dispute, (d) has failed, within three Business Days after written request by the Applicable Agent, to confirm in a manner satisfactory to the Applicable Agent that it will comply with its funding obligations, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it,

(iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority.
“Designated Bank” has the meaning specified in Section 2.13.
“Disqualified Institutions” means (a) those banks, financial institutions or other institutional lenders that have been identified by legal name in writing by the Borrower Representative to Bank of America prior to November 22, 2017, (b) those Competitors that have been identified by legal name in writing by the Borrower Representative to Bank of America prior to November 22, 2017, (c) any other Competitor that has been identified by legal name in writing by the Borrower Representative to the Administrative Agent and the Term B Facility Agent after the Second Amendment Effective Date (the list of banks, financial institutions or other institutional lenders provided by the Borrower Representative to Bank of America prior to November 22, 2017 in accordance with clause (a) above, together with the list of Competitors provided by the Borrower Representative to Bank of America prior to November 22, 2017 in accordance with clause (b) above (as such list may be supplemented from time to time by the Borrower Representative pursuant to this clause (c)), collectively the “DQ List”; it being understood that the Borrower Representative shall be required to provide (in accordance with this clause (c)) a fully updated DQ List to the Administrative Agent and the Term B Facility Agent in order to supplement such DQ List after the Second Amendment Effective Date), which designation shall become effective one day after the date that such written designation to the Administrative Agent and the Term B Facility Agent is made available to the Banks on IntraLinks/IntraAgency, Syndtrak or another similar electronic system, and (d) as of any date of determination, any Person that is obviously (based solely on the similarity of the legal name of such Person to the name of a Competitor set forth on the DQ List) an Affiliate of any Competitor set forth on the DQ List as of such date; provided, that, the foregoing shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation in the Loans and/or Commitments to the extent that any such Person was not a Disqualified Institution at the time of the applicable assignment or participation.
“Distribution” has the meaning specified in the introductory paragraph hereto.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Dollars” and “$” means dollars in lawful currency of the United States.
“Domestic Credit Party” means any Credit Party that is incorporated or organized under the laws of any State of the United States or the District of Columbia.
“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any State of the United States or the District of Columbia.
“DQ List” has the meaning specified in the definition of “Disqualified Institutions”.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.3(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.3(b)(iii)) and, if such Person is a Disqualified Institution, subject to the terms of Section 11.3(h).
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any member of the Consolidated Group directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.
“ERISA Affiliate” means an entity which is under common control with the Parent within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Parent and which is treated as a single employer under Sections 414(b) or (c) of the Internal Revenue Code.
“ERISA Event” means (a) Reportable Event with respect to a Plan; (b) a withdrawal by the Parent or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it or such ERISA Affiliate was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate. Notwithstanding the foregoing, the termination of the Parent’s Plan, which was approved by the Parent in December 2009 and has been publicly disclosed, shall not be an ERISA Event.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Rate” means (subject, in the case of clause (a) below, to the implementation of a Replacement Rate in accordance with Section 3.7(c)), for any Interest Period with respect to a Eurocurrency Rate Loan, (a) denominated in Dollars, Euro, Sterling or Yen, the rate of interest per annum determined on the basis of the rate for deposits in Dollars, Euro, Sterling or Yen, as applicable, for a period equal to the applicable Interest Period as published by the IBA at approximately 11:00 a.m. (London time) two London Banking Days prior to the first day of the applicable Interest Period (it being understood that if, for any reason, any such rate is not so published, then the “Eurocurrency Rate” shall be determined by the Applicable Agent to be the arithmetic average of the rate per annum at which deposits in Dollars, Euros, Sterling or Yen, as applicable, would be offered by first class banks in the London interbank market to the Applicable Agent at approximately 11:00 a.m. (London time) two London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period), (b) denominated in Canadian Dollars, the rate of interest per annum equal to the Canadian Dollar Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period, and (c) denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the date that is two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period. Notwithstanding anything to the contrary herein, (x) in no event shall the Eurocurrency Rate (including any Replacement Rate with respect thereto) be less than 0%, and (y) unless otherwise specified in any amendment to this Credit Agreement entered into in accordance with Section 3.7(c), in the event that a Replacement Rate with respect to rate specified in clause (a) of the definition of Eurocurrency Rate is implemented, then all references herein to the Eurocurrency Rate for such rate shall be deemed references to such Replacement Rate.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
“Event of Default” has the meaning specified in Section 9.1.

“Excess Cash Flow” means, for any period, an amount (to the extent positive) equal to the total of (a) the sum of (i) Consolidated EBITDA for such period (without giving effect to any pro forma adjustment thereto as required by Section 1.3(c)), plus (ii) any net decrease in Working Capital during such period, minus (b) the sum, without duplication, of (i) all scheduled payments of principal on Indebtedness made by the Parent and its Subsidiaries during such period, plus (ii) capital expenditures made in cash by the Parent or any of its Subsidiaries during such period (other than capital expenditures financed with the proceeds of non-revolving Indebtedness), plus (iii) the amount of any taxes paid in cash by the Parent or any of its Subsidiaries during such period, plus (iv) the amount of all ordinary cash dividends made by the Parent during such period and permitted pursuant to Section 8.12(c) (other than any such ordinary cash dividends financed with the proceeds of non-revolving Indebtedness), plus (v) Consolidated Interest Expense paid in cash for such period, plus (vi) amounts added back to Consolidated EBITDA pursuant to clause (a)(ix) thereof for such period, plus (vii) any net increase in Working Capital during such period.
“Excess Cash Flow Payment Date” means the date occurring 100 days after the end of each Excess Cash Flow Period, commencing with the Excess Cash Flow Period ending December 31, 2018.
“Excess Cash Flow Period” means each fiscal year of the Parent ending on or after December 31, 2018; provided that for the fiscal year ending December 31, 2018, the Excess Cash Flow Period shall be the period from the Second Amendment Effective Date to and including December 31, 2018.
“Excluded Property” means, (a) with respect to any Domestic Credit Party: (i) any owned or leased real property of such Domestic Credit Party; (ii) unless requested by the Collateral Agent or the Required Banks, any personal property (including motor vehicles) of such Domestic Credit Party in respect of which perfection of a Lien is not either (A) governed by the UCC, or (B) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office; (iii) (A) until the Unrestricted Subsidiary Termination Date, the Capital Stock of the Unrestricted Subsidiary; provided that immediately upon the occurrence of the Unrestricted Subsidiary Termination Date, if the Capital Stock of the Unrestricted Subsidiary is owned by a Domestic Credit Party at such time, a security interest in the Capital Stock of the Unrestricted Subsidiary shall be automatically and simultaneously granted under the Collateral Documents and the such Capital Stock shall be included as Collateral; and (B) the Capital Stock of any Foreign Subsidiary owned by such Domestic Credit Party to the extent not required to be pledged to secure the Obligations pursuant to Section 7.13(a); (iv) any property of such Domestic Credit Party which, subject to the terms of Section 8.1(c), is subject to a Lien of the type described in clause (g) of the definition of “Permitted Liens” pursuant to documents that prohibit such Domestic Credit Party from granting any other Liens in such property; (v) any general intangible, permit, lease, license, contract or other instrument of such Domestic Credit Party to the extent the grant of a security interest in such general intangible, permit, lease, license, contract or other instrument in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Domestic Credit Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (A) any such limitation described in the foregoing clause (a)(v) on the security interests granted pursuant to the Collateral Documents shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the UCC or other applicable law (including Debtor Relief Laws) or principles of equity, and (B) in the event of the termination or elimination of any such limitation or the requirement for any consent contained in any applicable law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such general intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted under the Collateral Documents and shall be included as Collateral; (vi) any “intent-to-use”

application for registration of a trademark of such Domestic Credit Party filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (vii) any deposit account of such Domestic Credit Party established solely for the purpose of funding payroll, payroll taxes, healthcare reimbursements and other benefits to employees; (viii) any deposit account of such Domestic Credit Party established solely for the purpose of escrow arrangements or to hold funds owned by Persons other than a member of the Consolidated Group; and (ix) assets of such Domestic Credit Party as to which the Collateral Agent and the Borrower Representative agree in writing that the cost or other consequences of obtaining a security interest therein or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom; and (b) with respect to any Foreign Borrower, all assets of such Foreign Borrower.
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.8 and any other “keepwell, support or other agreement” for the benefit of such Credit Party and any and all other guarantees of such Credit Party’s Swap Obligations by other Credit Parties) and the regulations thereunder at the time the guarantee of such Credit Party, or the grant by such Credit Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient,
(a)    Taxes imposed on or measured by its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes,
(b)    in the case of a Bank (other than an assignee pursuant to a request by the Borrower Representative under Section 11.18), any United States federal withholding Tax that is imposed on amounts payable to such Bank pursuant to the Laws in force at the time such Bank becomes a party hereto or designates a new Applicable Lending Office, except to the extent that such Bank (or its assignor, if any) was entitled, at the time of assignment or designation of a new Applicable Lending Office to receive additional amounts from the Borrowers with respect to such withholding Tax pursuant to Section 3.11(a) or Section 3.11 (c)(i),

(c)    Taxes attributable to such Recipient’s failure or inability to comply with any provisions of Section 3.11(e), or
(d)    any United States federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement dated as of June 5, 2012, among Distribution and Medical, as borrowers, the Parent, the other guarantors party thereto, the lenders party thereto and Wells Fargo Bank, as administrative agent, as amended, modified or supplemented from time to time prior to the Closing Date.
“Existing Letters of Credit” means those certain letters of credit listed on Schedule 1.1.
“Existing Revolving Termination Date” has the meaning specified in Section 2.11(a).
“Extension Date” has the meaning specified in Section 2.11(a).
“Extension of Credit” means, as to any Bank (including the Swingline Bank) or any Issuing Bank, the making of, or participation in, a Loan by such Bank or the issuance, amendment, increase or extension of, or participation in, a Letter of Credit by such Issuing Bank.
“Facility Office” means the office designated by the applicable Bank through which such Bank will perform its obligations under this Credit Agreement.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any applicable intergovernmental agreements implementing the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Applicable Agent on such day on such transactions as determined by the Applicable Agent.
“Fee Letters” mean (a) the Bank of America Fee Letter, (b) the Wells Fargo Bank Fee Letter, and (c) the Joint Fee Letter.
“Fees” means all fees payable pursuant to Section 3.5.
“Financial Officer” means the chief financial officer, principal accounting officer, controller, treasurer or any assistant treasurer or an equivalent officer of any of the foregoing.
“Fitch” means Fitch Rating, part of the Fitch Group, a subsidiary of Fimalac, S.A., or any successor or assignee of the business of such company in the business of rating securities.

“Fitch Rating” means, at any time for the Parent, the rating issued by Fitch and then in effect with respect to the Parent’s senior unsecured long term debt securities without third party credit enhancement.
“Foreign Bank” means any Bank that is not a U.S. Person.
“Foreign Borrower” means each Foreign Subsidiary that is, or may from time to time become party to this Credit Agreement pursuant to Section 2.12(a).
“Foreign Borrower Joinder Agreement” means a joinder agreement, in a form reasonably satisfactory to the Administrative Agent, executed and delivered by an Applicant Foreign Borrower, the then-existing Borrowers, the Parent, the Guarantors (if any) and the Administrative Agent.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Bank that is a Revolving Bank, (a) with respect to any Issuing Bank, such Defaulting Bank’s Revolving Commitment Percentage of the outstanding LOC Obligations relating to the Letters of Credit issued by such Issuing Bank other than such LOC Obligations as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Bank, such Defaulting Bank’s Revolving Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funded Debt” means, with respect to any Person, without duplication, (a) the principal amount of all obligations of such Person for borrowed money; (b) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made; (c) the principal amount of all Support Obligations of such Person with respect to Funded Debt of another Person; (d) the maximum stated amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder to the extent unreimbursed (other than letters of credit (i) supporting other Indebtedness of such Person or (ii) offset by a like amount of cash or government securities pledged or held in escrow to secure such letter of credit and draws thereunder); (e) the principal amount of all purchase money Indebtedness (including for purposes hereof, indebtedness and obligations in respect of conditional sale or title retention arrangements described in clause (j) of the definition of “Indebtedness” and obligations in respect of the deferred purchase price of property or services described in clause (c) of the definition of “Indebtedness”) of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases; (f) the principal amount of all Funded Debt of another Person secured by a Lien on any Property of such Person, whether or not such Funded Debt has been assumed; provided that for purposes hereof the amount of such Funded Debt shall be limited to the amount of such Funded Debt as to which there is recourse to such Person or the fair market value of the property which is subject to the Lien, if less; (g) the aggregate net amount of Indebtedness or obligations relating to the sale, contribution or other conveyance of accounts receivable (or similar transaction) (exclusive of intercompany obligations owing between the Securitization Subsidiary and a Credit Party pursuant to a Qualified Securitization Transaction permitted hereunder) regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on a balance sheet in accordance with GAAP; (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP; and (i) the maximum amount of all contingent obligations (including, without limitation, obligations to make earn-out payments) of such Person payable in cash incurred in connection with Acquisitions permitted under Section 8.4 and Acquisitions consummated prior to the Closing Date. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt. For purposes hereof, Funded Debt shall also include payments in respect of Funded Debt which constitute current liabilities of the obligor under GAAP. For purposes of determining the amount of any earn-out payments to be included as Funded Debt, the amount of earn-out payments shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.
“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.
“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
“Guaranteed Parties” means, collectively, the Agents, the Banks, the Issuing Banks, the Swap Banks, the Treasury Management Banks, the Bilateral Letter of Credit Banks, and each co-agent or sub-agent appointed by any Agent from time to time pursuant to Section 10.5, and, in each case, their respective successors and permitted assigns.
“Guarantor” means (a) the Parent, (b) each Person identified as a “Guarantor” on the signature pages hereto, (c) each Additional Credit Party, (d) with respect to all Obligations arising under Secured Swap Contracts, Secured Treasury Management Agreements, Secured Bilateral Letters of Credit and any Swap Obligation of a Specified Credit Party (determined before giving effect to Sections 4.1 and 4.8), each U.S. Borrower, and (e) the successors and permitted assigns of the foregoing.
“Halyard” means Halyard Health, Inc., a Delaware corporation.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“IBA” means the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Applicable Agent.
“Incremental Facility” has the meaning specified in Section 2.10.
“Incremental Term A Loan” means any Incremental Term Loan structured as a term A loan.
“Incremental Term B Loan” means any Incremental Term Loan structured as a term B loan.

“Incremental Term Bank” means each of the Persons identified as an “Incremental Term Bank” in an Incremental Term Joinder Agreement (so long as such Persons are Banks at the time of execution of such Incremental Term Joinder Agreement or other Persons selected at such time by the Borrower Representative and acceptable to the Administrative Agent (so long as such Persons would be permitted at such time by Section 11.3(b)(v) to become assignees hereunder)), together with their respective successors and assigns.
“Incremental Term Commitment” means, as to each Incremental Term Bank with respect to an Incremental Term Facility, the commitment of such Incremental Term Bank to make an Incremental Term Loan with respect to such Incremental Term Facility, in the aggregate principal amount set forth in the Incremental Term Joinder Agreement for such Incremental Term Facility.
“Incremental Term Commitment Percentage” means, with respect to each Incremental Term Bank under an Incremental Term Facility, a fraction (expressed as a percentage) the numerator of which is the Incremental Term Committed Amount of such Incremental Term Bank with respect to such Incremental Term Facility at such time and the denominator of which is the aggregate amount of the Incremental Term Commitments under such Incremental Term Facility at such time.
“Incremental Term Committed Amount” means, with respect to each Incremental Term Bank under an Incremental Term Facility at any time, (a) so long as such Incremental Term Bank’s Incremental Term Commitment with respect to such Incremental Term Facility is in effect at such time, the amount of such Incremental Term Bank’s Incremental Term Commitment with respect to such Incremental Term Facility at such time, and (b) if the Incremental Term Commitments for such Incremental Term Facility have terminated or expired at such time, the Outstanding Amount of such Incremental Term Bank’s Incremental Term Loan under such Incremental Term Facility at such time.
“Incremental Term Facility” means, at any time, with respect to any Incremental Term Joinder Agreement, the aggregate principal amount of all Incremental Term Loans made by Incremental Term Banks pursuant to such Incremental Term Joinder Agreement that are outstanding at such time.
“Incremental Term Facility Termination Date” with respect to any Incremental Term Facility, shall be as set forth in the applicable Incremental Term Joinder Agreement for such Incremental Term Facility.
“Incremental Term Joinder Agreement” means a joinder agreement, substantially in the form of Schedule 2.10, or such other form as shall be reasonably approved by the Administrative Agent, executed and delivered in accordance with the provisions of Section 2.10(b).
“Incremental Term Loan” means an advance made by an Incremental Term Bank under an Incremental Term Facility.
“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made; (c) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person in accordance with GAAP; (d) all Support Obligations of such Person with respect to Indebtedness of another Person; (e) the maximum stated amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder to the extent unreimbursed (other than letters of credit (i) supporting other Indebtedness of such Person or (ii) offset by a like amount of cash or government securities pledged or held in escrow to secure such letter of credit and draws thereunder); (f) the principal portion of all obligations of such Person under Capital Leases; (g) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that for purposes hereof the amount of such Indebtedness shall be limited to the amount of such Indebtedness as to which there is recourse to such Person or the fair market value of the Property which is subject to the Lien, if less; (h) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements; (i) the Swap Termination Value of any Swap Contract; (j) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (k) all preferred stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time prior to the Latest Termination Date; (l) the aggregate net amount of Indebtedness or obligations relating to the sale, contribution or other conveyance of accounts receivable (or similar transaction) (exclusive of intercompany obligations owing between the Securitization Subsidiary and a Credit Party pursuant to a Qualified Securitization Transaction permitted hereunder) regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on a balance sheet in accordance with GAAP; (m) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP; (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness; and (o) the maximum amount of all contingent obligations (including, without limitation, obligations to make earn-out payments) of such Person incurred in connection with Acquisitions permitted under Section 8.4 and Acquisitions consummated prior to the Closing Date. For purposes hereof, Indebtedness shall also include payments in respect of Indebtedness which constitute current liabilities of the obligor under GAAP. The Indebtedness of any Person shall not include (x) trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof, (y) accrued expenses and (z) accrued pension and retirement plan liabilities to the extent such liabilities would not appear as debt on a balance sheet of such Person in accordance with GAAP.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 11.5(b).
“Information” has the meaning specified in Section 11.14.
“Intellectual Property” means all trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, patents, patent applications, patent rights, franchises, licenses and other intellectual property rights.
“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Termination Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including any Swingline Loan bearing interest at the Base Rate) or Daily LIBOR Swingline Loan, the last Business Day of each March, June, September and December and the applicable Termination Date (with Swingline Loans being deemed made under the Aggregate Revolving Committed Amount for purposes of this definition).
“Interest Period” means, with respect to Eurocurrency Rate Loans, a period of 7 days’, one, two, three or six months’ duration (provided that no more than one such 7-day Interest Period may be outstanding at any time), as the Borrower Representative may elect, commencing in each case on the date of the borrowing (including conversions, extensions and renewals); provided, however, that (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the applicable Termination Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code shall be construed also to refer to any successor sections.
“Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any advance, loan or other extension of credit to, such Person or (c) any other capital contribution to or investment in such Person, including, without limitation, any Support Obligations (including any payment guaranty or support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person. For purposes hereof, Investment shall not include any funding by any Credit Party of qualified or nonqualified retirement or other benefit plans for directors, officers or employees pursuant to the terms thereof.
“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any member of the Consolidated Group.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means (a) Wells Fargo Bank, in its capacity as issuer of the Existing Letters of Credit, (b) Bank of America, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of such Letters of Credit hereunder, (c) JPMorgan Chase Bank, N.A., in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of such Letters of Credit hereunder, or (d) any other Revolving Bank selected by the Borrower Representative pursuant to Section 2.6(k) from time to time to issue Letters of Credit (provided that no Revolving Bank shall be required to become an Issuing Bank pursuant to this clause (d) without such Revolving Bank’s consent), or any successor issuer thereof.
“Joinder Agreement” means a Joinder Agreement substantially in the form of Schedule 7.11 executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.11.
“Joint Fee Letter” means that certain letter agreement dated November 22, 2017 among Bank of America, MLPFS, Wells Fargo Bank, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., SunTrust

Bank, SunTrust Robinson Humphrey, Inc., PNC Bank, National Association, PNC Capital Markets LLC, U.S. Bank National Association, MUFG Bank, Ltd., formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd., Branch Banking and Trust Company, Citibank, N.A., HSBC Bank USA, National Association, the Parent, Distribution, Medical, Barista I and Barista II, as further amended, modified, supplemented or replaced from time to time.
“Junior Debt Payment” has the meaning specified in Section 8.14.
“Latest Termination Date” means, at any date of determination, the latest of the Revolving Termination Date, the Term Facilities Termination Date, the Term B Facility Termination Date, or the latest Incremental Term Facility Termination Date, in each case as extended in accordance with the terms of this Credit Agreement from time to time.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Letter of Credit” means any standby letter of credit issued by an Issuing Bank for the account of any member of the Consolidated Group in accordance with the terms of Section 2.1(c) and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an Issuing Bank.
“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Revolving Termination Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Committed Amount and (b) the LOC Committed Amount. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Committed Amount.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference or priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof) securing or purporting to secure any Indebtedness.
“Limited Originator Recourse” means a letter of credit, cash collateral account or other credit enhancement issued or provided for a similar purpose in connection with the incurrence of Indebtedness by a Securitization Subsidiary under a Qualified Securitization Transaction.
“Loans” means the Revolving Loans, the Swingline Loans, any Term Loans, any Refinancing Term Loans, any Incremental Term Loans, and the Base Rate Loans, Eurocurrency Rate Loans and Daily LIBOR Swingline Loans comprising such Loans.

“LOC Advance” means, with respect to each Bank, such Bank’s funding of its participation in any LOC Borrowing in accordance with its Revolving Commitment Percentage. All LOC Advances shall be denominated in Dollars.
“LOC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a borrowing of Revolving Loans. All LOC Borrowings shall be denominated in Dollars.
“LOC Commitment” means, as to each Issuing Bank, its obligation to issue Letters of Credit pursuant to this Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed (a) $20,000,000, in the case of Bank of America (or such greater amount as Bank of America shall otherwise agree in its sole discretion), as such amount may be adjusted from time to time in accordance with this Credit Agreement, and (b) $20,000,000, in the case of JPMorgan Chase Bank, N.A. (or such greater amount as JPMorgan Chase Bank, N.A. shall otherwise agree in its sole discretion), as such amount may be adjusted from time to time in accordance with this Credit Agreement.
“LOC Committed Amount” has the meaning specified in Section 2.1(c).
“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.
“LOC Obligations” means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all Unreimbursed Amounts, including all LOC Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Mandatory Cost” means any amount incurred periodically by any Bank during the term of this Credit Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Bank is domiciled, subject to regulation, or has its Facility Office by any Governmental Authority.
“Master Agreement” has the meaning specified in “Swap Contract”.
“Material Acquisition” means one or more Acquisitions during any twelve month period that involve the payment of aggregate consideration by the Borrowers and their Subsidiaries in excess of $100,000,000.

“Material Acquisition Pro Forma Calculation” means, to the extent made in connection with determining the permissibility of (a) the incurrence of an Incremental Facility in connection with a Material Acquisition, the calculation on a Pro Forma Basis required by Section 2.10(a)(vii) or Section 2.10(b)(vii), as applicable, (b) the incurrence of unsecured Funded Debt by a member of the Consolidated Group in connection with a Material Acquisition, the calculation on a Pro Forma Basis required by Section 8.1(h)(ii), (c) any Acquisition hereunder that is a Material Acquisition, the calculation on a Pro Forma Basis required by Section 8.4(b)(ii)(IV), (d) an Asset Disposition in connection with a Material Acquisition, the calculation on a Pro Forma Basis required by Section 8.5(c)(iv), and (e) a Restricted Payment in connection with a Material Acquisition, the calculation on a Pro Forma Basis required by Section 8.12(d).
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of any Agent or any Bank under any Credit Document, or of the ability of the Credit Parties (taken as a whole) to perform their payment obligations under the Credit Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Credit Document to which it is a party.
“Material Guarantor” means (a) the Parent and (b) any Guarantor that, together with its Subsidiaries, (i) accounts for more than ten percent (10%) of the gross revenues of the members of the Consolidated Group (other than Securitization Subsidiaries) on a consolidated basis determined in accordance with GAAP, (ii) accounts for more than ten percent (10%) of net income of the members of the Consolidated Group (other than Securitization Subsidiaries) on a consolidated basis determined in accordance with GAAP, or (iii) holds more than ten percent (10%) of Consolidated Total Assets.
“Medical” has the meaning specified in the introductory paragraph hereto.
“Mediq USA Holdings” means Mediq USA Holdings, a Delaware general partnership.
“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Closing Date).
“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code.
“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.
“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.
“Moody’s Rating” means, at any time for the Parent, the rating issued by Moody’s and then in effect with respect to the Parent’s senior unsecured long term debt securities without third party credit enhancement.

“Multiemployer Plan” means a Plan which is a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA.
“Multiple Employer Plan” means a Plan (other than a Multiemployer Plan) which the Parent or any ERISA Affiliate and at least one employer other than the Parent or any ERISA Affiliate are contributing sponsors.
“Necessary Second Amendment Acquisition Funds” means the proceeds of (a) the Term A-2 Loans, (b) the Term B Loans advanced on the Second Amendment Effective Date, and (c) up to $300,000,000 of Revolving Loans advanced on the Second Amendment Effective Date.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any member of the Consolidated Group in respect of (a) any Asset Disposition, net of (i) selling expenses (including, without limitation, brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower Representative’s good faith estimate of income taxes actually paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against (A) any liabilities under any indemnification obligations associated with such Asset Disposition or (B) any other liabilities retained by any member of the Consolidated Group associated with the Property sold in such Asset Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the Borrower Representative’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the Property sold within one hundred eighty (180) days of such Asset Disposition (provided that to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within one hundred eighty (180) days of such Asset Disposition, such cash proceeds shall then constitute Net Cash Proceeds), and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the Property sold in such Asset Disposition (so long as such Lien was permitted to encumber such Property under the Credit Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such Property), (b) any Debt Issuance, net of taxes, and reasonable fees, commissions, costs and other expenses incurred in connection therewith, and (c) any Involuntary Disposition (other than proceeds of business interruption insurance, to the extent such proceeds constitute compensation for lost earnings), net of (i) all costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Involuntary Disposition, including, without limitation, legal, accounting and other professional fees and expenses, and (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by a Lien on the Property subject to such Involuntary Disposition (so long as such Lien was permitted to encumber such Property under the Credit Documents at the time of such Involuntary Disposition) and which is repaid with such cash proceeds, awards or other compensation.
“Non-Consenting Bank” has the meaning specified in Section 11.18.
“Non-Extending Bank” has the meaning specified in Section 2.11(b).
“Non-Guarantor Subsidiaries” means Domestic Subsidiaries which are not Guarantors (other than any Securitization Subsidiary).
“Note” or “Notes” means the promissory notes of the Borrowers in favor of each of the Banks evidencing the Loans in substantially the form attached as Schedule 2.5, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Noteholders” means, collectively, as of any date of determination, (a) each Person that is a registered holder of the 2021 Notes as of such date, (b) each Person that is a registered holder of the 2024 Notes as of such date, and (c) U.S. Bank National Association, as trustee for the 2021 Notes and the 2024 Notes.
“Notice Date” has the meaning specified in Section 2.11(b).
“Notice of Extension/Conversion” has the meaning specified in Section 3.2.
“Notice of Loan Borrowing” has the meaning specified in Section 2.2(a)(i).
“Notice of Swingline Loan Borrowing” means a notice of a Borrowing of Swingline Loans pursuant to Section 2.2(a)(ii), which, if in writing, shall be substantially in the form of Schedule 2.2(a)(ii).
“O&M Funding” means O&M Funding Corp., a Virginia corporation.
“O&M Halyard” has the meaning specified in the introductory paragraph hereto.
“Obligations” means, without duplication, (a) all of the obligations of the Credit Parties to the Banks (including the Issuing Banks and the Swingline Bank), and the Agents, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code), (b) all obligations of any Credit Party or any Subsidiary owing to a Swap Bank in respect of any Secured Swap Contract (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party or any Subsidiary, regardless of whether such interest is an allowed claim under the Bankruptcy Code), (c) all obligations of any Credit Party or any Subsidiary owing to a Treasury Management Bank in respect of any Secured Treasury Management Agreement (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party or any Subsidiary, regardless of whether such interest is an allowed claim under the Bankruptcy Code), and (d) all Bilateral Letter of Credit Obligations; provided that the Obligations of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Credit Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Outstanding Amount” means (a) with respect to Revolving Loans, the Term Loans or any Incremental Term Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (b) with respect to Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swingline Loans occurring on such date; and (c) with respect to any LOC Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such LOC Obligations on such date after giving effect to the issuance, amendment or extension of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the LOC Obligations as of such date, including as a result of any reimbursements by any Borrower of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Applicable Agent, the applicable Issuing Bank, or the Swingline Bank, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Wells Fargo Bank in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Parent” has the meaning specified in the introductory paragraph hereto.
“Participant” has the meaning specified in Section 11.3(d).
“Participant Register” has the meaning specified in Section 11.3(d).
“Participating Member State” means each state so described in any EMU Legislation.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.
“Permitted Asset Swap” means any transfer of Property by any member of the Consolidated Group in which at least 90% of the consideration received by the transferor consists of assets (other than current assets (to the extent that the Property so transferred does not consist of current assets)) that are used or useful in the business of the members of the Consolidated Group; provided that the aggregate fair market value (as determined in good faith by the board of directors or equivalent governing body of the relevant member of the Consolidated Group) of the Property transferred in such exchange is not greater than that of the Property received.
“Permitted Investments” means Investments which are (a) cash and Cash Equivalents; (b) receivables owing to any member of the Consolidated Group created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (c) Investments by members of the Consolidated Group in and to Domestic Credit Parties (including, for the avoidance of doubt, Support Obligations incurred by members of the Consolidated Group with respect to Indebtedness of any Domestic Credit Party permitted pursuant to Section 8.1); (d) Acquisitions permitted under Section 8.4(b); (e) loans and advances in the ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the members of the Consolidated Group in an aggregate amount not to exceed $3,000,000 at any time outstanding; (f) Investments (including debt obligations) received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (g) investments in a Securitization Subsidiary relating to a Qualified Securitization Transaction; (h) Investments by the members of the Consolidated Group in their respective Subsidiaries outstanding on the Closing Date; (i) Investments by the members of the Consolidated Group in the Unrestricted Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding; and (j) Investments of a nature not contemplated in the foregoing subsections; provided, however, that (i) no Default or Event of Default shall have occurred and be continuing at the time of such Investment or would result from such Investment, and (ii) if, upon giving effect to such Investment on a Pro Forma Basis, the Consolidated Total Leverage Ratio is (A) greater than or equal to 3.50:1.00, (1) the aggregate amount of all Investments shall not exceed $200,000,000 at any time outstanding, and (2) the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.10, or (B) less than 3.50:1.00, the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.10.
“Permitted Liens” means:
(a)    (i) Liens created by or arising under the Credit Documents in favor of the Administrative Agent on behalf of the Banks and the other holders of the Obligations, and (ii) Liens created by or arising under the Credit Documents in favor of the Collateral Agent on behalf of the Secured Parties;
(b)    Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);
(c)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);
(d)    Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any member of the Consolidated Group in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(e)    Liens in connection with attachments or judgments (including judgment or appeal bonds); provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;
(f)    easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered real Property for its intended purposes;
(g)    Liens on Property of any Person securing Indebtedness (including Capital Leases and synthetic leases) of a Credit Party to the extent permitted under Section 8.1(c);

(h)    leases or subleases granted to others not interfering in any material respect with the business of any member of the Consolidated Group;
(i)    any interest or title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;
(j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(k)    Liens deemed to exist in connection with Investments in repurchase agreements which constitute Permitted Investments;
(l)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(m)    Liens created or deemed to exist in connection with a Qualified Securitization Transaction permitted under this Credit Agreement (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable Receivables Related Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction;
(n)    Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;
(o)    Liens existing as of the Second Amendment Effective Date and set forth on Schedule 8.2; provided that no such Lien shall at any time (i) be extended to or cover any Property other than the Property subject thereto on the Closing Date and (ii) secure any Indebtedness other than the Indebtedness secured thereby on the Closing Date;
(p)    Liens securing Indebtedness of any member of the Consolidated Group to the extent permitted under Section 8.1(i);
(q)    Liens on Property of any Person securing Indebtedness of any member of the Consolidated Group to the extent permitted under Section 8.1(j);
(r)    Liens on cash deposits not to exceed $25,000,000 in the aggregate at any time outstanding for the purpose of collateralizing certain financial obligations under any workers’ compensation, unemployment insurance and other types of social security in the ordinary course;
(s)    Liens on the cash proceeds (and the related escrow account, and any money market funds or securities in which such cash proceeds are temporarily invested during the applicable escrow period) of any issuance of Indebtedness permitted pursuant to Section 8.1 in connection with the cash proceeds of such Indebtedness being placed into (and pending the release from) escrow; and
(t)    Liens created in the ordinary course of business in favor of banks and other financial institutions over balances of any bank accounts of any Foreign Subsidiary held at such banks or such financial institutions, as the case may be, to facilitate the operation of cash pooling arrangements in respect of such bank accounts in the ordinary course of business.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.
“Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA and with respect to which the Parent or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.
“Platform” has the meaning specified in Section 7.1.
“Pro Forma Basis” means, for purposes of calculating (utilizing the principles set forth in Section 1.3) the applicable Level under the definition of “Applicable Percentage,” the applicable level under “Applicable Prepayment Percentage,” and determining compliance with each of the financial covenants set forth in Section 7.10, that any transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the annual or quarterly compliance certificate and related financial statements required by Section 7.1(a) or (b), as appropriate. As used herein, “transaction” shall mean (a) any merger or consolidation as referred to in Section 8.4, (b) any Asset Disposition as referred to in Section 8.5 or any Involuntary Disposition, (c) any Acquisition as referred to in Section 8.4, (d) any Investment permitted by clause (j) of the definition of “Permitted Investments”, (e) any Restricted Payment referenced in Section 8.12, and (f) any other event that by the terms of the Credit Documents requires pro forma compliance with a test or covenant, calculation as to pro forma effect with respect to a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis. In furtherance of the foregoing, in connection with any calculation of the financial covenants set forth in Section 7.10 upon giving effect to a transaction on a Pro Forma Basis:
(i)    for purposes of any such calculation in respect of any Asset Disposition referred to in Section 8.5 or any Involuntary Disposition, (A) income statement items (whether positive or negative) attributable to the Property disposed of in such Asset Disposition or Involuntary Disposition shall be excluded and (B) any Indebtedness which is retired in connection with such Asset Disposition or Involuntary Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period; and
(ii)    for purposes of any such calculation in respect of any merger or consolidation referred to in Section 8.4(a) or any Acquisition referred to in Section 8.4(b), (A) any Indebtedness incurred by any member of the Consolidated Group in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, and (B) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Acquisition comprising such transaction, as applicable, shall be included beginning as of the first day of the applicable period; provided that such income statement items are factually supportable by financial statements and information reasonably acceptable to the Administrative Agent.
In connection with any Material Acquisition Pro Forma Calculation, the maximum Consolidated Total Leverage Ratio permitted pursuant to Section 7.10(a) shall be deemed to be 4.00:1.00 solely for purposes of such Material Acquisition Pro Forma Calculation.

“Pro Forma Compliance Certificate” means a certificate of a Financial Officer of the Parent delivered to the Administrative Agent in connection with (a) any merger or consolidation referred to in Section 8.4, (b) any Asset Disposition referred to in Section 8.5, (c) any Acquisition referred to in Section 8.4, (d) any Investment permitted by clause (j) of the definition of Permitted Investments, (e) any Restricted Payment referenced in Section 8.12, and (f) any other event that by the terms of the Credit Documents requires pro forma compliance with a test or covenant, calculation as to pro forma effect with respect to a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Consolidated Interest Coverage Ratio and the Consolidated Total Leverage Ratio each as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the annual or quarterly compliance certificate and related financial statements required by Section 7.1(a) or (b), as appropriate.
“Pro Rata Facilities” means the Aggregate Revolving Committed Amount, the Term Facilities (other than the Term B Facility), each Incremental Term Facility, and each Refinancing Facility.
“Property” means any interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Bank” has the meaning specified in Section 7.1.
“Qualified ECP Guarantor” means, at any time, in respect of any Swap Obligation, each Credit Party with total assets exceeding $10,000,000 at the time of the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Securitization Transaction” means any Securitization Transaction; provided that (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Securitization Transaction shall be (i) recourse to any member of the Consolidated Group (other than any Securitization Subsidiary) other than pursuant to Standard Securitization Obligations or Limited Originator Recourse, (ii) supported by Support Obligations of any member of the Consolidated Group (other than any Securitization Subsidiary) other than pursuant to Standard Securitization Obligations or Limited Originator Recourse or (iii) secured (directly or indirectly, contingently or otherwise) by any Lien on any Property of any member of the Consolidated Group (other than any Securitization Subsidiary) other than pursuant to Standard Securitization Obligations or Limited Originator Recourse, (b) such Securitization Transaction (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Consolidated Group and any applicable Securitization Subsidiary, (c) all sales, conveyances or other transfers of Securitization Receivables and related assets to any Securitization Subsidiary are made at fair market value and (d) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Obligations, shall be market terms, in each case as determined by the Parent in good faith.
“Ratings” means a public corporate family rating from Moody’s and S&P in respect of the Parent after giving effect to the Second Amendment Transactions and the other transactions contemplated by this Credit Agreement.

“Receivables” means, as of any date of determination, the aggregate net book value of all accounts, accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business, whether evidenced by chattel paper, instruments or otherwise, owned by or owing to the Parent and its Domestic Subsidiaries on a consolidated basis after deducting allowances or reserves relating thereto, as shown on the books and records of the Parent and its Domestic Subsidiaries (but excluding, in any event, without duplication, the aggregate net book value of all Receivables transferred to a Securitization Subsidiary or other Person in connection with a Qualified Securitization Transaction).
“Receivables Related Assets” means (a) any rights arising under the documentation governing or relating to any Securitization Receivables (including rights in respect of Liens securing such Securitization Receivables and other credit support in respect of such Securitization Receivables), (b) any proceeds of such Securitization Receivables and any lockboxes or accounts in which such proceeds are deposited, (c) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, (d) any warranty, indemnity, dilution and other intercompany claim arising out of the documentation evidencing any Qualified Securitization Transaction, and (e) other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
“Recipient” means (a) any Agent, (b) any Bank, (c) any Issuing Bank, or (d) any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder, as applicable.
“Refinancing Amendment” means, with respect to any Refinancing Facility, an amendment to this Credit Agreement entered into in connection with the incurrence of such Refinancing Facility pursuant to Section 2.14 and executed by each Credit Party, the Applicable Agent, the Collateral Agent, and each Bank providing any portion of such Refinancing Facility.
“Refinancing Borrowing Date” has the meaning specified in Section 2.14(b).
“Refinancing Facility” has the meaning specified in Section 2.14(a).
“Refinancing Facility Termination Date” means, with respect to any Refinancing Facility, the maturity date set forth in the applicable Refinancing Amendment for such Refinancing Facility.
“Refinancing Term Loans” has the meaning specified in Section 2.14(a).
“Register” has the meaning specified in Section 11.3(c).
“Regulation T, U, or X” means Regulation T, U, or X, respectively, of the FRB as from time to time in effect and any successor to all or a portion thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Replacement Rate” has the meaning specified in Section 3.7(c).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

“Repricing Event” means (a) there shall occur any amendment, amendment and restatement or other modification of this Credit Agreement which reduces the All-In-Yield then in effect for the Term B Loans, (b) all or any portion of the Term B Loans is voluntarily prepaid or mandatorily prepaid with the net cash proceeds of issuances, offerings or placement of debt obligations, or refinanced substantially concurrently with the incurrence of, or conversion of the loans thereunder into, new Indebtedness that has an effective All-In-Yield lower than the All-In-Yield in effect for the portion of the Term B Facility so prepaid, or (c) a Bank must assign its portion of the Term B Facility as a result of its failure to consent to an amendment, amendment and restatement or other modification of this Credit Agreement which reduces the All-In-Yield then in effect for the Term B Loans; provided that in each case of clauses (a), (b) and (c), a Repricing Event shall have occurred only to the extent the primary purpose of such amendment, amendment and restatement, modification, issuance, offering, placement, prepayment or assignment, as determined in good faith by the Term B Facility Agent, is to reduce the All-In-Yield then in effect for the Term B Loans.
“Required Banks” means, at any time, Banks having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Banks at such time. The Total Credit Exposure of any Defaulting Bank shall be disregarded in determining Required Banks at any time; provided that the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Bank has failed to fund that have not been reallocated to and funded by another Bank shall be deemed to be held by the Bank that is the Swingline Bank or the applicable Issuing Bank, as the case may be, in making such determination.
“Required Financial Covenant Banks” means, at any time, Banks having Total Pro Rata Credit Exposures representing more than fifty percent (50%) of the Total Pro Rata Credit Exposures of all Banks at such time. The Total Pro Rata Credit Exposure of any Defaulting Bank shall be disregarded in determining Required Financial Covenant Banks at any time; provided that the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Bank has failed to fund that have not been reallocated to and funded by another Bank shall be deemed to be held by the Bank that is the Swingline Bank or the applicable Issuing Bank, as the case may be, in making such determination.
“Required Revolving Banks” means, at any time, Revolving Banks having Total Revolving Credit Exposures representing more than fifty percent (50%) of the Total Revolving Credit Exposures of all Revolving Banks. The Total Revolving Credit Exposure of any Defaulting Bank shall be disregarded in determining Required Revolving Banks at any time; provided that the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Bank has failed to fund that have not been reallocated to and funded by another Bank shall be deemed to be held by the Bank that is the Swingline Bank or applicable Issuing Bank, as the case may be, in making such determination.
“Required Term B Banks” means, at any time, Term B Banks having Total Term B Credit Exposures representing more than fifty percent (50%) of the Total Term B Credit Exposures of all Term B Banks. The Total Term B Credit Exposure of any Defaulting Bank shall be disregarded in determining Required Term B Banks at any time.
“Required Term Banks” means, at any time, Term Banks having Total Term Credit Exposures representing more than fifty percent (50%) of the Total Term Credit Exposures of all Term Banks. The Total Term Credit Exposure of any Defaulting Bank shall be disregarded in determining Required Term Banks at any time.
“Requirement of Law” means, with respect to any Person, the common law and all federal, state, provincial, local and foreign laws, rules and regulations, orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject; provided that the foregoing shall not apply to non-binding recommendations or guidance from any Governmental Authority.
“Responsible Officer” means, with respect to the subject matter of any representation, warranty, covenant, agreement, obligation, notice or certificate of any Credit Party contained in or delivered pursuant to any of the Credit Documents, the chief executive officer, president, chief financial officer, chief operating officer, controller, general counsel or treasurer of such Credit Party.
“Restricted Payment” by any Person means (a) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving such Person), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of such Person, now or hereafter outstanding (other than dividends or distributions to the extent payable in Capital Stock of such Person or dividends or distributions payable to any Credit Party (directly or indirectly through Subsidiaries)), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person, now or hereafter outstanding.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency, (iii) the last day of any month and (iv) such additional dates as the Administrative Agent shall determine or the Required Financial Covenant Banks shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the applicable Issuing Bank under any Letter of Credit denominated in an Alternative Currency, (iv) the last day of any month, (v) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date and (vi) such additional dates as the Administrative Agent or the applicable Issuing Bank shall determine or the Required Revolving Banks shall require.
“Revolving Bank” means, at any time, (a) so long as any Revolving Commitment is in effect, any Bank that has a Revolving Commitment at such time or (b) if the Revolving Commitments have terminated or expired, any Bank that has a Revolving Loan or a participation in LOC Obligations or Swingline Loans at such time.
“Revolving Commitment” means, with respect to each Bank, the commitment of such Bank to make Revolving Loans, purchase participations in LOC Obligations and purchase participations in Swingline Loans, in an aggregate principal amount outstanding at any time up to such Bank’s Revolving Committed Amount.
“Revolving Commitment Percentage” means, with respect to each Bank, a fraction (expressed as a percentage) the numerator of which is the Revolving Committed Amount of such Bank at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The Revolving Commitment Percentage of each Bank is set forth on Schedule 2.1.

“Revolving Committed Amount” means, with respect to each Bank, the amount of such Bank’s Revolving Commitment, as such amount may from time to time be reduced in accordance with the provisions hereof. The Revolving Committed Amount of each Bank on the Second Amendment Effective Date is set forth on Schedule 2.1.
“Revolving Exposure” means, as to any Bank at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and its participation in LOC Obligations and Swingline Loans at such time.
“Revolving Loans” has the meaning assigned to such term in Section 2.1(a).
“Revolving Obligations” means the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and LOC Obligations.
“Revolving Termination Date” means, with respect to each Bank, the earlier of (a) July 27, 2022, as such date may be extended from time to time with respect to such Bank pursuant to Section 2.11; provided that if such date is not a Business Day, the Revolving Termination Date shall be the next preceding Business Day; and (b) the date on which the Aggregate Revolving Committed Amount terminates in accordance with the provisions of this Credit Agreement.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State or the U.S. Department of Treasury, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury, or (c) any other relevant sanctions authority.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor or assignee of the business of such company in the business of rating securities.
“S&P Rating” means, at any time for the Parent, the rating issued by S&P and then in effect with respect to the Parent’s senior unsecured long term debt securities without third party credit enhancement.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, among Distribution, Medical, Barista I, Barista II, O&M Halyard,

the Parent, the Banks party thereto, the Administrative Agent, the Term B Facility Agent and the Collateral Agent.
“Second Amendment Acquisition” means the acquisition by the Parent of the Purchased Assets (as defined in the Second Amendment Acquisition Agreement) pursuant to and in accordance with the Second Amendment Acquisition Agreement.
“Second Amendment Acquisition Agreement” means that certain Amended and Restated Purchase Agreement, dated as of April 30, 2018 (including all schedules and exhibits thereto), by and among the Parent, Halyard, and each of the Sellers (as defined in the Second Amendment Acquisition Agreement) party thereto.
“Second Amendment Effective Date” means April 30, 2018.
“Second Amendment Refinancing” has the meaning specified in the Second Amendment.
“Second Amendment Transactions” means, collectively, (a) the consummation of the Second Amendment Acquisition, (b) the entering into of the Second Amendment, (c) the borrowing of the Necessary Second Amendment Acquisition Funds on the Second Amendment Effective Date, (d) the consummation of the Second Amendment Refinancing, and (e) the payment of the fees, costs and expenses incurred in connection with the foregoing.
“Secured Bilateral Letter of Credit” means any Bilateral Letter of Credit that is issued by a Bilateral Letter of Credit Bank for the benefit of any Credit Party or any Subsidiary.
“Secured Parties” means, collectively, the Agents, the Banks, the Issuing Banks, the Swap Banks, the Treasury Management Banks, the Bilateral Letter of Credit Banks, each co-agent or sub-agent appointed by any Agent from time to time pursuant to Section 10.5, the Noteholders and, in each case, their respective successors and permitted assigns.
“Secured Party Designation Notice” means a notice from any Swap Bank, any Treasury Management Bank or any Bilateral Letter of Credit Bank substantially in the form of Schedule 10.11.
“Secured Swap Contract” means any Swap Contract that is entered into by and between any Credit Party or any Subsidiary and any Swap Bank.
“Secured Treasury Management Agreement” means any Treasury Management Agreement that is entered into between any Credit Party or any Subsidiary and any Treasury Management Bank.
“Securitization Receivables” has the meaning specified in the definition of “Securitization Transaction”.
“Securitization Subsidiary” means (a) O&M Funding and (b) any other wholly-owned Special Purpose Vehicle (other than, for the avoidance of doubt, any Credit Party) which engages in no activities other than those reasonably related to or in connection with the entering into of Securitization Transactions and which is designated by the board of directors of the Parent (as provided below) as a Securitization Subsidiary; provided that no member of the Consolidated Group shall (i) provide credit support to such Securitization Subsidiary other than Limited Originator Recourse, (ii) have any contract, agreement, arrangement or understanding with such Securitization Subsidiary other than on terms that are fair and reasonable and that are no less favorable to such member of the Consolidated Group than could be obtained from an unrelated Person (other than representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Securitization Receivables to such Securitization Subsidiary and Limited Originator Recourse) or (iii) have any obligation to maintain or preserve such Securitization Subsidiary’s financial condition or to cause such Securitization Subsidiary to achieve certain levels of operating results other than Limited Originator Recourse. Any such designation by the board of directors of the Parent (other than with respect to O&M Funding) shall be evidenced to the Administrative Agent and each Bank by filing with the Administrative Agent and each Bank a certified copy of the resolutions of the board of directors of the Parent giving effect to such designation.
“Securitization Transaction” means any financing transaction or series of financing transactions that have been or may be entered into by a member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer to any Person (including, without limitation, a Securitization Subsidiary) or may grant a security interest in any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the “Securitization Receivables”) (whether such Securitization Receivables are then existing or arising in the future) of such member of the Consolidated Group, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.
“Security Agreement” means the security and pledge agreement, dated as of the Second Amendment Effective Date, executed in favor of the Collateral Agent by each of the Domestic Credit Parties.
“Single Employer Plan” means any Plan which is not a Multiemployer Plan or a Multiple Employer Plan.
“Social Security Act” means the Social Security Act of 1965.
“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the sum of the liabilities (including contingent liabilities) of such Person, on a consolidated basis, does not exceed the present fair saleable value of the assets of such Person, taken as a whole; (b) such Person, on a consolidated basis, has not incurred and does not intend to incur liabilities (including contingent liabilities) beyond its ability to pay such liabilities as they become absolute and matured; (c) the capital of such Person, on a consolidated basis, is not unreasonably small in relation to the business of such Person, on a consolidated basis, contemplated as of such date; and (d) such Person, on a consolidated basis, does not intend to incur, or believe that it will incur, debts or liabilities (including current obligations) beyond its ability to pay such debts and liabilities as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Special Purpose Vehicle” means a trust, partnership, or other entity established by any member of the Consolidated Group to implement a Qualified Securitization Transaction.

“Specified Credit Party” means any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 4.8).
“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or such Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or such Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further, that such Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Standard Securitization Obligations” means representations, warranties, covenants, indemnities and other obligations entered into by any member of the Consolidated Group (other than any Securitization Subsidiary) which are reasonably customary in Securitization Transactions.
“Standby Letter of Credit Fee” has the meaning assigned to such term in Section 2.6(f).
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subject Properties” has the meaning specified in Section 6.20.
“Subordinated Debt” means any Indebtedness which by its terms is specifically subordinated in right of payment to the prior payment of the Obligations on terms and conditions which are, and evidenced by documentation which is, satisfactory to the Required Banks.
“Subsidiary” means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. Except as otherwise expressly provided, all references herein to “Subsidiary” shall (i) mean a Subsidiary of the Parent, and (ii)(A) prior to the Unrestricted Subsidiary Termination Date, and except for purposes of the definition of “Anti-Corruption Laws,” the definition of “Bilateral Letter of Credit Bank,” the definition of “Bilateral Letter of Credit Obligations,” the definition of “Competitor,” the definition of “Obligations,” the definition of “Secured Bilateral Letter of Credit,” the definition of “Secured Swap Contract,” the definition of “Secured Treasury Management Agreement,” the definition of “Swap Bank,” the definition of “Treasury Management Bank,” Section 2.6(c), Section 6.7(b), Section 6.17(a), Section 6.18(b), Section 6.25, Section 7.1(a), Section 7.1(b), Section 7.9, Section 7.12, Section 8.13, Section 10.2, Section 11.3(b)(v), Section 11.3(d), Section 11.5(b), and Section 11.14, exclude the Unrestricted Subsidiary, and (B) from and after the Unrestricted Subsidiary Termination Date, include the Unrestricted Subsidiary.
“Support Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than (x) endorsements in the ordinary course of business of negotiable instruments for deposit or collection and (y) Standard Securitization Obligations and Limited Originator Recourse relating to Qualified Securitization Transactions) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness against loss in respect thereof or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.
“Swap Bank” means any Person in its capacity as a party to a Swap Contract that (a) at the time it enters into such Swap Contract with a Credit Party or any Subsidiary, is a Bank, an Affiliate of a Bank, an Agent or an Affiliate of an Agent, or (b) within thirty (30) days after the time it enters into such Swap Contract with a Credit Party or any Subsidiary, becomes a Bank, an Affiliate of a Bank, an Agent or an Affiliate of an Agent; provided that in the case of a Secured Swap Contract with a Person who is no longer a Bank (or Affiliate of a Bank), such Person shall be considered a Swap Bank only through the stated termination date (without extension or renewal) of such Secured Swap Contract; provided, further that for any of the foregoing to be included as a “Secured Swap Contract” on any date of determination by the Collateral Agent, the applicable Swap Bank (other than any Agent or any Affiliate of any Agent) must have delivered a Secured Party Designation Notice to the Collateral Agent prior to such date of determination.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Bank or any Affiliate of a Bank).
“Swingline Bank” means Wells Fargo Bank and its successors in such capacity.

“Swingline Commitment” means, with respect to the Swingline Bank, the commitment of the Swingline Bank to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount.
“Swingline Committed Amount” means an amount equal to the lesser of (a) $75,000,000 and (b) the Aggregate Revolving Committed Amount. The Swingline Committed Amount is part of, and not in addition to, the Aggregate Revolving Committed Amount.
“Swingline Loans” has the meaning given to such term in Section 2.1(b).
“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A-1 Bank” means, at any time, (a) so long as any Term A-1 Commitment is in effect, any Bank that has a Term A-1 Commitment at such time or (b) if the Term A-1 Commitments have terminated or expired, any Bank that has a Term A-1 Loan at such time.
“Term A-1 Commitment” means, as to each Bank, the commitment of such Bank to make a Term A-1 Loan, in the aggregate principal amount set forth opposite such Bank’s name on Schedule 2.1. The aggregate amount of the Term A-1 Commitments of all of the Banks on the Closing Date was $250,000,000.
“Term A-1 Commitment Percentage” means, with respect to each Bank, a fraction (expressed as a percentage) the numerator of which is the Term A-1 Committed Amount of such Bank at such time and the denominator of which is the aggregate amount of the Term A-1 Facility at such time. The Term A-1 Commitment Percentage of each Bank on the Second Amendment Effective Date is set forth on Schedule 2.1.
“Term A-1 Committed Amount” means, with respect to each Bank, at any time, (a) so long as such Bank’s Term A-1 Commitment is in effect at such time, the amount of such Bank’s Term A-1 Commitment at such time, and (b) if the Term A-1 Commitments have terminated or expired at such time, the Outstanding Amount of such Bank’s Term A-1 Loan at such time. The Term A-1 Committed Amount of each Bank is set forth on Schedule 2.1.
“Term A-1 Facility” means the aggregate principal amount of the Term A-1 Loans advanced pursuant to Section 2.1(d)(i) of all Banks outstanding at such time.
“Term A-1 Facility Funding Date” means August 4, 2017.
“Term A-1 Loan” means an advance made by any Bank under the Term A-1 Facility.
“Term A-2 Bank” means, at any time, (a) so long as any Term A-2 Commitment is in effect, any Bank that has a Term A-2 Commitment at such time or (b) if the Term A-2 Commitments have terminated or expired, any Bank that has a Term A-2 Loan at such time.

“Term A-2 Commitment” means, as to each Bank, the commitment of such Bank to make a Term A-2 Loan, in the aggregate principal amount set forth opposite such Bank’s name on Schedule 2.1. The aggregate amount of the Term A-2 Commitments of all of the Banks on the Second Amendment Effective Date shall be $195,750,000.
“Term A-2 Commitment Percentage” means, with respect to each Bank, a fraction (expressed as a percentage) the numerator of which is the Term A-2 Committed Amount of such Bank at such time and the denominator of which is the aggregate amount of the Term A-2 Facility at such time. The initial Term A-2 Commitment Percentage of each Bank on the Second Amendment Effective Date is set forth on Schedule 2.1.
“Term A-2 Committed Amount” means, with respect to each Bank, at any time, (a) so long as such Bank’s Term A-2 Commitment is in effect at such time, the amount of such Bank’s Term A-2 Commitment at such time, and (b) if the Term A-2 Commitments have terminated or expired at such time, the Outstanding Amount of such Bank’s Term A-2 Loan at such time. The initial Term A-2 Committed Amount of each Bank is set forth on Schedule 2.1.
“Term A-2 Facility” means the aggregate principal amount of the Term A-2 Loans advanced pursuant to Section 2.1(d)(ii) of all Banks outstanding at such time.
“Term A-2 Loan” means an advance made by any Bank under the Term A-2 Facility.
“Term B Bank” means, at any time, (a) so long as any Term B Commitment is in effect, any Bank that has a Term B Commitment and/or a Term B Loan at such time or (b) if the Term B Commitments have terminated or expired, any Bank that has a Term B Loan at such time.
“Term B Commitment” means, as to each Bank, the commitment of such Bank to make a Term B Loan (as such commitment may be increased pursuant to Section 2.15), in the aggregate principal amount set forth opposite such Bank’s name on Schedule 2.1. The aggregate amount of the Term B Commitments of all of the Banks on the Second Amendment Effective Date shall be $254,250,000.
“Term B Commitment Percentage” means, with respect to each Bank, a fraction (expressed as a percentage) the numerator of which is the aggregate amount of the Term B Loans of such Bank at such time and the denominator of which is the aggregate amount of the Term B Facility at such time. The Term B Commitment Percentage of each Bank on the Second Amendment Effective Date is set forth on Schedule 2.1.
“Term B Facility” means, at any time, the sum of (a) the aggregate principal amount of the Term B Loans advanced pursuant to Section 2.1(d)(iii)(A) of all Banks outstanding at such time plus (b) the aggregate principal amount of the Term B Loans advanced pursuant to Section 2.1(d)(iii)(B) of all Banks outstanding at such time.
“Term B Facility Agent” has the meaning specified in the introductory paragraph hereto, together with any permitted successors and assigns.
“Term B Facility Agent’s Office” means the Term B Facility Agent’s address as set forth on Schedule 11.1, or such other address or account as the Term B Facility Agent may from time to time notify in writing to the Borrower Representative, the Term B Banks and the Administrative Agent.
“Term B Facility Increase Effective Date” has the meaning set forth in Section 2.15.

“Term B Facility Termination Date” means April 30, 2025; provided that if such date is not a Business Day, the Term B Facility Termination Date shall be the next preceding Business Day.
“Term B Loan” means an advance made by any Bank under the Term B Facility.
“Term Bank” means, at any time, any Bank that is a Term A-1 Bank, a Term A-2 Bank or a Term B Bank at such time, and “Term Banks” means all Term A-1 Banks, all Term A-2 Banks and all Term B Banks at such time.
“Term Commitment” means, with respect to each Bank, the Term A-1 Commitment of such Bank, the Term A-2 Commitment of such Bank or the Term B Commitment of such Bank, as applicable.
“Term Commitment Percentage” means, with respect to each Bank, the Term A-1 Commitment Percentage of such Bank, the Term A-2 Commitment Percentage of such Bank or the Term B Commitment Percentage of such Bank, as applicable.
“Term Facilities” means the Term A-1 Facility, the Term A-2 Facility and the Term B Facility.
“Term Facilities Termination Date” means July 27, 2022; provided that if such date is not a Business Day, the Term Facilities Termination Date shall be the next preceding Business Day.
“Termination Date” means the Revolving Termination Date, the Term Facilities Termination Date, the Term B Facility Termination Date, an Incremental Term Facility Termination Date or a Refinancing Facility Termination Date, as the context may require.
“Term Loan” means a Term A-1 Loan, a Term A-2 Loan or a Term B Loan, as the context may require.
“Threshold Requirement” has the meaning specified in Section 7.11(a).
“Total Credit Exposure” means, as to any Bank at any time, the unused Commitments, Revolving Exposure, Outstanding Amount of all Term Loans, and Outstanding Amount of all Incremental Term Loans, in each case, of such Bank at such time.
“Total Pro Rata Credit Exposure” means, as to any Bank at any time, the unused Commitments, Revolving Exposure, Outstanding Amount of all Term Loans (other than the Term B Loans), and Outstanding Amount of all Incremental Term Loans, in each case, of such Bank at such time.
“Total Revolving Credit Exposure” means, as to any Bank at any time, the unused Revolving Commitments and Revolving Exposure of such Revolving Bank at such time.
“Total Term B Credit Exposure” means, as to any Bank at any time, the Outstanding Amount of all Term B Loans of such Bank at such time.
“Total Term Credit Exposure” means, as to any Bank at any time, the Outstanding Amount of all Terms Loans and the Outstanding Amount of all Incremental Term Loans, in each case, of such Bank at such time.
“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, overdraft, credit or debit cards,

l

purchase cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Treasury Management Bank” means any Person in its capacity as a party to a Treasury Management Agreement that (a) at the time it enters into such Treasury Management Agreement with a Credit Party or any Subsidiary, is a Bank, an Affiliate of a Bank, an Agent or an Affiliate of an Agent, or (b) within thirty (30) days after the time it enters into such Treasury Management Agreement with a Credit Party or any Subsidiary, becomes a Bank, an Affiliate of a Bank, an Agent or an Affiliate of an Agent; provided that for any of the foregoing to be included as a “Secured Treasury Management Agreement” on any date of determination by the Collateral Agent, the applicable Treasury Management Bank (other than any Agent or any Affiliate of any Agent) must have delivered a Secured Party Designation Notice to the Collateral Agent prior to such date of determination.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Unreimbursed Amount” has the meaning specified in Section 2.6(a)(i).
“Unrestricted Subsidiary” means Fusion 5 Inc., a Delaware corporation.
“Unrestricted Subsidiary Termination Date” has the meaning specified in Section 1.3(d).
“Unused Fee” has the meaning specified in Section 3.5(a).
“United States” and “U.S.” mean the United States of America.
“U.S. Borrowers” means (a) Distribution, (b) Medical, (c) Barista I, (d) Barista II, (e) O&M Halyard, and (f) Byram, to the extent that it becomes a U.S. Borrower hereunder pursuant to Section 2.12(b).
“U.S. Person” means any Person that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.11(e)(ii)(B)(III).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.
“Voting Stock” means, with respect to any Person, the voting stock or other securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date of determination and the making of such payment by (b) the then outstanding principal amount of such Indebtedness as of such date of determination.
“Wells Fargo Bank” means Wells Fargo Bank, N.A. and its successors and assigns.
“Wells Fargo Bank Fee Letter” means that certain letter agreement dated November 22, 2017 among Wells Fargo Bank, the Parent, Distribution, Medical, Barista I and Barista II, as amended, modified, supplemented or replaced from time to time.
“Withholding Agent” means any Credit Party and any Agent.
“Working Capital” means, as of any date of determination, with respect to the Parent and its Subsidiaries on a consolidated basis, without duplication, (a) all assets (other than cash and Cash Equivalents) which, in accordance with GAAP, would be included as current assets on the Parent’s consolidated balance sheet at such date, minus (b) all amounts, which, in accordance with GAAP, would be included as current liabilities (other than the current portion of long-term debt and capitalized leases) on the Parent’s consolidated balance sheet at such date.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yen” and “¥” mean the lawful currency of Japan.
1.2    Computation of Time Periods.
For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
1.3    Accounting Terms; Unrestricted Subsidiary.
(a)    Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the annual financial statements referenced in Section 6.7(a)). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Credit Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio, basket, covenant or requirement set forth in any Credit Document, and either the Borrower Representative or the Required Banks shall so request, the Agents, the Banks and the Borrower Representative shall negotiate in good faith to amend such financial ratio, basket, covenant or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Banks); provided that until so amended, (i) such financial ratio, basket, covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Agents and the Banks financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such financial ratio, basket, covenant or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the annual financial statements referenced in Section 6.7(a) for all purposes of this Credit Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 7.10 (including, without limitation, for purposes of determining the “Applicable Percentage,” “for purposes of determining the “Applicable Prepayment Percentage,” and for purposes of Section 8.4, Section 8.5, Section 8.12 and Section 8.14) shall be made on a Pro Forma Basis.
(d)    Unrestricted Subsidiary. The Unrestricted Subsidiary shall cease to be treated as the Unrestricted Subsidiary upon receipt by the Administrative Agent of notice from a Responsible Officer of the Borrower Representative providing that the Unrestricted Subsidiary shall no longer be treated as the Unrestricted Subsidiary for purposes of the Credit Documents (the date on which the Administrative Agent receives such notice being the “Unrestricted Subsidiary Termination Date”); provided that the occurrence of the Unrestricted Subsidiary Termination Date shall constitute the incurrence at such time of any Indebtedness or Liens of the Unrestricted Subsidiary existing at such time. For the avoidance of doubt, it is understood and agreed that the Unrestricted Subsidiary shall not be a Credit Party for purposes of this Credit Agreement or any other Credit Document unless (i) the Unrestricted Subsidiary Termination Date shall have occurred, and (ii) after the occurrence of the Unrestricted Subsidiary Termination Date, the Unrestricted Subsidiary becomes a Guarantor pursuant to Section 7.11.
1.4    Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit or a Bilateral Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit or such Bilateral Letter of Credit in effect at such time; provided, however, that with respect to any (a) Letter of Credit that, by its terms or the terms of any LOC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time, and (b) Bilateral Letter of Credit that, by its terms or the term of any issuance document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Bilateral Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Bilateral Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.5    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Extensions of Credit and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Bank, as applicable.
(b)    Wherever in this Credit Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.
1.6    Additional Alternative Currencies.
(a)    The Borrowers may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Banks; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and each Issuing Bank.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Extension of Credit (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, each Issuing Bank, in its sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Bank thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each Issuing Bank thereof. Each Bank (in the case of any such request pertaining to Eurocurrency Rate Loans) or each Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Bank or an Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Bank or such Issuing Bank, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Banks consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and each Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.6, the Administrative Agent shall promptly so notify the Borrowers.
1.7    Change of Currency.
(a)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Credit Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period. Each provision of this Credit Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(b)    Each provision of this Credit Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.8    Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.9    Rates.
Neither the Administrative Agent nor the Term B Facility Agent warrants or accepts responsibility for, and none of the Administrative Agent or the Term B Facility Agent shall have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate”.
Section 2

CREDIT FACILITIES

2.1    Commitments.
(a)    Revolving Commitments. On any Business Day during the Commitment Period, subject to the terms and conditions hereof, each Revolving Bank severally agrees to make revolving credit loans (the “Revolving Loans”) in Dollars or in one or more Alternative Currencies to the Borrowers for the purposes hereinafter set forth; provided, however, that (i) with regard to the Revolving Banks collectively, the aggregate principal amount of Revolving Obligations outstanding shall not at any time exceed SIX HUNDRED MILLION DOLLARS ($600,000,000) (as such aggregate maximum amount may be increased or reduced from time to time as hereinafter provided, the “Aggregate Revolving Committed Amount”), (ii) with regard to each Revolving Bank individually, each Revolving Bank’s Revolving Exposure shall not at any time exceed such Revolving Bank’s Revolving Committed Amount and (iii) the aggregate Outstanding Amount of all Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Revolving Loans may consist of Base Rate Loans or Eurocurrency Rate Loans (or a combination thereof), as the Borrower Representative may request, and may be repaid and reborrowed in accordance with the provisions hereof.
(b)    Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Bank, in reliance upon the agreements of the other Revolving Banks set forth in this section and in Section 2.7, shall make loans (each such loan, a “Swingline Loan”) to the U.S. Borrowers in Dollars from time to time on any Business Day during the Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Committed Amount, notwithstanding the fact that such Swingline Loans, when aggregated with the Revolving Commitment Percentage of the Outstanding Amount of Revolving Loans and LOC Obligations of the Bank acting as Swingline Bank, may exceed the amount of such Bank’s Revolving Committed Amount; provided, however, that after giving effect to any Swingline Loan, (i) the total Outstanding Amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount, and (ii) the Revolving Exposure of any Revolving Bank shall not exceed such Revolving Bank’s Revolving Committed Amount; provided, further, that the U.S. Borrowers shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the U.S. Borrowers may borrow under this Section 2.1(b), prepay under Section 3.4, and reborrow under this Section 2.1(b). Immediately upon the making of a Swingline Loan, each Revolving Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Bank a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Bank’s Revolving Commitment Percentage times the amount of such Swingline Loan. The U.S. Borrowers must repay each Swingline Loan in full no later than thirty (30) days after such loan is made, which repayment may be made with a borrowing of Revolving Loans to the extent the conditions set forth in Section 5.2 have been satisfied. Swingline Loans hereunder may consist of Base Rate Loans or Daily LIBOR Swingline Loans (or a combination thereof), as the Borrower Representative may request, and may be repaid and reborrowed in accordance with the provisions hereof.
(c)    Letter of Credit Commitment.
(i)    During the Commitment Period, in reliance on the agreements of the Revolving Banks set forth in this section and in Section 2.6 and subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the applicable Issuing Bank may reasonably require, the Issuing Banks shall issue, and the Revolving Banks shall participate severally in, Letters of Credit for the account of any member of the Consolidated Group in Dollars or an Alternative Currency on a sight basis as the Borrower Representative may request, in form acceptable to the applicable Issuing Bank, for the purposes hereinafter set forth; provided that (i) the aggregate amount of LOC Obligations shall not at any time exceed FORTY MILLION DOLLARS ($40,000,000) (the “LOC Committed Amount”), (ii) with regard to the Revolving Banks collectively, the aggregate principal amount of Revolving Obligations outstanding shall not at any time exceed the Aggregate Revolving Committed Amount, (iii) with regard to each Revolving Bank individually, each Revolving Bank’s Revolving Exposure shall not at any time exceed such Revolving Bank’s Revolving Committed Amount, and (iv) the aggregate amount of LOC Obligations with respect to Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s LOC Commitment. Letters of Credit issued hereunder shall have an expiry date not more than one year from the date of issuance or extension, and may not extend beyond the date five (5) Business Days prior to the Revolving Termination Date.
(ii)    No Issuing Bank shall issue, extend or increase any Letter of Credit if:
(A)    subject to Section 2.2(a)(iii)(C), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Banks (other than Revolving Banks that are Defaulting Banks) have approved such expiry date; or
(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Banks have approved such expiry date; or
(C)    the conditions set forth in Section 5.2 are not satisfied.
(iii)    No Issuing Bank shall be under any obligation to issue, extend or increase any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to borrowers generally;
(C)    such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency; or
(D)    any Revolving Bank is at that time a Defaulting Bank, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrowers or such Revolving Bank to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 3.18(a)(iv)) with respect to the Defaulting Bank arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LOC Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)    No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would not have an obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 10 with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and LOC Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 10 included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Bank.
(d)    (i)    Term A-1 Commitments. On the Term A-1 Facility Funding Date, each Term A-1 Bank party to this Credit Agreement on the Term A-1 Facility Funding Date, severally made a Term A-1 Loan to Barista I and Barista II in

Dollars in one (1) advance in an aggregate amount that did not exceed such Term A-1 Bank’s Term A-1 Commitment. Term A-1 Loans repaid or prepaid may not be reborrowed. Term A-1 Loans may consist of Base Rate Loans or Eurocurrency Rate Loans (or a combination thereof), as the Borrower Representative may request.
(ii)    Term A-2 Commitments. On the Second Amendment Effective Date, subject to the terms and conditions hereof, each Term A-2 Bank severally agrees to make a Term A-2 Loan to Distribution in Dollars in one (1) advance in an aggregate amount not to exceed such Term A-2 Bank’s Term A-2 Commitment. The Borrowing of Term A-2 Loans shall consist of Term A-2 Loans made simultaneously by the Term A-2 Banks in accordance with their respective Term A-2 Commitments. Term A-2 Loans repaid or prepaid may not be reborrowed. Term A-2 Loans may consist of Base Rate Loans or Eurocurrency Rate Loans (or a combination thereof), as the Borrower Representative may request.
(iii)    Term B Commitments. (A) On the Second Amendment Effective Date, subject to the terms and conditions hereof, each Term B Bank severally agrees to make a Term B Loan to O&M Halyard in Dollars in one (1) advance in an aggregate amount not to exceed such Term B Bank’s Term B Commitment. (B) On the Term B Facility Increase Effective Date, subject to the terms and conditions hereof, each Term B Bank with an increased Term B Commitment pursuant to Section 2.15 severally agrees to make a Term B Loan to O&M Halyard in Dollars in one (1) advance in an aggregate amount not to exceed the amount of such increase. Each Borrowing of Term B Loans shall consist of Term B Loans made simultaneously by the Term B Banks in accordance with their respective Term B Commitments. Term B Loans repaid or prepaid may not be reborrowed. Term B Loans may consist of Base Rate Loans or Eurocurrency Rate Loans (or a combination thereof), as the Borrower Representative may request.
(e)    Incremental Term Commitments. Subject to Section 2.10(b), on the effective date of any Incremental Term Joinder Agreement, each Incremental Term Bank party to such Incremental Term Joinder Agreement severally agrees to make an Incremental Term Loan to the applicable Borrower in the amount of its respective Incremental Term Commitment with respect to such Incremental Term Facility as set forth in such Incremental Term Joinder Agreement; provided that after giving effect to such advances, the Outstanding Amount of such Incremental Term Loans shall not exceed the aggregate amount of the Incremental Term Commitments set forth in the applicable Incremental Term Joinder Agreement of the applicable Incremental Term Banks. Each Borrowing of Incremental Term Loans shall consist of Incremental Term Loans made simultaneously by the Incremental Term Banks in accordance with their respective Incremental Term Commitments for the applicable Incremental Term Facility. Incremental Term Loans repaid or prepaid may not be reborrowed. Incremental Term Loans may consist of Base Rate Loans or Eurocurrency Rate Loans (or a combination thereof), as the Borrower Representative may request.
2.2    Method of Borrowing.
(a)    Notice of Request for Extensions of Credit. The Borrower Representative, on behalf of any Borrower, shall request an Extension of Credit as follows:
(i)    Revolving Loans; Term Loans; Incremental Term Loans. In the case of Revolving Loans, Term Loans and/or Incremental Term Loans, the Borrower Representative, on behalf of any Borrower, shall give written notice (or telephone notice promptly confirmed in writing) substantially in the form of Schedule 2.2(a)(i) (each a “Notice of Loan Borrowing”) to the Applicable Agent not later than 12:00 Noon (x) on the Business Day of the requested advance in the case of Base Rate Loans, (y) on the third Business Day prior to the date of the requested advance in the case of Eurocurrency Rate Loans denominated in Dollars and (z) on the fourth Business Day (or fifth Business Day, in the case of a Special Notice Currency) prior to the date of the requested advance in the case of Eurocurrency Rate Loans denominated in Alternative Currencies. Each such Notice of Loan Borrowing shall be irrevocable and shall specify (i) that Revolving Loans, Term Loans and/or Incremental Term Loans are requested, (ii) the date of the requested advance (which shall be a Business Day), (iii) the aggregate principal amount of Loans requested, (iv) whether the Loans requested shall consist of Base Rate Loans, Eurocurrency Rate Loans or a combination thereof, (v) if Eurocurrency Rate Loans are requested, the Interest Periods with respect thereto, (vi) if Revolving Loans are requested, the currency of the Revolving Loans to be borrowed, and (vii) the applicable Borrower. The Applicable Agent shall as promptly as practicable give each Bank notice of each requested Loan advance, of such Bank’s pro rata share thereof and of the other matters covered in the Notice of Loan Borrowing. Each Bank shall make the amount of its Loan available to the Applicable Agent in Same Day Funds at the Applicable Agent’s Office for the applicable currency not later than 2:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Applicable Agent in the case of any Revolving Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Notice of Loan Borrowing. Upon satisfaction of the applicable conditions set forth in Section 5, the Applicable Agent shall, not later than 2:30 p.m. on such Business Day specified in the applicable Notice of Loan Borrowing in the case of a Loan denominated in Dollars and on the same Business Day specified in the applicable Notice of Loan Borrowing in the case of a Revolving Loan denominated in an Alternative Currency, make all funds so received available to the applicable Borrower in like funds as received by the Applicable Agent either by (A) crediting the account of such Borrower on the books of Wells Fargo Bank with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Applicable Agent by the Borrower Representative.
(ii)    Swingline Loans. Each Borrowing of Swingline Loans shall be made upon the Borrower Representative’s irrevocable notice to the Swingline Bank and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swingline Bank and the Administrative Agent not later than 12:00 Noon on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $250,000 and integral multiples of $100,000 in excess thereof, (ii) whether the Swingline Loans requested shall consist of Base Rate Loans, Daily LIBOR Swingline Loans or a combination thereof, (iii) the requested borrowing date, which shall be a Business Day, and (iv) the applicable U.S. Borrower. Each such telephonic notice must be confirmed promptly by delivery to the Swingline Bank and the Administrative Agent of a written Notice of Swingline Loan Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Promptly after receipt by the Swingline Bank of any telephonic Notice of Swingline Loan Borrowing, the Swingline Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Swingline Loan Borrowing and, if not, the Swingline Bank will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Bank has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Bank) prior to 1:00 p.m. on the date of the proposed Borrowing of Swingline Loans (A) directing the Swingline Bank not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.1(b), or (B) that one or more of the applicable conditions specified in Section 5 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Bank will, not later than 1:30 p.m. on the borrowing date specified in such Notice of Swingline Loan Borrowing, make the amount of its Swingline Loan available to the U.S. Borrowers.
(iii)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(A)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Representative delivered to an Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the Administrative Agent and such Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank: (1) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (2) the amount thereof; (3) the expiry date thereof; (4) the name and address of the beneficiary thereof; (5) the documents to be presented by such beneficiary in case of any drawing thereunder; (6) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (7) the purpose and nature of the requested Letter of Credit; (8) the currency requested (and in the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars); and (9) such other matters as such Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank: (I) the Letter of Credit to be amended; (II) the proposed date of amendment thereof (which shall be a Business Day); (III) the nature of the proposed amendment; and (IV) such other matters as such Issuing Bank may require. Additionally, the Borrower Representative shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any LOC Documents, as such Issuing Bank or the Administrative Agent may require. The Borrowers’ Obligations in respect of each Existing Letter of Credit, and each Revolving Bank’s participation obligations in connection therewith, shall be governed by the terms of this Credit Agreement. The Existing Letters of Credit shall, as of the Closing Date, be deemed to have been issued as Letters of Credit hereunder and subject to and governed by the terms of this Credit Agreement.
(B)    Promptly after receipt of any Letter of Credit Application in connection with a Letter of Credit to be issued or amended, as the case may be, by an Issuing Bank, such Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower Representative and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Immediately upon the issuance of each Letter of Credit, each Revolving Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Bank’s Revolving Commitment Percentage times the amount of such Letter of Credit.
(C)    If the Borrower Representative so requests in any applicable Letter of Credit Application, an Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower Representative shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Banks shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such Issuing Bank shall not permit any such extension if (1) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.1(c) or otherwise), or (2) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (I) from the Administrative Agent that the Required Revolving Banks have elected not to permit such extension or (II) from the Administrative Agent, any Revolving Bank or the Borrower Representative that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, and in each case directing such Issuing Bank not to permit such extension.
(D)    Promptly after its delivery of any Letter of Credit issued by an Issuing Bank or any amendment to a Letter of Credit issued by an Issuing Bank to an advising bank with respect thereto or to the beneficiary thereof, such Issuing Bank will also deliver to the Borrower Representative and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(b)    Minimum Amounts. Each Eurocurrency Rate Loan shall be in a minimum aggregate principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Each Base Rate Loan (other than a Base Rate Loan comprising a Swingline Loan) shall be in a minimum aggregate principal amount of $5,000,000 (or, if less, the remaining amount of the Aggregate Revolving Committed Amount) and in integral multiples of $1,000,000 in excess thereof.
(c)    Information Not Provided. If in connection with any request for a Loan, the Borrower Representative shall fail to specify (i) an applicable Interest Period in the case of a Eurocurrency Rate Loan, the Borrower Representative shall be deemed to have requested an Interest Period of one month, (ii) the currency of the Loans to be borrowed, then the Loans so requested shall be denominated in Dollars, or (iii) the type of loan requested, the Borrower Representative shall be deemed to have requested a Base Rate Loan. If in connection with any request for a Swingline Loan, the Borrower Representative shall fail to specify the type of Swingline Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan.
(d)    Maximum Number of Eurocurrency Rate Loans. The Revolving Loans may be comprised of no more than seven (7) Eurocurrency Rate Loans outstanding at any time. The Term A-1 Loans may be comprised of no more than seven (7) Eurocurrency Rate Loans outstanding at any time. The Term A-2 Loans may be comprised of no more than seven (7) Eurocurrency Rate Loans outstanding at any time. The Term B Loans may be comprised of no more than seven (7) Eurocurrency Rate Loans outstanding at any time. The Incremental Term Loans under any Incremental Term Facility may be comprised of no more than seven (7) Eurocurrency Rate Loans outstanding at any time. For purposes hereof, Eurocurrency Rate Loans with separate or different Interest Periods will be considered as separate Eurocurrency Rate Loans even if their Interest Periods expire on the same date.
2.3    Interest.
Subject to Section 3.1, the Loans shall bear interest at a per annum rate, payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), as follows:
(a)    Revolving Loans; Term Loans; Incremental Term Loans.
(i)    Base Rate Loans. During such periods as Revolving Loans, Term Loans and/or Incremental Term Loans shall consist of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage for Base Rate Loans; and
(ii)    Eurocurrency Rate Loans. During such periods as Revolving Loans, Term Loans and/or Incremental Term Loans shall consist of Eurocurrency Rate Loans, the sum of the Eurocurrency Rate plus the Applicable Percentage for Eurocurrency Rate Loans.
(b)    Swingline Loans.
(i)    Base Rate Loans. During such periods as Swingline Loans shall consist of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage for Base Rate Loans; and
(ii)    Daily LIBOR Swingline Loans. During such periods as Swingline Loans shall consist of Daily LIBOR Swingline Loans, the sum of the Daily LIBOR Rate plus the Applicable Percentage for Daily LIBOR Swingline Loans.
2.4    Repayment.
(a)    Revolving Loans. The outstanding principal amount of all Revolving Loans shall be due and payable in full on the Revolving Termination Date.
(b)    (i)    Term A-1 Loans. The outstanding principal amount of the Term A-1 Loans shall be due and payable in installments on the last Business Day of each March, June, September and December and on the Term Facilities Termination Date, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 3.4), unless accelerated sooner pursuant to Section 9.2:

Payment Dates	Principal Amortization Payment (% of Aggregate Original Principal Amount of Term A-1 Loans Advanced)
December, 2017	1.250%
March, 2018	1.250%
June, 2018	1.250%
September, 2018	1.250%
December, 2018	1.250%
March, 2019	1.250%
June, 2019	1.250%
September, 2019	1.250%
December, 2019	1.250%
March, 2020	1.250%
June, 2020	1.250%
September, 2020	1.250%
December, 2020	1.875%
March, 2021	1.875%
June, 2021	1.875%
September, 2021	1.875%
December, 2021	2.500%
March, 2022	2.500%
June, 2022	2.500%
Term Facilities Termination Date	Outstanding Principal Balance of Term A-1 Loans
provided, however, that, the final principal repayment installment of the Term A-1 Loans shall be repaid on the Term Facilities Termination Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A-1 Loans outstanding on such date.
(ii)    Term A-2 Loans. The outstanding principal amount of the Term A-2 Loans shall be due and payable in installments on the last Business Day of each February, May, August and November, and on the Term Facilities Termination Date, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 3.4), unless accelerated sooner pursuant to Section 9.2:

Payment Dates	Principal Amortization Payment
November, 2018	$2,500,000.00
February, 2019	$2,500,000.00
May, 2019	$2,500,000.00
August, 2019	$2,500,000.00
November, 2019	$2,500,000.00
February, 2020	$2,500,000.00
May, 2020	$2,500,000.00
August, 2020	$2,500,000.00
November, 2020	$3,750,000.00
February, 2021	$3,750,000.00
May, 2021	$3,750,000.00
August, 2021	$3,750,000.00
November, 2021	$5,000,000.00
February, 2022	$5,000,000.00
May, 2022	$5,000,000.00
Term Facilities Termination Date	Outstanding Principal Balance of Term A-2 Loans
provided, however, that, the final principal repayment installment of the Term A-2 Loans shall be repaid on the Term Facilities Termination Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A-2 Loans outstanding on such date.
(iii)    Term B Loans. The outstanding principal amount of the Term B Loans shall be due and payable in installments on the last Business Day of each January, April, July and October, and on the Term B Facility Termination Date, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 3.4), unless accelerated sooner pursuant to Section 9.2:

Payment Dates
Principal Amortization Payment
(% of Aggregate Original Principal Amount of Term B Loans Advanced on the Second Amendment Effective Date plus Aggregate Original Principal Amount of Term B Loans Advanced on the Term B Facility Increase Effective Date in accordance with Section 2.15)

October, 2018	0.250%
January, 2019	0.250%
April, 2019	0.250%
July, 2019	0.250%
October, 2019	0.250%
January, 2020	0.250%
April, 2020	0.250%
July, 2020	0.250%
October, 2020	0.250%
January, 2021	0.250%
April, 2021	0.250%
July, 2021	0.250%
October, 2021	0.250%
January, 2022	0.250%
April, 2022	0.250%
July, 2022	0.250%
October, 2022	0.250%
January, 2023	0.250%
April, 2023	0.250%
July, 2023	0.250%
October, 2023	0.250%
January, 2024	0.250%
April, 2024	0.250%
July, 2024	0.250%
October, 2024	0.250%
January, 2025	0.250%
Term B Facility Termination Date	Outstanding Principal Balance of Term B Loans
provided, however, that, the final principal repayment installment of the Term B Loans shall be repaid on the Term B Facility Termination Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.
(c)    Incremental Term Loans. The outstanding principal amount of all Incremental Term Loans shall be due and payable in the installments, on the dates and in the amounts set forth in the applicable Incremental Term Joinder Agreement for such Incremental Term Loans (as such installments may hereafter be adjusted as a result of the application of prepayments in accordance with the order of priority set forth in Section 3.4), unless accelerated sooner pursuant to Section 9.2.
(d)    Swingline Loans. The outstanding principal amount of each Swingline Loan shall be due and payable on the earlier to occur of (i) the date required pursuant to Section 2.1(b) and (ii) the Revolving Termination Date.
2.5    Notes.
The Loans shall, at the request of a Bank, be evidenced by a Note.
2.6    Additional Provisions relating to Letters of Credit.
(a)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower Representative and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrowers shall reimburse the applicable Issuing Bank in such Alternative Currency, unless (A) such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrowers shall have notified such Issuing Bank promptly following receipt of the notice of drawing that the Borrowers will reimburse such Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Bank shall notify the Borrower Representative of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the applicable Issuing Bank under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such Issuing Bank under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrowers shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrowers fail to so reimburse the applicable Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Bank of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Bank’s Revolving Commitment Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2(b) for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.2 (other than the delivery of a Notice of Loan Borrowing). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 2.6(a)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Bank shall upon any notice pursuant to Section 2.6(a)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Revolving Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent which date will not be earlier than the Business Day following the Honor Date, whereupon, subject to the provisions of Section 2.1(c)(ii), each Revolving Bank that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable Issuing Bank an LOC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LOC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Bank’s payment to the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.6(a)(ii) shall be deemed payment in respect of its participation in such LOC Borrowing and shall constitute an LOC Advance from such Revolving Bank in satisfaction of its participation obligation under this Section 2.6.
(iv)    Until each Revolving Bank funds its Revolving Loan or LOC Advance pursuant to this Section 2.6(a) to reimburse an Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Revolving Bank’s Revolving Commitment Percentage of such amount shall be solely for the account of the applicable Issuing Bank.
(v)    Each Revolving Bank’s obligation to make Revolving Loans or LOC Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.6(a), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Bank may have against such Issuing Bank, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Bank’s obligation to make Revolving Loans pursuant to this Section 2.6(a) is subject to the conditions set forth in Section 5.2 (other than delivery by the Borrower Representative of a Notice of Loan Borrowing). No such making of an LOC Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Bank fails to make available to the Administrative Agent for the account of any Issuing Bank any amount required to be paid by such Revolving Bank pursuant to the foregoing provisions of this Section 2.6(a) by the time specified in Section 2.6(a)(ii), then, without limiting the other provisions of this Credit Agreement, such Issuing Bank shall be entitled to recover from such Revolving Bank (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Revolving Bank pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Bank’s Revolving Loan included in the relevant Borrowing or LOC Advance in respect of the relevant LOC Borrowing, as the case may be. A certificate of an Issuing Bank submitted to any Revolving Bank (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(b)    Repayment of Participations.
(i)    At any time after any Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Bank such Revolving Bank’s LOC Advance in respect of such payment in accordance with Section 2.6(a), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Bank its Revolving Commitment Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.6(a)(i) is required to be returned under any of the circumstances described in Section 11.2(b) (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Bank shall pay to the Administrative Agent for the account of such Issuing Bank its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Bank, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Banks under this clause shall survive the termination of the Aggregate Commitments, the payment in full of the Obligations and the termination of this Credit Agreement.
(c)    Obligations Absolute. The obligation of the Borrowers to reimburse each Issuing Bank for each drawing under each Letter of Credit and to repay each LOC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Credit Agreement or any other Credit Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Credit Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuing Bank or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any member of the Consolidated Group or in the relevant currency markets generally; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any Subsidiary.
The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to any of them and, in the event of any claim of noncompliance with the Borrower Representative’s instructions or other irregularity, the Borrowers will immediately notify the applicable Issuing Bank. The Borrowers shall be conclusively deemed to have waived any such claim against the applicable Issuing Bank and its correspondents unless such notice is given as aforesaid.
(d)    Role of Issuing Bank. Each Revolving Bank and the Borrowers agree that, in paying any drawing under a Letter of Credit, an Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Revolving Bank for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Banks or the Required Revolving Banks, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or LOC Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, the Administrative Agent, the Revolving Banks, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Banks shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.6(c); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Banks may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Banks shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(e)    Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.
(f)    Standby Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Bank in accordance with its Revolving Commitment Percentage a Letter of Credit fee (the “Standby Letter of Credit Fee”) in Dollars for each standby Letter of Credit equal to the Applicable Percentage times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Standby Letter of Credit Fees otherwise payable for the account of a Defaulting Bank with respect to any Letter of Credit as to which such Defaulting Bank has not provided Cash Collateral satisfactory to the applicable Issuing Bank pursuant to this Section 2.6 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Banks in accordance with the upward adjustments in their respective Revolving Commitment Percentages allocable to such Letter of Credit pursuant to Section 3.18(a)(iv), with the balance of such fee, if any, payable to such Issuing Bank for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. Standby Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Percentage during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Banks, while any Event of Default exists, all Standby Letter of Credit Fees shall accrue at the Default Rate.
(g)    Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank. The Borrowers shall pay directly to (i) Bank of America, in its capacity as an Issuing Bank, for its own account, a fronting fee in Dollars with respect to each Letter of Credit issued by Bank of America, at the rate per annum separately agreed between Bank of America and the Borrower Representative, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears, and (ii) each other Issuing Bank, a fronting fee with respect to each Letter of Credit issued by such Issuing Bank at a rate separately agreed between such Issuing Bank and the Borrower Representative, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fees shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4, but without giving effect to automatic increases in the stated amount not in effect at such time. In addition, the Borrowers shall pay directly to each Issuing Bank for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of each Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(h)    Conflict with LOC Documents. In the event of any conflict between the terms hereof and the terms of any LOC Document, including the Existing Letters of Credit, the terms hereof shall control.
(i)    Letters of Credit Issued for the Parent or Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, the Parent or a Subsidiary, the Borrowers shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the Parent or such Borrower’s Subsidiaries inures to the benefit of such Borrower, and that the Borrowers’ businesses derive substantial benefits from the businesses of the Parent and the Borrowers’ respective Subsidiaries.
(j)    Reports. Each Issuing Bank will provide to the Administrative Agent at least quarterly, and more frequently upon request, a detailed summary report on all Letters of Credit issued by such Issuing Bank and the activity thereon, in form and substance acceptable to the Administrative Agent. Each Issuing Bank will provide copies of the Letters of Credit issued by such Issuing Bank to the Administrative Agent and the Revolving Banks promptly upon request.
(k)    Additional Issuing Banks. Any Revolving Bank hereunder may become an Issuing Bank upon receipt by the Administrative Agent of documentation reasonably satisfactory to the Administrative Agent evidencing such Revolving Bank’s agreement with the Borrower Representative to become an Issuing Bank hereunder.
2.7    Additional Provisions relating to Swingline Loans.
(a)    Refinancing of Swingline Loans.
(i)    The Swingline Bank at any time in its sole and absolute discretion may request, on behalf of the U.S. Borrowers (which hereby irrevocably authorize the Swingline Bank to so request on its behalf), that each Revolving Bank make a Revolving Loan that is a Base Rate Loan in an amount equal to such Revolving Bank’s Revolving Commitment Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Loan Borrowing for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.2 (other than the delivery of a Notice of Loan Borrowing) and provided that, after giving effect to such Borrowing, the Outstanding Amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount. The Swingline Bank shall furnish the Borrower Representative with a copy of the applicable Notice of Loan Borrowing promptly after delivering such notice to the Administrative Agent. Each Revolving Bank shall make an amount equal to its Revolving Commitment Percentage of the amount specified in such Notice of Loan Borrowing available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Bank at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Notice of Loan Borrowing, whereupon, subject to Section 2.7(a)(ii), each Revolving Bank that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the applicable U.S. Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Bank.
(ii)    If for any reason any Swingline Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.7(a)(i), the request for Revolving Loans that are Base Rate Loans submitted by the Swingline Bank as set forth herein shall be deemed to be a request by the Swingline Bank that each of the Revolving Banks fund its risk participation in the relevant Swingline Loan and each Revolving Bank’s payment to the Administrative Agent for the account of the Swingline Bank pursuant to Section 2.7(a)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Bank fails to make available to the Administrative Agent for the account of the Swingline Bank any amount required to be paid by such Revolving Bank pursuant to the foregoing provisions of this Section 2.7(a) by the time specified in Section 2.7(a)(i), the Swingline Bank shall be entitled to recover from such Revolving Bank (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swingline Bank in connection with the foregoing. If such Revolving Bank pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Bank’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Bank submitted to any Revolving Bank (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Bank’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.7(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Bank may have against the Swingline Bank, the U.S. Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Bank’s obligation to make Revolving Loans pursuant to this Section 2.7(a) is subject to the conditions set forth in Section 5.2. No such funding of risk participations shall relieve or otherwise impair the obligation of the U.S. Borrowers to repay Swingline Loans, together with interest as provided herein.
(b)    Repayment of Participations.
(i)    At any time after any Revolving Bank has purchased and funded a risk participation in a Swingline Loan, if the Swingline Bank receives any payment on account of such Swingline Loan, the Swingline Bank will distribute to such Revolving Bank its Revolving Commitment Percentage thereof in the same funds as those received by the Swingline Bank.
(ii)    If any payment received by the Swingline Bank in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Bank under any of the circumstances described in Section 11.2(b) (including pursuant to any settlement entered into by the Swingline Bank in its discretion), each Revolving Bank shall pay to the Swingline Bank its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swingline Bank. The obligations of the Revolving Banks under this clause shall survive the termination of the Aggregate Commitments, the payment in full of the Obligations and the termination of this Credit Agreement.
(c)    Interest for Account of Swingline Bank. The Swingline Bank shall be responsible for invoicing the U.S. Borrowers for interest on the Swingline Loans. Until each Revolving Bank funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.7 to refinance such Revolving Bank’s Revolving Commitment Percentage of any Swingline Loan, interest in respect of such Revolving Commitment Percentage shall be solely for the account of the Swingline Bank.
(d)    Payments Directly to Swingline Bank. The U.S. Borrowers shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Bank.
2.8    Joint and Several Liability of the Borrowers.
(a)    Subject to Section 2.8(b):
(i)    Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Banks under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.
(ii)    Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations arising under this Credit Agreement and the other Credit Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.
(iii)    If and to the extent that any Borrower shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such obligation.
(iv)    The obligations of each Borrower under the provisions of this Section 2.8 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.
(v)    Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement), or of any demand for any payment under this Credit Agreement (except to the extent demand is expressly required to be given pursuant to the terms of this Credit Agreement), notice of any action at any time taken or omitted by the Banks under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Banks in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Bank, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.8, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.8, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 2.8 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 2.8 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or any Bank. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Bank.
(vi)    The provisions of this Section 2.8 are made for the benefit of the Agents, the Issuing Banks, the Swingline Bank, the Banks and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Bank first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 2.8 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.8 will forthwith be reinstated and in effect as though such payment had not been made.
(b)    Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, (i) the obligations of each Borrower under this Section 2.8 shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Section 2.8 subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law, (ii) no Foreign Borrower shall be obligated with respect to any Obligations of any U.S. Borrower, (iii) the Obligations owed by the Foreign Borrowers shall be several and not joint with the Obligations of the U.S. Borrowers and the Guarantors, and (iv) no Foreign Borrower shall be liable for any Obligations of any U.S. Borrower or any Guarantor, and all amounts required to be paid by any Foreign Borrower under this Credit Agreement or any other Credit Document shall be applied only to Obligations of Foreign Borrowers and shall not be applied to any Obligations of any U.S. Borrower or any Guarantor.
2.9    Appointment of the Parent as Legal Representative for Credit Parties.
Each of the Credit Parties hereby appoints the Parent to act as its exclusive legal representative for all purposes under this Credit Agreement and the other Credit Documents (including, without limitation, with respect to all matters related to Borrowings and the repayment of Loans and amounts drawn under Letters of Credit as described in Section 2 and Section 3 hereof) (in such capacity, the “Borrower Representative”). Each of the Credit Parties acknowledges and agrees that (a) the Borrower Representative may execute such documents on behalf of all the Credit Parties (whether as Borrowers or Guarantors) as the Borrower Representative deems appropriate in its reasonable discretion and each Credit Party shall be bound by and obligated by all of the terms of any such document executed by the Borrower Representative on its behalf, (b) any notice or other communication delivered by any Agent or any Bank hereunder to the Borrower Representative shall be deemed to have been delivered to each of the Credit Parties and (c) each of the Agents and each of the Banks shall accept (and shall be permitted to rely on) any document or agreement executed by the Borrower Representative on behalf of the Credit Parties (or any of them). The Borrowers must act through the Borrower Representative for all purposes under this Credit Agreement and the other Credit Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Credit Agreement requires any Credit Party to interact in any manner with the Agents or the Banks, such Credit Party shall do so through the Borrower Representative.
2.10    Incremental Facilities.
The Borrowers may at any time and from time to time prior to the Revolving Termination Date, up to three (3) times following the Closing Date, upon prior written notice by the Borrower Representative to the Administrative Agent, increase the Aggregate Revolving Committed Amount (but not the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swingline Committed Amount) and/or establish one or more Incremental Term Facilities (each such increase and/or establishment of an Incremental Term Facility, an “Incremental Facility” and collectively, the “Incremental Facilities”), by a maximum aggregate amount not to exceed $200,000,000 for all such Incremental Facilities, as follows:
(a)    Increases in Aggregate Revolving Committed Amount. The U.S. Borrowers may, at any time and from time to time, upon prior written notice by the Borrower Representative to the Administrative Agent, increase the Aggregate Revolving Committed Amount (but not the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swingline Committed Amount) with additional Revolving Commitments from any Revolving Bank or new Revolving Commitments from one or more other Persons selected by the Borrower Representative and acceptable to the Administrative Agent, the Swingline Bank and each Issuing Bank (so long as such Persons would be permitted at such time by Section 11.3(b)(v) to become assignees hereunder); provided that:
(i)    any such increase shall be in Dollars;
(ii)    any such increase shall be in a minimum principal amount of $25,000,000 and in integral multiples of $1,000,000 in excess thereof;
(iii)    no Default or Event of Default shall exist and be continuing at the time of any such increase;
(iv)    no existing Bank shall be under any obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Bank’s sole and absolute discretion;
(v)    (A) any new Bank shall join this Credit Agreement by executing such joinder documents as are required by the Administrative Agent and/or (B) any existing Bank electing to increase its Revolving Commitment shall have executed a commitment agreement satisfactory to the Administrative Agent;
(vi)    as a condition precedent to such increase, the Borrower Representative shall have delivered to the Administrative Agent (A) a certificate of the Borrower Representative dated as of the date of such increase and signed by a Responsible Officer of the Borrower Representative certifying that, before and after giving effect to such increase, (1) the representations and warranties made by the Credit Parties herein and in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection herewith are true and correct in all material respects on and as of the date of such increase as if made on and as of such date (except (x) for those which expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date, and (y) to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects), and (2) no Default or Event of Default exists, and (B) a certificate of each Credit Party dated as of the date of such increase and signed by a Responsible Officer of each Credit Party certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase;
(vii)    a Financial Officer of the Parent shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to any such increase on a Pro Forma Basis (and assuming for such calculation that such increase is fully drawn), the Credit Parties would be in compliance with the financial covenants set forth in Sections 7.10(a) and (b) as of the end of the most recent fiscal quarter for which the Borrower Representative was required to deliver financial statements pursuant to Section 7.1(a) or Section 7.1(b); and
(viii)    Schedule 2.1 shall be deemed revised to include any increase in the Aggregate Revolving Committed Amount pursuant to this Section 2.10(a) and to include thereon any Person that becomes a Bank pursuant to this Section 2.10(a).
The Borrower Representative shall prepay any Revolving Loans owing by any Borrower and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.12) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Commitments arising from any non-ratable increase in the Revolving Commitments under this Section. As of the effective date of any such increase, the Credit Agreement shall be amended to reflect the Incremental Facility and the joinder to the Credit Agreement of any Eligible Assignees providing such Incremental Facility. Such amendment shall be executed and delivered by the Administrative Agent, the Collateral Agent, the Credit Parties and each Bank and Eligible Assignee providing such Incremental Facility without the consent of any other party. Such amendment shall be in form and substance reasonably satisfactory to the Administrative Agent. This Section shall supersede any provisions in Section 3.14 or 11.6 to the contrary.
(b)    Institution of Incremental Term Facilities. The U.S. Borrowers may, at any time and from time to time, upon prior written notice by the Borrower Representative to the Administrative Agent, institute an Incremental Term Facility from one or more Incremental Term Banks; provided that:
(i)    any such Incremental Term Facility shall be in Dollars and available only to a U.S. Borrower;
(ii)    any such Incremental Term Facility shall be in a minimum aggregate principal amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof;
(iii)    no Default or Event of Default shall exist and be continuing at the time of any such institution;
(iv)    no existing Bank shall be under any obligation to become an Incremental Term Bank and any such decision whether to become an Incremental Term Bank shall be in such Bank’s sole and absolute discretion;
(v)    the Borrower Representative (in consultation and coordination with the Administrative Agent) shall obtain commitments for the amount of such Incremental Term Facility from existing Banks or other Persons that are Eligible Assignees and that are acceptable to the Administrative Agent, which Persons shall join in this Credit Agreement as Incremental Term Banks by executing an Incremental Term Joinder Agreement;
(vi)    as a condition precedent to such Incremental Term Facility, the Borrower Representative shall have delivered to the Administrative Agent (A) a certificate of the Borrower Representative dated as of the date of such Incremental Term Facility and signed by a Responsible Officer of the Borrower Representative certifying that, before and after giving effect to such Incremental Term Facility, (1) the representations and warranties made by the Credit Parties herein and in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection herewith are true and correct in all material respects on and as of the date of the incurrence of such Incremental Term Facility as if made on and as of such date (except (x) for those which expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date, and (y) to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects), and (2) no Default or Event of Default exists, and (B) a certificate of each Credit Party dated as of the date of the incurrence of such Incremental Term Facility and signed by a Responsible Officer of each Credit Party certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such Incremental Term Facility;
(vii)    a Financial Officer of the Parent shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to any such Incremental Term Facility on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants set forth in Sections 7.10(a) and (b) as of the end of the most recent fiscal quarter for which the Borrower Representative was required to deliver financial statements pursuant to Section 7.1(a) or Section 7.1(b);
(viii)    Schedule 2.1 shall be deemed revised to include such Incremental Term Facility pursuant to this Section 2.10(b) and to include thereon any Person that becomes an Incremental Term Bank pursuant to this Section 2.10(b);
(ix)    the Incremental Term Facility Termination Date for such Incremental Term Facility shall be as set forth in the Incremental Term Joinder Agreement relating to such Incremental Term Facility; provided that such date shall not be earlier than the Latest Termination Date;
(x)    the scheduled principal amortization payments under such Incremental Term Facility shall be as set forth in the Incremental Term Joinder Agreement relating to such Incremental Term Facility; provided that (A) if such Incremental Term Facility provides for Incremental Term A Loans, the Weighted Average Life to Maturity of such Incremental Term A Loans made under such Incremental Term Facility shall not be shorter than the then-remaining Weighted Average Life to Maturity of any Term Loans or any then-existing Incremental Term A Loans, and (B) if such Incremental Term Facility provides for Incremental Term B Loans, the Weighted Average Life to Maturity of such Incremental Term B Loans made under such Incremental Term Facility shall not be shorter than the then-remaining Weighted Average Life to Maturity of the Term B Loans;
(xi)    the Applicable Percentage for the Incremental Term Loans under such Incremental Term Facility shall be as set forth in the Incremental Term Joinder Agreement relating to such Incremental Term Facility; provided that with respect to any Incremental Term B Loans denominated in Dollars and incurred under such Incremental Term Facility, if the All-In-Yield on such Incremental Term B Loans exceeds the All-In-Yield on the Term B Loans by more than fifty basis points (0.50%) per annum, then the Applicable Percentage payable with respect to the Term B Loans shall on the effective date of such Incremental Term Facility be increased by an amount equal to the difference between the All-In-Yield on such Incremental Term B Loans and the corresponding All-In-Yield on the Term B Loans minus fifty basis points (0.50%); and
(xii)    all other terms and documentation with respect to such Incremental Term Facility shall be reasonably satisfactory to the Administrative Agent and the Collateral Agent (it being agreed that the following shall be reasonably satisfactory to the Administrative Agent and the Collateral Agent: (A) covenants or other provisions (1) applicable only to periods after the Latest Termination Date, or (2) that are added for the benefit of the Agents and the Banks under the Term Facilities and any then-existing Incremental Term Facility, and (B) customary “MFN” protection and call protection, in each case, which may be applicable solely with respect to such Incremental Term Facility).
As of the effective date of any such Incremental Term Facility, the Credit Agreement shall be amended to reflect the Incremental Term Facility and the joinder to the Credit Agreement of any Eligible Assignees providing such Incremental Term Facility. Such amendment shall be executed and delivered by the Administrative Agent, the Collateral Agent, the Credit Parties and each Bank and Eligible Assignee providing such Incremental Term Facility without the consent of any other party. Such amendment shall be in form and substance reasonably satisfactory to the Administrative Agent. This Section shall supersede any provisions in Section 3.14 or 11.6 to the contrary.
2.11    Extension of Revolving Termination Date.
(a)    Requests for Extension. The Borrowers may, by notice from the Borrower Representative to the Administrative Agent (who shall promptly notify the Revolving Banks), not later than 120 days prior to the Revolving Termination Date then in effect hereunder (the “Extension Date”), request that each Revolving Bank extend such Revolving Bank’s Revolving Termination Date for an additional year from the Revolving Termination Date then in effect hereunder (the “Existing Revolving Termination Date”); provided that no more than two extensions under this Section 2.11 may be permitted.
(b)    Revolving Bank Elections to Extend. Each Revolving Bank, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is 15 Business Days from the date which such Revolving Bank received notice from the Administrative Agent of the Borrowers’ request for an extension of the Existing Revolving Termination Date, advise the Administrative Agent whether or not such Revolving Bank agrees to such extension. Each Revolving Bank that determines not to so extend its Revolving Termination Date (a “Non-Extending Bank”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date), and any Revolving Bank that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Bank. The election of any Revolving Bank to agree to such extension shall not obligate any other Revolving Bank to so agree.
(c)    Notification by Administrative Agent. The Administrative Agent shall notify the Borrower Representative of each Revolving Bank’s determination under this Section 2.11 no later than the date 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).
(d)    Additional Commitment Banks. The Borrower Representative shall have the right on or before the Extension Date (effective as of the Extension Date) to replace the Revolving Commitments of any Non-Extending Banks with, and at its option add as “Revolving Banks” under this Credit Agreement, one or more Eligible Assignees (each, an “Additional Commitment Bank”) as provided in Section 11.18, each of which Additional Commitment Banks shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Bank shall, effective as of the applicable Extension Date, undertake a Revolving Commitment (and, if any such Additional Commitment Bank is already a Revolving Bank, such newly undertaken Revolving Commitment shall be in addition to such Revolving Bank’s existing Revolving Commitment hereunder on such date).
(e)    Effect of Extension. Effective as of the Extension Date, the Revolving Termination Date of each of the Revolving Banks that have agreed to extend their Revolving Termination Date and of each Additional Commitment Bank shall be extended to the date falling one year after the Existing Revolving Termination Date (except that, if such date is not a Business Day, such Revolving Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a “Revolving Bank” for all purposes of this Credit Agreement; provided that there shall be no change in the Revolving Termination Date of any Non-Extending Bank and on such Revolving Termination Date of any Non-Extending Bank, such Non-Extending Bank’s outstanding Revolving Loans shall be paid in full together with accrued and unpaid interest thereon and accrued and unpaid fees due it hereunder and such Non-Extending Bank’s obligations in respect of outstanding Letters of Credit and Swingline Loans shall terminate.
(f)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Revolving Termination Date pursuant to this Section shall not be effective with respect to any Revolving Bank unless:
(i)    no Default or Event of Default exists on the date of such extension and after giving effect thereto;
(ii)    the representations and warranties made by the Credit Parties herein and in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection herewith are true and correct in all material respects on and as of the Extension Date as if made on and as of such date (except (x) for those which expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date, and (y) to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects); and
(iii)    to the extent the Revolving Commitments of any Non-Extending Bank shall not be replaced with Revolving Commitments from one or more Additional Commitment Banks on the applicable Extension Date as provided for in Section 2.11(d), and thus there shall be no change in the applicable Revolving Termination Date for such Non-Extending Bank, it is understood and agreed that (x) the Borrowers shall repay Revolving Loans outstanding on the applicable Revolving Termination Date of any such Non-Extending Bank (and pay any additional amounts required pursuant to Section 3.12) to the extent necessary to repay, nonratably, the Revolving Loans of all Non-Extending Banks and the pro rata shares of the remaining Revolving Banks shall be revised effective as of such date, (y) on such applicable Revolving Termination Date, the Revolving Commitments (and, if applicable, any LOC Commitment) of the Non-Extending Banks will be permanently terminated and the Aggregate Revolving Committed Amount on and after such date will be equal to the Revolving Commitments of the remaining Revolving Banks (and, if applicable, the LOC Committed Amount on and after such date will be equal to the LOC Commitments of the remaining Revolving Banks that are Issuing Banks) and (z) to the extent that the outstanding Revolving Obligations as of such date (after giving effect to the repayment in full of each such Non-Extending Bank) exceed the Aggregate Revolving Committed Amount then in effect (after giving effect to the termination of the Revolving Commitments of all Non-Extending Banks), the Borrowers shall immediately prepay Revolving Loans and/or Cash Collateralize the LOC Obligations in an aggregate amount equal to such excess.
(g)    Conflicting Provisions. This Section shall supersede any provisions in Section 3.14 and Section 11.6 to the contrary.
2.12    Additional Borrowers.
(a)    Additional Foreign Borrowers. The Borrower Representative may request that any of its Foreign Subsidiaries (each, an “Applicant Foreign Borrower”) be designated a Foreign Borrower under the Aggregate Revolving Committed Amount by delivery of a written request to the Administrative Agent therefor. The Administrative Agent will promptly notify the Revolving Banks of any such request. Designation of any Applicant Foreign Borrower as a Foreign Borrower under the Aggregate Revolving Committed Amount is subject to (i) delivery of an executed Note by such Applicant Foreign Borrower as may be requested by any Revolving Bank in connection therewith, (ii) delivery of supporting resolutions, articles of incorporation and bylaws (or their equivalents), incumbency certificates, opinions of counsel and such other items as the Administrative Agent or the Revolving Banks, as applicable, may request (including all documentation and other information requested in order to comply with applicable law, including without limitation “know your customer” due diligence), (iii) delivery of an executed Foreign Borrower Joinder Agreement, (iv) consent from each Revolving Bank and (v) execution of an amendment to this Credit Agreement to incorporate country specific and other items reasonably necessary to include such Applicant Foreign Borrower, such amendment to be reasonably acceptable to the Administrative Agent, the Revolving Banks and the Borrowers. Each Revolving Bank shall, by notice to the Administrative Agent given not later than the date that is fifteen (15) Business Days from the date which such Revolving Bank received notice from the Administrative Agent of the Borrower Representative’s request to designate an Applicant Foreign Borrower as a Foreign Borrower, advise the Administrative Agent whether or not such Revolving Bank consents to such designation pursuant to Section 2.12(a)(iv). Any Revolving Bank that determines not to consent to the designation of such Applicant Foreign Borrower as a Foreign Borrower shall notify the Administrative Agent of such fact promptly after such determination and any Revolving Bank not responding within such fifteen (15)-Business Day period shall be deemed to have determined not to so consent.
(b)    Additional U.S. Borrowers. The Borrower Representative may request that Byram be designated a U.S. Borrower by delivery of a written request to the Administrative Agent therefor. The Administrative Agent will promptly notify the Banks of any such request. Designation of Byram as a U.S. Borrower shall be subject to (i) delivery of an executed Note (or joinder to any existing Note) by Byram as may be requested by any Revolving Bank in connection therewith, (ii) delivery of supporting resolutions, articles of incorporation and bylaws (or their equivalents), incumbency certificates, opinions of counsel and such other items as the Administrative Agent, the Collateral Agent or any Revolving Bank, as applicable, may request (including all documentation and other information requested in order to comply with applicable law, including without limitation “know your customer” due diligence), and (iii) delivery of such joinder documentation as the Administrative Agent or the Collateral Agent may reasonably request.
2.13    Designated Banks.
Each Agent, each Issuing Bank, the Swingline Bank and each Bank at its option may make any Extension of Credit or otherwise perform its obligations hereunder through any Applicable Lending Office (each, a “Designated Bank”); provided that (a) any exercise of such option shall not affect the obligation of any Borrower to repay any Extension of Credit in accordance with the terms of this Credit Agreement. Any Designated Bank shall be considered a Bank; provided that in the case of an Affiliate or branch of a Bank, all provisions applicable to a Bank shall apply to such Affiliate or branch of such Bank to the same extent as such Bank; provided, further, that for the purposes only of voting in connection with any Credit Document, any participation by any Designated Bank in any outstanding Extension of Credit shall be deemed a participation of such Bank.
2.14    Refinancing Facilities.
(a)    The Borrowers may, from time to time, refinance the Term A-1 Loans, the Term A-2 Loans, the Term B Loans, any Incremental Term Loans under any Incremental Term Facility or any Refinancing Term Loans, in whole or part, with one or more new term loan facilities under this Credit Agreement (each, a “Refinancing Facility”; the term loans made under any Refinancing Facility being referred to herein as “Refinancing Term Loans”) with the consent of the Credit Parties, the Administrative Agent, the Collateral Agent and the institutions making Refinancing Term Loans under any such Refinancing Facility, in each case, pursuant to a Refinancing Amendment; provided that:
(i)    no existing Bank shall be under any obligation to provide a commitment to any Refinancing Facility and any such decision whether to provide a commitment to any Refinancing Facility shall be in such Bank’s sole and absolute discretion;
(ii)    each institution providing a commitment to any Refinancing Facility shall be an Eligible Assignee;
(iii)    Schedule 2.1 shall be deemed revised to include each Refinancing Facility pursuant to this Section 2.14 and to include thereon any Person that provides a commitment to such Refinancing Facility pursuant to this Section 2.14;
(iv)    the Refinancing Facility Termination Date for a Refinancing Facility shall be as set forth in the Refinancing Amendment relating to such Refinancing Facility; provided that such date shall not be earlier than the Termination Date of the Loans being refinanced;
(v)    the scheduled principal amortization payments for any Refinancing Term Loans made under any Refinancing Facility shall be as set forth in the Refinancing Amendment relating to such Refinancing Facility; provided that the Weighted Average Life to Maturity of such Refinancing Term Loans shall not be shorter than the then-remaining Weighted Average Life to Maturity of the Loans being refinanced;
(vi)    the Refinancing Term Loans made under any Refinancing Facility shall rank pari passu in right of payment as the other Loans hereunder, a U.S. Borrower shall be the borrower of such Refinancing Term Loans, and there shall be no guarantors in respect of any Refinancing Facility that are not Guarantors;
(vii)    any Refinancing Term Loans shall share ratably in any prepayments of Term Loans pursuant to Section 3.4, so long as such prepayments were applicable to the Loans being refinanced (or otherwise provide for more favorable prepayment treatment for prepayments of any then-outstanding Term Loans, any then-outstanding Refinancing Term Loans and any then-outstanding Incremental Term Loans);
(viii)    subject to clauses (iv), (v), (vi) and (vii) above, all other terms and conditions applicable to each Refinancing Facility, taken as a whole, shall not be materially more favorable (as reasonably determined by the Borrower Representative in good faith) to the lender or lenders providing such Refinancing Facility than the applicable terms and conditions, taken as a whole, of the Loans being refinanced; provided that notwithstanding the requirements of this clause (viii), such Refinancing Facility may have (A) covenants (including financial covenants) or other provisions not applicable to the Loans being refinanced, so long as such covenants or other provisions are (1) applicable only to periods after the Latest Termination Date, or (2) added for the benefit of the Agents and the Banks under this Credit Agreement at the time of incurrence of such Refinancing Facility, and (B) to the extent required by the lenders providing such Refinancing Facility, customary “MFN” protection and call protection, in each case, which may be applicable solely with respect to such Refinancing Facility;
(ix)    no Default or Event of Default shall have occurred and be continuing at the time any Refinancing Facility is incurred; and
(x)    the proceeds of any Refinancing Term Loans made in connection with any Refinancing Facility shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of the outstanding Loans being refinanced, pursuant to Section 3.4; provided that such Refinancing Term Loans shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (excluding accrued interest, fees (including original issue discount and upfront fees), discounts, premiums or expenses).
(b)    The Borrower Representative shall make any request for a Refinancing Facility pursuant to a written notice from a Responsible Officer of the Borrower Representative to the Administrative Agent specifying in reasonable detail the proposed terms of such Refinancing Facility.
(c)    Notwithstanding the foregoing, no Refinancing Facility shall become effective under this Section 2.14 unless, on or prior to the date of effectiveness of such Refinancing Facility (the “Refinancing Borrowing Date”), the Borrower Representative shall have delivered to the Administrative Agent (i) a certificate of the Borrower Representative dated as of the Refinancing Borrowing Date for such Refinancing Facility and signed by a Responsible Officer of the Borrower Representative certifying that, before and after giving effect to such Refinancing Facility, (A) the representations and warranties made by the Credit Parties herein and in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection herewith are true and correct in all material respects on and as of the Refinancing Borrowing Date for such Refinancing Facility as if made on and as of such date (except (x) for those which expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date, and (y) to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects), and (B) no Default or Event of Default exists, and (ii) a certificate of each Credit Party dated as of the Refinancing Borrowing Date for such Refinancing Facility and signed by a Responsible Officer of each Credit Party certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such Refinancing Facility.
(d)    The Administrative Agent shall promptly notify the Collateral Agent, the Term B Facility Agent and each Bank as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that this Credit Agreement and the other Credit Documents may be amended pursuant to a Refinancing Amendment to the extent (but only to the extent) necessary to (i) reflect the existence and terms of any Refinancing Facility established pursuant to such Refinancing Amendment, (ii) make such other changes to this Credit Agreement and the other Credit Documents consistent with the provisions and intent of such Refinancing Facility, and (iii) effect such other amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, the Collateral Agent and the Borrower Representative, to effect the provisions of this Section 2.14 with respect to such Refinancing Facility, and the Banks hereby expressly authorize the Administrative Agent and the Collateral Agent to enter into any such Refinancing Amendment. This Section shall supersede any provisions in Section 3.14 or 11.6 to the contrary.
2.15    Supplemental Term B Loans.
O&M Halyard may, at any time prior to the thirtieth (30th) day following the Second Amendment Effective Date, but on one occasion only, upon prior written notice by the Borrower Representative to the Administrative Agent and the Term B Facility Agent, request an increase to the Term B Commitments by a maximum aggregate amount of up to TWO HUNDRED FORTY-FIVE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($245,750,000), with additional commitments from existing Banks or other Persons that are Eligible Assignees selected by the Borrower Representative (other than the Parent, any Borrower or any Affiliate or Subsidiary of any Borrower) and reasonably acceptable to the Term B Facility Agent; provided, that:
(a)    any such increase shall be in Dollars and available only to O&M Halyard;
(b)    no Default or Event of Default shall exist and be continuing at the time of such increase;
(c)    no existing Bank shall be under any obligation to increase its Term B Commitment and any such decision whether to increase its Term B Commitment shall be in such Bank’s sole and absolute discretion;
(d)    the Borrower Representative (in consultation and coordination with the Term B Facility Agent) shall obtain commitments for the amount of such increase from existing Banks or other Persons that are Eligible Assignees selected by the Borrower Representative (other than the Parent, any Borrower or any Affiliate or Subsidiary of any Borrower) and reasonably acceptable to the Term B Facility Agent;
(e)    (i) any new Bank shall join this Credit Agreement by executing such joinder documents as are required by the Administrative Agent and/or the Term B Facility Agent and/or (ii) any existing Bank electing to increase its Term B Commitment shall have executed a commitment agreement satisfactory to the Term B Facility Agent;
(f)    as a condition precedent to such increase, the Borrower Representative shall have delivered to the Administrative Agent and the Term B Facility Agent (i) a certificate of the Borrower Representative dated as of the date of such increase and signed by a Responsible Officer of the Borrower Representative certifying that, before and after giving effect to such increase, (A) the representations and warranties made by the Credit Parties herein and in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection herewith are true and correct in all material respects on and as of the date of such increase as if made on and as of such date (except (x) for those which expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date, and (y) to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects), and (B) no Default or Event of Default exists, and (ii) a certificate of each Credit Party dated as of the date of the incurrence of such increase and signed by a Responsible Officer of each Credit Party certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase;
(g)    Schedule 2.1 shall be deemed revised to include any such increase (and the related Term B Loans) pursuant to this Section 2.15 and to include thereon any Person that becomes a Term B Bank pursuant to this Section 2.15;
(h)    the Term B Loans issued pursuant to any increase in accordance with this Section 2.15 shall be issued on the effective date of such increase (such date, the “Term B Facility Increase Effective Date”); and
(i)    the maturity date for any Term B Loans issued pursuant to an increase in accordance with this Section 2.15 shall be the Term B Facility Termination Date, (ii) the scheduled principal amortization payments for any Term B Loans issued pursuant to an increase in accordance with this Section 2.15 shall be as set forth in Section 2.4(b)(iii), (iii) the Applicable Percentage for any Term B Loans issued pursuant to an increase in accordance with this Section 2.15 shall be the Applicable Percentage with respect to the Term B Loans issued on the Second Amendment Effective Date and (iv) all other terms and conditions with respect to any Term B Loans issued pursuant to an increase in accordance with this Section 2.15 shall be identical to the terms and conditions with respect to the Term B Loans issued on the Second Amendment Effective Date (with such departures therefrom as shall be agreed to by the Term B Facility Agent in its reasonable discretion).
As of the Term B Facility Increase Effective Date, the Credit Agreement shall be amended to reflect the increase pursuant to this Section 2.15 (and the related issuance of Term B Loans) and the joinder to the Credit Agreement of any Eligible Assignees providing such increase (and related Term B Loans). Such amendment shall be executed and delivered by the Administrative Agent, the Term B Facility Agent, the Collateral Agent, the Credit Parties and each Bank and Eligible Assignee providing such increase (and related Term B Loans) without the consent of any other party. Such amendment shall be in form and substance reasonably satisfactory to the Administrative Agent and the Term B Facility Agent. This Section shall supersede any provisions in Section 3.14 or 11.6 to the contrary.
SECTION 3

OTHER PROVISIONS RELATING TO CREDIT FACILITY
3.1    Default Rate.
(a)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(b)    If any amount (other than principal of any Loan) payable under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Banks, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(c)    Upon the request of the Required Banks, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(d)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
3.2    Conversion.
The Borrower Representative shall have the option, on any Business Day, to extend existing Eurocurrency Rate Loans into a subsequent Interest Period or to convert Revolving Loans, Term Loans or Incremental Term Loans of one type into Revolving Loans, Term Loans or Incremental Term Loans of another type; provided, however, that (i) except as provided in Section 3.7, Eurocurrency Rate Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto, (ii) Eurocurrency Rate Loans may be extended, and Base Rate Loans may be converted into Eurocurrency Rate Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Revolving Loans, Term Loans or Incremental Term Loans extended as, or converted into, Eurocurrency Rate Loans shall be in such minimum amounts as provided in Section 2.2(b), and (iv) any request for extension of or conversion to a Eurocurrency Rate Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower Representative by giving written notice (or telephone notice promptly confirmed in writing) to the Applicable Agent in the form of Schedule 3.2 (a “Notice of Extension/Conversion”) prior to 10:00 a.m. on (x) the same Business Day of, in the case of Base Rate Loans, (y) on the third Business Day prior to, in the case of Eurocurrency Rate Loans denominated in Dollars or (z) four Business Days (or five Business Days in the case of a Special Notice Currency) in the case of Eurocurrency Rate Loans denominated in Alternative Currencies prior to, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Revolving Loans, Term Loans and/or Incremental Term Loans to be so extended or converted, the types of Revolving Loans, Term Loans and/or Incremental Term Loans into which such Revolving Loans, Term Loans and/or Incremental Term Loans are to be converted and, if appropriate, the currency and the applicable Interest Periods with respect thereto. Each request for extension or conversion to any Eurocurrency Rate Loan shall be deemed to be a reaffirmation by the Borrower Representative that no Default or Event of Default then exists. In the event the Borrower Representative fails to request extension of or conversion to any Eurocurrency Rate Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Revolving Loans, Term Loans and/or Incremental Term Loans shall be automatically converted into Base Rate Loans at the end of their Interest Period; provided that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. The Applicable Agent shall give each Bank notice as promptly as practicable of any such proposed conversion affecting any Revolving Loans, Term Loans and/or Incremental Term Loans. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Loan and reborrowed in the other currency.
3.3    Termination of Commitments.
(a)    The Borrower Representative may from time to time permanently reduce the Aggregate Revolving Committed Amount in whole or in part (in minimum principal amounts of $10,000,000 and in integral multiples of $1,000,000 in excess thereof) upon three (3) Business Days’ prior written notice to the Administrative Agent; provided that after giving effect to any voluntary reduction, the aggregate amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount, as reduced. The Revolving Commitment of each Revolving Bank shall be reduced by such Bank’s Revolving Commitment Percentage of such reduction amount. All fees in respect of the Aggregate Revolving Committed Amount accrued until the effective date of any reduction or termination of the Aggregate Revolving Committed Amount shall be paid on the effective date of such reduction or termination.
(b)    The aggregate Term A-1 Commitments were automatically and permanently reduced to zero on the Term A-1 Facility Funding Date.
(c)    The aggregate Term A-2 Commitments shall be automatically and permanently reduced to zero upon the Borrowing of the Term A-2 Loans pursuant to Section 2.1(d)(ii) on the Second Amendment Effective Date.
(d)    The aggregate Term B Commitments in effect on the Second Amendment Effective Date shall be automatically and permanently reduced to zero upon the Borrowing of Term B Loans pursuant to Section 2.1(d)(iii)(A) on the Second Amendment Effective Date. The aggregate amount of any increased Term B Commitments in accordance with Section 2.15 shall be automatically and permanently reduced to zero upon the Borrowing of Term B Loans pursuant to Section 2.1(d)(iii)(B) on the Term B Facility Increase Effective Date.
3.4    Prepayments.
(a)    Voluntary Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time without premium or penalty (except, with respect to the Term B Loans, any premium required by Section 3.4(c)); provided that (i) Eurocurrency Rate Loans may only be prepaid (A) on the last day of the Interest Period applicable thereto or (B) on a day that is not the last day of an Interest Period applicable thereto if the Borrowers pay to the applicable Banks any amounts due under Section 3.12, (ii) each such partial prepayment shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or the amount then outstanding, if less), and (iii) the Borrower Representative will provide notice to the Applicable Agent of any voluntary prepayment by 10:00 a.m. on the date of prepayment. Amounts prepaid on the Loans may be reborrowed in accordance with the provisions hereof. Each voluntary prepayment of Term Loans and Incremental Term Loans shall be applied to the Term Loans and any Incremental Term Loans on a pro rata basis, and shall be applied to the principal repayment installments thereof on a pro rata basis. Unless otherwise specified by the Borrower Representative, prepayments on the Revolving Obligations shall be applied first to Daily LIBOR Swingline Loans, then to Base Rate Loans and then to Eurocurrency Rate Loans in direct order of Interest Periods.
(b)    Mandatory Prepayments.
(i)    Revolving Obligations. If at any time (A) the aggregate principal amount of Revolving Obligations shall exceed the Aggregate Revolving Committed Amount, (B) the aggregate principal amount of Swingline Loans shall exceed the Swingline Committed Amount, (C) the aggregate principal amount of LOC Obligations shall exceed the Letter of Credit Sublimit or (D) the Administrative Agent notifies the Borrower Representative that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then in any such instance, the Borrowers shall immediately make payment on the Revolving Loans and/or to a cash collateral account in respect of LOC Obligations in an amount sufficient to eliminate the difference; provided that the Borrowers may, with respect to clauses (B) and (C) above, utilize a borrowing of Revolving Loans to the extent the conditions of Section 5.2 are satisfied for such payment or cash collateral if the incurrence of such Revolving Loans would not cause the aggregate principal amount of Revolving Obligations to exceed the Aggregate Revolving Committed Amount.
(ii)    Asset Dispositions and Involuntary Dispositions. Promptly upon receipt by any Credit Party or any Subsidiary of the Net Cash Proceeds of any Asset Disposition (other than any Permitted Asset Swap or any Asset Disposition consummated in reliance on Section 8.5(a) or Section 8.5(b)) or any Involuntary Disposition, the Borrowers shall prepay the Term Loans and any then-existing Incremental Term Loans as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds; provided that such Net Cash Proceeds shall not be required to be so applied (A) until the aggregate amount of Net Cash Proceeds derived from all such Asset Dispositions and Involuntary Dispositions in any fiscal year is equal to or greater than $10,000,000, and (B) if, at the election of the Borrower Representative (as notified by the Borrower Representative to the Administrative Agent and the Term B Facility Agent), such Net Cash Proceeds are reinvested in assets (other than current assets) that are used or useful in the business of the members of the Consolidated Group within one-hundred eighty (180) days after the date of receipt of such Net Cash Proceeds from such Asset Disposition or Involuntary Disposition, or are contractually committed to be applied to purchase such assets within such one-hundred eighty (180) day period and are so applied within one hundred eighty (180) days after the end of such one-hundred eighty (180) day period; provided, further, if such Net Cash Proceeds shall have not been so reinvested by the end of such period, such Net Cash Proceeds shall be immediately applied to prepay the Term Loans and any then-existing Incremental Term Loans. Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (iv) below.
(iii)    Debt Issuance. Promptly upon the receipt by any Credit Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrowers shall prepay the Term Loans and any then-existing Incremental Term Loans as hereinafter provided in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds. Any prepayment pursuant to this clause (iii) shall be applied as set forth in clause (iv) below.
(iv)    Application. Each prepayment pursuant to the foregoing provisions of Sections 3.4(b)(ii) and (iii) shall be applied to the Term Loans and any then-existing Incremental Term Loans on a pro rata basis and to the principal repayment installments thereof on a pro rata basis. Such prepayments shall be paid to the Banks in accordance with their respective Term Commitment Percentages and/or Incremental Term Commitment Percentages.
(v)    Refinancing Term Loans. Promptly upon the receipt by any Credit Party or any Subsidiary of the proceeds of any Refinancing Term Loans, the Borrowers shall prepay the Loans being refinanced in an aggregate amount equal to one hundred percent (100%) of such proceeds.
(vi)    Excess Cash Flow. On each Excess Cash Flow Payment Date, the Borrowers shall prepay the Term B Loans as hereinafter provided in this Section 3.4(b)(vi) in an aggregate amount equal to the total of (A) the Applicable Prepayment Percentage of Excess Cash Flow for the most recently ended Excess Cash Flow Period, minus (B) the sum of (1) the aggregate amount of all voluntary prepayments of Term Loans and Incremental Term Loans, in each case made pursuant to Section 3.4(a) during such Excess Cash Flow Period (to the extent such voluntary prepayments were not funded with proceeds from the incurrence of long-term indebtedness), plus (2) the aggregate amount of all voluntary prepayments of Revolving Loans made pursuant to Section 3.4(a) during such Excess Cash Flow Period (to the extent accompanied by a permanent reduction in the Revolving Commitments therefor, and to the extent such voluntary prepayments were not funded with proceeds from the incurrence of long-term indebtedness). Each prepayment pursuant to this Section 3.4(b)(vi) shall be applied to the principal repayment installments of the Term B Loans on a pro rata basis. Such prepayments shall be paid to the Banks in accordance with their respective Term B Commitment Percentages.
(c)    Repricing Event. Each prepayment of Term B Loans made in connection with a Repricing Event on or before the date that is six (6) months after the Second Amendment Effective Date shall be accompanied by a prepayment premium equal to 1.00% of the principal amount of the Term B Loans being repaid in connection with such Repricing Event.
3.5    Fees.
(a)    Unused Fee. In consideration of the Revolving Commitments, the Borrowers agree to pay to the Administrative Agent for the ratable benefit of the Revolving Banks a fee (the “Unused Fee”), in Dollars, for the period from the Closing Date to the Revolving Termination Date equal to the Applicable Percentage per annum on the Dollar Equivalent of the actual daily unused amount of the Aggregate Revolving Committed Amount for the applicable period. The Unused Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof) beginning with the first such date to occur after the Closing Date and on the Revolving Termination Date. For purposes of computation of the Unused Fee, (i) LOC Obligations shall be counted toward and considered usage of the Aggregate Revolving Committed Amount and (ii) Swingline Loans shall not be counted toward nor considered usage of the Aggregate Revolving Committed Amount.
(b)    Administrative Agent’s Fee. The Borrowers agree to pay, in Dollars, to the Administrative Agent, for its own account, the administrative and other fees referred to in the Wells Fargo Bank Fee Letter.
(c)    Term B Facility Agent’s Fee; Collateral Agent’s Fee. The Borrowers agree to pay, in Dollars, to the Term B Facility Agent and the Collateral Agent, for its own account, the administrative/collateral agency fee and other fees referred to in the Bank of America Fee Letter.
(d)    Joint Fee Letter. The Borrowers agree to pay, in Dollars, such other fees to the Persons, in the amounts and at the times specified in the Joint Fee Letter.
3.6    Capital Adequacy.
If any Bank or any Issuing Bank determines that any Change in Law affecting such Bank or such Issuing Bank or any Applicable Lending Office of such Bank, such Issuing Bank or such Bank’s or such Issuing Bank’s parent company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Bank’s or such Issuing Bank’s (including, for purposes hereof, the parent company of such Bank or such Issuing Bank) capital or assets as a consequence of this Credit Agreement, the Commitments of such Bank or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Bank, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Bank or such Issuing Bank or such Bank’s or such Issuing Bank’s parent company could have achieved but for such Change in Law (taking into consideration such Bank’s or such Issuing Bank’s policies with respect to capital adequacy or liquidity and such Bank’s or such Issuing Bank’s parent company’s policies with respect to capital adequacy or liquidity), then from time to time the U.S. Borrowers will pay to such Bank or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Bank or such Issuing Bank or such Bank’s or such Issuing Bank’s parent company for any such reduction suffered.
A certificate of a Bank or an Issuing Bank setting forth the amount or amounts necessary to compensate such Bank or such Issuing Bank or its parent company, as the case may be, as specified above and delivered to the Borrower Representative shall be conclusive absent manifest error. The U.S. Borrowers shall pay such Bank or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. Failure or delay on the part of any Bank or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 3.6 shall not constitute a waiver of such Bank’s or such Issuing Bank’s right to demand such compensation; provided that the U.S. Borrowers shall not be required to compensate a Bank or an Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than one hundred twenty (120) days prior to the date that such Bank or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Bank’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred twenty (120) day period referred to above shall be extended to include the period of retroactive effect thereof).
3.7    Limitation on Eurocurrency Rate Loans.
(a)    Unless and until a Replacement Rate is implemented in accordance with clause (c) below, if on or prior to the first day of any Interest Period for any Eurocurrency Rate Loan (whether in Dollars or an Alternative Currency), (i) the Applicable Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Applicable Agent or the Required Banks determine that for any reason Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Applicable Agent will promptly so notify the Borrower Representative and each Bank. Thereafter, (x) the obligation of the Banks to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Applicable Agent (upon the instruction of the Required Banks) revokes such notice. Upon receipt of such notice, any Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in Dollars in the amount specified therein.
(b)    Notwithstanding the foregoing, and unless and until a Replacement Rate is implemented in accordance with clause (c) below, if the Applicable Agent has made the determination described in clause (a)(i) above, the Applicable Agent in consultation with the Borrower Representative and the Required Banks, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Applicable Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) above, (ii) the Applicable Agent or the Required Banks notify the Applicable Agent and the Borrower Representative that such alternative interest rate does not adequately and fairly reflect the cost to the Banks of funding the Impacted Loans, or (iii) any Bank determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Bank or its Applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Bank to do any of the foregoing and provides the Applicable Agent and the Borrower Representative written notice thereof.
(c)    Notwithstanding anything to the contrary in Section 3.7(a) or (b) above, if the Administrative Agent or the Term B Facility Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in clause (a)(i) above have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent or the Term B Facility Agent, as applicable, has made a public statement identifying a specific date after which any applicable interest rate specified herein shall not longer be used for determining interest rates for loans in the syndicated loan market in the applicable currency, then the Administrative Agent or the Term B Facility Agent, as applicable, may, to the extent practicable (in consultation with the Borrower Representative and the Administrative Agent or the Term B Facility Agent, as applicable, and as determined by the Administrative Agent or the Term B Facility Agent, as applicable, to be generally in accordance with similar situations in other transactions in which it (and the Administrative Agent or the Term B Facility Agent, as applicable) is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement rate of interest (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next sentences, replace such applicable interest rate for all purposes under the Credit Documents unless and until (A) an event described in Section 3.7(a)(i), (c)(i), (c)(ii) or (c)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent or the Term B Facility Agent, as applicable, (or the Required Banks through the Administrative Agent or the Term B Facility Agent, as applicable) notifies the Borrower Representative and the Administrative Agent or the Term B Facility Agent, as applicable, that the Replacement Rate does not adequately and fairly reflect the cost to the Banks of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Credit Agreement and the other Credit Documents shall be amended solely with the consent of the Administrative Agent and the Term B Facility Agent, as may be necessary or appropriate, in the opinion of the Administrative Agent and the Term B Facility Agent, to effect the provisions of this Section 3.7(c). Notwithstanding anything to the contrary in this Credit Agreement or the other Credit Documents (including, without limitation, Section 11.6), such amendment shall become effective without any further action or consent of any other party to this Credit Agreement so long as the Administrative Agent and the Term B Facility Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Banks, written notices from such Banks that in the aggregate constitute Required Banks, with each such notice stating that such Bank objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Bank objects). To the extent the Replacement Rate is approved by the Administrative Agent and the Term B Facility Agent in connection with this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent or the Term B Facility Agent, as applicable, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent or the Term B Facility Agent, as applicable (it being understood that any such modification by the Administrative Agent or the Term B Facility Agent, as applicable, shall not require the consent of, or consultation with, any of the Banks).
3.8    Illegality.
If any Bank determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank or its Applicable Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Extension of Credit or to determine or charge interest rates based upon the Eurocurrency Rate or the Daily LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Bank to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Bank to the Borrower Representative through the Applicable Agent, (a) any obligation of such Bank to issue, make, maintain, fund or charge interest with respect to any such Extension of Credit or continue Eurocurrency Rate Loans or Daily LIBOR Swingline Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Bank making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Applicable Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Bank notifies the Applicable Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) each Borrower shall, upon demand from such Bank (with a copy to the Applicable Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans or Daily LIBOR Swingline Loans of such Bank to Base Rate Loans (the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Applicable Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Bank may lawfully continue to maintain such Eurocurrency Rate Loans or Daily LIBOR Swingline Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Eurocurrency Rate Loans or Daily LIBOR Swingline Loans, and (ii) if such notice asserts the illegality of such Bank determining or charging interest rates based upon the Eurocurrency Rate the Applicable Agent shall during the period of such suspension compute the Base Rate applicable to such Bank without reference to the Eurocurrency Rate component thereof until the Applicable Agent is advised in writing by such Bank that it is no longer illegal for such Bank to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the U.S. Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.9    Requirements of Law.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than Taxes) against assets of, deposits with or for the account of, or credit extended or participated in by, any Bank or any Issuing Bank;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Bank or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Bank or any Letter of Credit or participation therein;
and the result of any of the foregoing is to increase the cost to such Bank, such Issuing Bank or such other Recipient of making, converting into, continuing, or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Bank, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Bank, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Bank, Issuing Bank or other Recipient, the U.S. Borrowers will pay to such Bank, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Bank, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Mandatory Costs. If any Bank or any Issuing Bank incurs any Mandatory Costs attributable to the Obligations, then from time to time the U.S. Borrowers will pay to such Bank or such Issuing Bank, as the case may be, such Mandatory Costs. Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations.
(c)    Certificates for Reimbursement. A certificate of a Bank or an Issuing Bank setting forth the amount or amounts necessary to compensate such Bank or such Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) above and delivered to the Borrower Representative shall be conclusive absent manifest error. The U.S. Borrowers shall pay such Bank or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Reserves on Eurocurrency Rate Loans. The U.S. Borrowers shall pay to each Bank, (i) as long as such Bank shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan or Daily LIBOR Swingline Loan equal to the actual costs of such reserves allocated to such Loan by such Bank (as determined by such Bank in good faith, which determination shall be conclusive), and (ii) as long as such Bank shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Bank (as determined by such Bank in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower Representative shall have received at least ten (10) days’ prior notice (with a copy to the Applicable Agent) of such additional interest or costs from such Bank. If a Bank fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.
(e)    Delay in Requests. Failure or delay on the part of any Bank or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 3.9 shall not constitute a waiver of such Bank’s or such Issuing Bank’s right to demand such compensation; provided that the U.S. Borrowers shall not be required to compensate a Bank or an Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than one hundred twenty (120) days prior to the date that such Bank or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Bank’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred twenty (120) day period referred to above shall be extended to include the period of retroactive effect thereof).
3.10    Mitigation Obligations; Replacement of Banks.
(a)    Designation of a Different Applicable Lending Office. If any Bank requests compensation under Section 3.6 or Section 3.9, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Bank, any Issuing Bank, or any Governmental Authority for the account of any Bank or any Issuing Bank pursuant to Section 3.11, or if any Bank gives a notice pursuant to Section 3.8, then at the request of the Borrower Representative, such Bank or such Issuing Bank shall, as applicable, use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank or such Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.6, Section 3.9 or Section 3.11, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.8, as applicable, and (ii) in each case, would not subject such Bank or such Issuing Bank, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank or such Issuing Bank, as the case may be. The U.S. Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Bank or any Issuing Bank in connection with any such designation or assignment.
(b)    Replacement of Banks. If any Bank requests compensation under Section 3.6 or Section 3.9, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 3.11 and, in each case, such Bank has declined or is unable to designate a different lending office in accordance with Section 3.10(a), the Borrower Representative may replace such Bank in accordance with Section 11.18.
(c)    Survival. All of the Borrowers’ obligations under Sections 3.6, 3.7, 3.8, 3.9, 3.11 and 3.12 shall survive termination of the Aggregate Commitments, repayment in full in cash of all other Obligations hereunder, and resignation of any Agent.
3.11    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes, including both United States Federal backup withholding and withholding Taxes, from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including deductions or withholdings applicable to additional sums payable under this Section 3.11) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws any Other Taxes.
(c)    Tax Indemnification.
(i)    Without limiting the provisions of subsection (a) or (b) above or duplicating the payments to be made thereunder, the Credit Parties shall indemnify each Recipient for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this subsection (c)) withheld or deducted from a payment to, or paid by, such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payments under the preceding sentence shall be made within ten (10) days after the date the party entitled to indemnification makes a demand therefor. The Credit Parties shall also, and do hereby, indemnify the Applicable Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Bank or an Issuing Bank for any reason fails to pay indefeasibly to the Applicable Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower Representative by a Bank or an Issuing Bank (with a copy to the Applicable Agent), or by the Applicable Agent on its own behalf or on behalf of a Bank or an Issuing Bank, shall be conclusive absent manifest error.
(ii)    Without limiting the provisions of subsection (a) or (b) above, each Bank and each Issuing Bank shall indemnify the Applicable Agent for (A) any Indemnified Taxes attributable to such Bank or such Issuing Bank (but only to the extent that any Credit Party has not already indemnified the Applicable Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (B) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 11.3(d) relating to the maintenance of a Participant Register and (C) any Excluded Taxes attributable to such Bank or such Issuing Bank, in each case, that are payable or paid by the Applicable Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payments under the preceding sentence shall be made within ten (10) days after the date the party entitled to indemnification makes a demand therefor (which demand shall include a written statement setting forth in reasonable detail the basis for and such party’s calculation of the claim). Each Bank and each Issuing Bank hereby authorizes the Applicable Agent to set off and apply any and all amounts at any time owing to such Bank or such Issuing Bank, as the case may be, under this Credit Agreement or any other Credit Document against any amount due to the Applicable Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Applicable Agent, any assignment of rights by, or the replacement of, a Bank or an Issuing Bank, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
(d)    Evidence of Payments. Upon request by any Credit Party or the Applicable Agent, as the case may be, after any payment of Taxes by such Credit Party or by the Applicable Agent to a Governmental Authority as provided in this Section 3.11, such Credit Party shall deliver to the Applicable Agent or the Applicable Agent shall deliver to such Credit Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Law to report such payment or other evidence of such payment reasonably satisfactory to such Credit Party or the Applicable Agent, as the case may be.
(e)    Status of Banks; Tax Documentation.
(i)    Each Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower Representative and the Applicable Agent, at the time or times reasonably requested by the Borrower Representative or the Applicable Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Applicable Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower Representative or the Applicable Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Representative or the Applicable Agent as will enable the Borrower Representative or the Applicable Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.11(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
(ii)    Without limiting the generality of the foregoing,
(A)    any Bank that is a U.S. Person shall deliver to the Borrower Representative and the Applicable Agent, on or prior to the date on which such Bank becomes a Bank under this Credit Agreement (and from time to time thereafter upon the request of the Borrower Representative or the Applicable Agent), executed originals of Internal Revenue Service Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax; and
(B)    each Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Applicable Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Credit Agreement (and from time to time thereafter upon the request of the Borrower Representative or the Applicable Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, Internal Revenue Service Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,
(II)    executed originals of Internal Revenue Service Form W-8ECI,
(III)    in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Schedule 3.11-1 to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 871(h)(3)(B) or section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, or
(IV)    to the extent a Foreign Bank is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Schedule 3.11-2 or Schedule 3.11-3, Internal Revenue Service Form W-9 and/or other supporting documentation from each beneficial owner, as applicable (including, without limitation, if the Foreign Bank is treated as a partnership for U.S. federal income Tax purposes, required supporting documentation with respect to such Foreign Bank’s direct and indirect partners that are claiming the portfolio interest exemption); provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Schedule 3.11-4 on behalf of each such direct and indirect partner,
(C)    each Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Applicable Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Applicable Agent), executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Laws or otherwise reasonably requested by the Borrower Representative or the Applicable Agent to permit the Borrower Representative or the Applicable Agent to determine the withholding or deduction required to be made, and
(D)    if a payment made to a Bank under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrower Representative and the Applicable Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower Representative or the Applicable Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower Representative or the Applicable Agent as may be necessary for the Borrowers and the Applicable Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)    Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Applicable Agent in writing of its legal inability to do so.
Additionally, each of the Borrowers shall promptly deliver to the Applicable Agent or any Bank, as the Applicable Agent or such Bank shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Bank or the Applicable Agent under such Laws in connection with any payment by the Applicable Agent or any Bank of Taxes, or otherwise in connection with the Credit Documents, with respect to such jurisdiction.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall any Agent have any obligation to file for or otherwise pursue on behalf of a Bank or any Issuing Bank, or have any obligation to pay to any Bank or any Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Bank or such Issuing Bank, as the case may be. If the Administrative Agent, the Term B Facility Agent, any Bank or any Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (whether received in cash or as an overpayment applied by such Applicable Agent, such Bank or such Issuing Bank to offset an amount of Tax otherwise due and payable) as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.11, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 3.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Applicable Agent, such Bank or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Credit Party, upon the request of such Applicable Agent, such Bank or such Issuing Bank, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Applicable Agent, such Bank or such Issuing Bank in the event such Applicable Agent, such Bank or such Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will a Recipient be required to pay any amount to a Credit Party pursuant to this paragraph (f) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent, the Term B Facility Agent, any Bank or any Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower Representative or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.11 shall survive the resignation or replacement of any Applicable Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all Obligations under any Credit Document.
(h)    Definitions. For purposes of this Section 3.11, the term “applicable Laws” includes FATCA, and the term “Bank” shall include each Issuing Bank.
3.12    Compensation.
Upon demand of any Bank (with a copy to the Applicable Agent) from time to time, the Borrowers shall promptly compensate such Bank for and hold such Bank harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or Daily LIBOR Swingline Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
(b)    any failure by the Borrowers (for a reason other than the failure of such Bank to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or Daily LIBOR Swingline Loan on the date or in the amount notified by the Borrower Representative; or
(c)    any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)    the assignment of any Eurocurrency Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 11.18;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profits). The Borrowers shall also pay any customary administrative fees charged by such Bank in connection with the foregoing. For purposes of calculating amounts payable by the Borrowers to the Banks under this Section 3.12, each Bank shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.13    Pro Rata Treatment.
Except to the extent otherwise provided herein:
(a)    Loans and Letters of Credit. Each Revolving Loan, Term Loan or Incremental Term Loan advance, each payment or prepayment of principal of any Revolving Loan, any Term Loan or any Incremental Term Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans, the Term Loans and the Incremental Term Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each reduction of the Aggregate Revolving Committed Amount, and each conversion or extension of any Revolving Loan, any Term Loan or any Incremental Term Loan, shall be allocated pro rata among the Banks in accordance with the respective Revolving Commitment Percentages, Term Commitment Percentages and/or Incremental Term Commitment Percentages, as applicable.
(b)    Advances.
(i)    No Bank shall be responsible for the failure or delay by any other Bank in its obligation to make its ratable share of a borrowing hereunder, except for adjustments provided in Section 3.18(a)(iv) to the Revolving Commitment Percentage of each Bank that is not a Defaulting Bank; provided, however, that the failure of any Bank to fulfill its obligations hereunder shall not relieve any other Bank of its obligations hereunder.
(ii)    Unless any Borrower or any Bank has notified the Applicable Agent prior to the date any payment is required to be made by it to the Applicable Agent hereunder, that such Borrower or such Bank, as the case may be, will not make such payment, the Applicable Agent may assume that such Borrower or such Bank, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Applicable Agent in Same Day Funds, then:
(A)    if the Borrowers failed to make such payment, each Bank shall forthwith on demand repay to the Applicable Agent the portion of such assumed payment that was made available to such Bank in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Applicable Agent to such Bank to the date such amount is repaid to the Applicable Agent in Same Day Funds, at the Overnight Rate from time to time in effect; and
(B)    if any Bank failed to make such payment, such Bank shall forthwith on demand pay to the Applicable Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Applicable Agent to the Borrowers to the date such amount is recovered by the Applicable Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate from time to time in effect. If such Bank does not pay such amount forthwith upon the Applicable Agent’s demand therefor, the Applicable Agent may make a demand therefor upon the Borrower Representative, and the Borrowers shall pay such amount to the Applicable Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.
Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitments or to prejudice any rights that the Administrative Agent, the Term B Facility Agent or the Borrowers may have against any Bank as a result of any default by such Bank hereunder. A notice of the Applicable Agent to any Bank with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
3.14    Sharing of Payments.
The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Bank under this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Bank shall promptly purchase from the other Banks a participation interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Banks share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of a participation interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Bank whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Bank so purchasing such a participation interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation interest as fully as if such Bank were a holder of such Loans, LOC Obligations or other obligation in the amount of such participation interest. Except as otherwise expressly provided in this Credit Agreement, if any Bank or any Agent shall fail to remit to any other Agent or any other Bank an amount payable by such Bank or such Agent to such other Agent or such other Bank pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such other Agent or such other Bank at a rate per annum equal to the Overnight Rate. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks under this Section 3.14 to share in the benefits of any recovery on such secured claim.
3.15    Payments, Computations, Retroactive Adjustments of Applicable Percentage, Etc..
(a)    Generally. All payments hereunder and under any other Credit Document shall be made by the Borrowers without condition or deduction for any counterclaim, defense, recoupment or setoff of any kind. Except as otherwise specifically provided herein and except with respect to principal and interest on Loans denominated in an Alternative Currency, all payments made by a Credit Party hereunder shall be made to the Applicable Agent, for the account of the respective Banks to which such payment is owed, in Dollars in Same Day Funds, at the Applicable Agent’s Office specified in Section 11.1. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Banks to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Applicable Agent may require that any payments due under this Credit Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. All payments shall be received by the Applicable Agent not later than (i) 2:00 p.m. on the date when due in the case of payments in Dollars and (ii) the Applicable Time specified by the Administrative Agent on the date when due in the case of payments in Alternative Currencies. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Applicable Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers or any other Credit Party maintained with the Applicable Agent (with notice to the Borrower Representative or such other Credit Party). The Borrowers shall, at the time it makes any payment under this Credit Agreement, specify to the Applicable Agent the Loans, LOC Obligations, fees, interest or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Applicable Agent shall distribute such payment to the Banks in such manner as the Applicable Agent may determine to be appropriate in respect of obligations owing by the Borrowers hereunder, subject to the terms of Section 3.13(a)). The Applicable Agent will distribute such payments to such Banks, if any such payment is received prior to 2:00 p.m. on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Applicable Agent will distribute such payment to such Banks on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurocurrency Rate Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.
(b)    Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default and upon the exercise of remedies in accordance with Section 9.2, all amounts collected or received on or in respect of the Obligations (or other amounts owing under the Credit Documents or other documentation in respect of the Obligations in connection therewith) shall be paid over or delivered as follows:
FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Agents in connection with enforcing the rights and remedies of the Banks under the Credit Documents made with respect thereto, in each case ratably among the Agents in proportion to the respective amounts in this clause “FIRST” held by them;
SECOND, to payment of any fees owed to any Agent in its capacity as such under the Credit Documents, in each case ratably among the Agents in proportion to the respective amounts in this clause “SECOND” held by them;
THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Banks hereunder in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Bank;
FOURTH, to the payment of all accrued interest and fees on or in respect of the Obligations;
FIFTH, to the payment of the outstanding principal amount of the Obligations hereunder (including the payment or cash collateralization of the outstanding LOC Obligations), all Obligations under any Secured Swap Contract, all Obligations under any Secured Treasury Management Agreement, and all Bilateral Letter of Credit Obligations, in each case ratably among the respective parties in proportion to the respective amounts described in this clause “FIFTH” held by them;
SIXTH, to all other Obligations hereunder and other obligations which shall have become due and payable under the Credit Documents otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and
SEVENTH, to the payment of the surplus, if any, to the Borrower Representative.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) except as otherwise provided, the Banks (and Affiliates thereof) shall receive amounts ratably in accordance with their respective pro rata share (based on the proportion that the then outstanding Obligations held by such Banks (and Affiliates thereof) bears to the aggregate amount of the Obligations then outstanding) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the applicable Issuing Bank for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FOURTH”, “FIFTH” and “SIXTH” above in the manner provided in this Section 3.15(b). Excluded Swap Obligations with respect to any Credit Party shall not be paid with amounts received from such Credit Party or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
Notwithstanding the foregoing, Obligations arising under Secured Treasury Management Agreements and Secured Swap Contracts and Bilateral Letter of Credit Obligations shall be excluded from the application described above if the Collateral Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Collateral Agent may request, from the applicable Treasury Management Bank, Swap Bank or Bilateral Letter of Credit Bank, as the case may be. Each Treasury Management Bank, Swap Bank or Bilateral Letter of Credit Bank not a party to this Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Collateral Agent pursuant to the terms of Section 10 for itself and its Affiliates as if a “Bank” party hereto.
(c)    Retroactive Adjustments of Applicable Percentage. If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Borrower Representative or the Banks determine that (i) the Consolidated Total Leverage Ratio as calculated by the Parent as of any applicable date was inaccurate at the time so calculated and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Applicable Agent for the account of the applicable Banks or the applicable Issuing Banks, as the case may be, promptly on demand by the Applicable Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, automatically and without further action by the Applicable Agent, any Bank or any Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of any Agent, any Bank or any Issuing Bank, as the case may be, under Section 2.6(a)(iii), 2.6(f) or 3.1 or under Section 9. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
3.16    Evidence of Debt.
(a)    Each Bank shall maintain an account or accounts evidencing each Loan made by such Bank to the Borrowers from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Credit Agreement. Each Bank will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.
(b)    The Applicable Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Bank hereunder and (iii) the amount of any sum received by the Applicable Agent hereunder from or for the account of any Credit Party and each Bank’s share thereof. The Applicable Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.
(c)    The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Applicable Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Bank or the Applicable Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Obligations and other amounts owing to such Bank.
3.17    Certain Limitations.
If any Bank requests compensation or indemnification from the Borrowers under Section 3.6, 3.9 or 3.11, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Bank, is not otherwise disadvantageous to such Bank.
3.18    Defaulting Banks.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Bank becomes a Defaulting Bank, then, until such time as that Bank is no longer a Defaulting Bank, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in Section 11.6.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by an Agent for the account of that Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise, and including any amounts made available to any Agent by that Defaulting Bank pursuant to Section 11.2), shall be applied at such time or times as may be determined by the Agents as follows: first, to the payment on a pro rata basis of any amounts owing by that Defaulting Bank to the applicable Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Bank to any Issuing Bank or the Swingline Bank hereunder; third, if so determined by the Administrative Agent, or if requested by any Issuing Bank or the Swingline Bank, to be held as Cash Collateral for future funding obligations of that Defaulting Bank of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Bank has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Bank to fund Loans under this Credit Agreement; sixth, to the payment of any amounts owing to the Banks, the Issuing Banks or the Swingline Bank as a result of any judgment of a court of competent jurisdiction obtained by any Bank, any Issuing Bank or the Swingline Bank against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Credit Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Credit Agreement; and eighth, to that Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LOC Borrowings in respect of which that Defaulting Bank has not fully funded its appropriate share and (y) such Loans or LOC Borrowings were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LOC Borrowings owed to, all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or LOC Borrowings owed to, that Defaulting Bank. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post Cash Collateral pursuant to this Section 3.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Bank, and each Bank irrevocably consents hereto.
(iii)    Certain Fees. That Defaulting Bank (x) shall not be entitled to receive any unused fee pursuant to Section 3.5(a) for any period during which that Bank is a Defaulting Bank (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Bank) and (y) shall be limited in its right to receive Standby Letter of Credit Fees as provided in Section 2.6(f).
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Bank, for purposes of computing the amount of the obligation of each non-Defaulting Bank to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.1, 2.4, 2.6 or 2.7, the “Revolving Commitment Percentage” of each non-Defaulting Bank shall be computed without giving effect to the Revolving Commitment of that Defaulting Bank; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Bank becomes a Defaulting Bank, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Bank to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Bank minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Bank. Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from that Bank having become a Defaulting Bank, including any claim of a non-Defaulting Bank as a result of such non-Defaulting Bank’s increased exposure following such reallocation.
(b)    Defaulting Bank Cure. If the Borrower Representative, each Agent, the Swingline Bank and each Issuing Bank agree in writing in their sole discretion that a Defaulting Bank should no longer be deemed to be a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Bank will, to the extent applicable, purchase that portion of outstanding Loans of the other Banks or take such other actions as the Agents may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Banks in accordance with their Revolving Commitment Percentages (without giving effect to Section 3.18(a)(iv)), whereupon that Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties and subject to Section 11.22, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.
3.19    Cash Collateral.
(a)    Certain Credit Support Events.
(i)    Upon the request of the Administrative Agent or an Issuing Bank (A) if such Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LOC Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any LOC Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all LOC Obligations.
(ii)    At any time that there shall exist a Defaulting Bank, immediately upon the request of the Administrative Agent, any Issuing Bank or the Swingline Bank, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 3.18(a)(iv) and any Cash Collateral provided by the Defaulting Bank).
(iii)    If the Administrative Agent notifies the Borrower Representative at any time that the Outstanding Amount of all LOC Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall Cash Collateralize the LOC Obligations in an amount equal to the amount by which the Outstanding Amount of all LOC Obligations exceeds the Letter of Credit Sublimit.
(iv)    The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo Bank. The Borrowers, and to the extent provided by any Bank, such Bank, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Banks (including the Swingline Bank), and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.19(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)    Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 3.19 or Sections 2.1, 2.4, 2.6, 2.7, 3.18 or 9.2 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific LOC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Bank, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Bank status of the applicable Bank (or, as appropriate, its assignee following compliance with Section 11.3(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 3.19 may be otherwise applied in accordance with Section 9.2), and (y) the Person providing Cash Collateral and the applicable Issuing Bank or the Swingline Bank, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
3.20    Plan Assets.
(a)    Each Bank (x) represents and warrants, as of the Second Amendment Effective Date or the later date such Person became a Bank party hereto, as applicable, to, and (y) covenants, from the Second Amendment Effective Date or the later date such Person became a Bank party hereto, as applicable, to the date such Person ceases being a Bank party hereto, for the benefit of, each Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)     such Bank is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement,
(iii)     (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement, or
(iv)     such other representation, warranty and covenant as may be agreed in writing between the Applicable Agent, in its sole discretion, and such Bank.
(b)     In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or such Bank has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the Second Amendment Effective Date or the date such Person became a Bank party hereto, as applicable, to, and (y) covenants, from the Second Amendment Effective Date or the date such Person became a Bank party hereto, as applicable, to the date such Person ceases being a Bank party hereto, for the benefit of, each Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that:
(i)     none of the Administrative Agent, the Term B Facility Agent, the Collateral Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Bank (including in connection with the reservation or exercise of any rights by the Administrative Agent, the Term B Facility Agent or the Collateral Agent under this Credit Agreement, any other Credit Document or any documents related to hereto or thereto),
(ii)     the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)     the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)     the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Credit Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to the Administrative Agent, the Term B Facility Agent, the Collateral Agent, any Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Credit Agreement.
(c)     Each Agent and each Arranger hereby informs the Banks that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Bank or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the other Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 4

GUARANTY
4.1    The Guaranty.
Each of the Guarantors hereby jointly and severally guarantees to each Guaranteed Party, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, in any Secured Swap Contracts, in any Secured Treasury Management Agreements or in any Secured Bilateral Letters of Credit, the obligations of each Guarantor (other than the Parent) under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.
Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or in any Secured Swap Contracts, Obligations of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.
4.2    Obligations Unconditional.
The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, any Secured Swap Contracts, any Secured Treasury Management Agreements or any Secured Bilateral Letters of Credit, or any other agreement or instrument referred to therein, or any substitution, release, impairment, non-perfection or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers or any other Guarantor for amounts paid under this Section 4 until such time as the Banks (or any other Swap Banks, Treasury Management Banks or Bilateral Letter of Credit Banks) have been paid in full in respect of all Obligations, the Aggregate Commitments have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Banks (or any other Swap Banks, Treasury Management Banks or Bilateral Letter of Credit Banks) in connection with monies received under the Credit Documents, the Secured Swap Contracts, the Secured Treasury Management Agreements or the Secured Bilateral Letters of Credit between any member of the Consolidated Group and any Bank (or any other Swap Bank, Treasury Management Bank or Bilateral Letter of Credit Bank). Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:
(a)    at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)    any of the acts mentioned in any of the provisions of any of the Credit Documents, any Secured Swap Contracts, any Secured Treasury Management Agreements or any Secured Bilateral Letters of Credit between any member of the Consolidated Group and any Bank (or any other Swap Bank, Treasury Management Bank or Bilateral Letter of Credit Bank), or any other agreement or instrument referred to in the Credit Documents, the Secured Swap Contracts, the Secured Treasury Management Agreements or the Secured Bilateral Letters of Credit shall be done or omitted;
(c)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Secured Swap Contracts, any Secured Treasury Management Agreements or any Secured Bilateral Letters of Credit between any member of the Consolidated Group and any Bank (or any other Swap Bank, Treasury Management Bank or Bilateral Letter of Credit Bank), any other agreement or instrument referred to in the Credit Documents or such Secured Swap Contracts, such Secured Treasury Management Agreements or such Secured Bilateral Letters of Credit shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)    any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor);
(e)    any change in the corporate existence or structure of any Borrower;
(f)    any claims or set-off rights that the Guarantor may have against any Borrower or any Bank (or any other Swap Bank, Treasury Management Bank or Bilateral Letter of Credit Bank); and
(g)    any law or regulation of any jurisdiction or any event affecting any term of a guaranteed obligation.
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Guaranteed Party exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.
4.3    Reinstatement.
The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any Guaranteed Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Guaranteed Party on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
4.4    Certain Additional Waivers.
Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.
4.5    Remedies.
The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Guaranteed Parties, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1.
4.6    Rights of Contribution.
The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Guaranteed Parties, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until payment and satisfaction in full of all of the Obligations and termination of the Aggregate Commitments. For purposes of this Section 4.6, (a) “Guaranteed Obligations” shall mean any obligations arising under the other provisions of this Section 4; (b) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) “Pro Rata Share” shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrowers in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.4.
4.7    Guarantee of Payment; Continuing Guarantee.
The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.
4.8    Keepwell.
Each Credit Party that is a Qualified ECP Guarantor at the time this Section 4 by any Specified Credit Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 4 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 4.8 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Credit Party intends this Section 4.8 to constitute, and this Section 4.8 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.
SECTION 5

CONDITIONS PRECEDENT
5.1    [Reserved].
5.2    Conditions to all Extensions of Credit.
The obligation of each Bank and each Issuing Bank to make any Extension of Credit (including the initial Extension of Credit, but excluding any advance of the Necessary Second Amendment Acquisition Funds on the Second Amendment Effective Date) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:
(a)    Representations and Warranties. The representations and warranties made by the Credit Parties herein and in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except (i) for those which expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects).
(b)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date.
(c)    Alternative Currencies. In the case of an Extension of Credit to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Revolving Banks (in the case of any Revolving Loans to be denominated in an Alternative Currency) or the applicable Issuing Bank (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Extension of Credit to be denominated in the relevant Alternative Currency.
(d)    Request for Extension of Credit. The Applicable Agent and, if applicable, the applicable Issuing Bank or the Swingline Bank, shall have received a Notice of Loan Borrowing, a Notice of Swingline Loan Borrowing or a Letter of Credit Application, as applicable, in accordance with the requirements hereof.
Each request for an Extension of Credit and each acceptance by a Borrower of an Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower Representative and the Borrowers as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) and (b) of this Section 5.2 have been satisfied.
SECTION 6

REPRESENTATIONS AND WARRANTIES
Each Credit Party hereby represents and warrants to each Agent and each Bank that:
6.1    Organization and Good Standing.
Each Credit Party is an organization duly formed, validly existing and in good standing under the laws of the state of its organization, is duly qualified and in good standing and authorized to do business in every foreign jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and has the requisite corporate or company power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted.
6.2    Due Authorization.
Each Credit Party (a) has the requisite corporate or company power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for, and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.
6.3    No Conflicts.
Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor the performance of and compliance with the terms and provisions thereof by a Credit Party will (a) violate or conflict with any provision of its articles of incorporation or bylaws or other charter documents, (b) violate, contravene or materially conflict with any law, regulation (including without limitation Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties, the creation of which could reasonably be expected to have a Material Adverse Effect.
6.4    Consents.
No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or any other Person is required in connection with (a) the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by each Credit Party, (b) the grant by any Domestic Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Collateral Agent or any Bank of its rights under the Credit Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) consents, approvals, authorization, filings, registrations and qualifications which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents.
6.5    Enforceable Obligations.
Each Credit Document has been duly executed and delivered and constitutes the legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.
6.6    Collateral Representations; Credit Parties.
(a)    Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Domestic Credit Parties in the Collateral described therein. Except for filings completed prior to the Second Amendment Effective Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.
(b)    Intellectual Property. Set forth on Schedule 6.6(b), as of the Second Amendment Effective Date, is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Credit Party as of the Second Amendment Effective Date. Except for such claims and infringements that would not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Credit Party know of any such claim, and the use of any Intellectual Property by any Credit Party or any of its Subsidiaries or the granting of a right or a license in respect of any Intellectual Property from any Credit Party or any of its Subsidiaries does not infringe on the rights of any Person. As of the Second Amendment Effective Date, none of the Intellectual Property owned by any of the Credit Parties or any of their Subsidiaries is subject to any licensing agreement or similar arrangement (other than non-exclusive outbound licenses entered into in the ordinary course of business) except as set forth on Schedule 6.6(b).
(c)    Properties. Set forth on Schedule 6.6(c), as of the Second Amendment Effective Date, is a list of all real property located in the United States that is owned or leased by any Credit Party (in each case, including (i) the name of the Credit Party owning or leasing such property, (ii) the property address, and (iii) the city, county, state and zip code in which such property is located).
(d)    Credit Parties. Set forth on Schedule 6.6(d) is a complete and accurate list as of the Second Amendment Effective Date of each Credit Party’s: (i) exact legal name; (ii) former legal names in the four (4) months prior to the Second Amendment Effective Date, if any; (iii) jurisdiction of organization; (iv) chief executive office address (and its principal place of business address if different than its chief executive office address); (v) U.S. federal taxpayer identification number or, in the case of any non-Domestic Credit Party that does not have a U.S. taxpayer identification number, unique identification number issued to it by the jurisdiction of its organization; and (vi) organization identification number, if any.
6.7    Financial Condition.
(a)    The consolidated balance sheets of the Parent and its Subsidiaries as of December 31, 2015, December 31, 2016 and December 31, 2017 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2017 (copies of which have heretofore been provided to the Agents and the Banks) have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the financial condition of the Parent and its Subsidiaries as of December 31, 2015, December 31, 2016 and December 31, 2017 and the results of their operations and cash flows for each of the years in the three-year period ended December 31, 2017.
(b)    The consolidated balance sheets of the Parent and its Subsidiaries and the related consolidated statements of income, changes in shareholders’ equity and cash flows delivered to the Agents and the Banks in accordance with Section 7.1(a) and Section 7.1(b) have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and the results of their operations and cash flows for the periods covered thereby.
6.8    No Material Adverse Changes or Restricted Payments.
Since December 31, 2017:
(a)    for the period to the Second Amendment Effective Date, except as previously disclosed in writing to the Agents and the Banks, there have been no material sales, transfers or other dispositions of any material part of the business or Property of any member of the Consolidated Group, nor have there been any material purchases or other acquisitions of any business or Property (including the Capital Stock of any other Person) by any member of the Consolidated Group, in each case which are not reflected in the annual audited financial statements referenced in Section 6.7(a); and
(b)    there have been no circumstances, developments or events relating to or affecting any member of the Consolidated Group which could reasonably be expected to have a Material Adverse Effect.
6.9    No Default.
No Default or Event of Default presently exists.
6.10    Liens.
Except for Permitted Liens, each member of the Consolidated Group has good and marketable title to, or a valid leasehold interest in, all of its material real property, and good title to, or a valid leasehold interest in, all of its other material Property, free and clear of all Liens.
6.11    Indebtedness.
No member of the Consolidated Group has any Indebtedness except for Indebtedness permitted by Section 8.1.
6.12    Litigation.
No claim, litigation, investigation or proceeding of any kind is pending or, to the knowledge of any Responsible Officer, threatened, against any member of the Consolidated Group or any of its Property or revenues which (a) relate to the Credit Documents or any of the transactions contemplated hereby or thereby or (b) could reasonably be expected to have a Material Adverse Effect.
6.13    Material Agreements.
No member of the Consolidated Group is in default in any respect (and, to the knowledge of any Responsible Officer, no such default is asserted) under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which any member of the Consolidated Group is a party or by which any of its Property is bound which default could reasonably be expected to have a Material Adverse Effect.
6.14    Taxes.
Each member of the Consolidated Group has filed, or caused to be filed, all federal and state income and other material tax returns required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all federal and state income and other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing (or necessary to preserve any Liens in favor of the Administrative Agent, the Collateral Agent or the Banks) by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith by proper proceedings for which adequate reserves are being maintained in accordance with GAAP. The filing and recording of any and all documents required to perfect the security interests granted to the Collateral Agent (for the ratable benefit of the Secured Parties) will not result in any documentary, stamp or other taxes.
6.15    Compliance with Law.
Each member of the Consolidated Group is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.16    ERISA.
(a)    Except as could not reasonably be expected to have a Material Adverse Effect:
(i)    Each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter (or an opinion letter upon which the Credit Parties are entitled to rely) from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Credit Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. The Credit Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412, Section 430 or Section 431 of the Internal Revenue Code has been made with respect to any Plan.
(ii)    There are no pending or, to the best knowledge of the Credit Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.
(iii)    (A) No ERISA Event currently exists and, to the knowledge of any Responsible Officer, no event or condition has occurred or exists as a result of which any ERISA Event is reasonably expected to occur with respect to any Plan; (B) the minimum required contribution (as defined in Section 430(a) of the Internal Revenue Code) has been made for each Plan; (C) neither the Credit Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) neither the Credit Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such material liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (E) neither the Credit Parties nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(iv)    The actuarial present value of all “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan’s most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan by more than a material amount.
(v)    No member of the Consolidated Group nor any ERISA Affiliate has any material liability with respect to “expected post-retirement benefit obligations” within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is “an employee welfare benefit plan” (as defined in Section 3(1) of ERISA) maintained by the Parent or any ERISA Affiliate to which Sections 601-609 of ERISA and Section 4980B of the Internal Revenue Code apply has been administered in compliance in all material respects of such sections.
To the extent any of the foregoing representations include Multiemployer Plans or Multiple Employer Plans, each such representation shall be based on the knowledge of any Responsible Officer.
(b)    The Borrowers represent and warrant as of the Second Amendment Effective Date that no Borrower is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans as Collateral or to satisfy any Borrower’s obligations under the Loans, the Letters of Credit or the Commitments.
6.17    Subsidiaries.
(a)    Set forth on Schedule 6.17, as of the Second Amendment Effective Date, is each Subsidiary of the Parent, including the jurisdiction of organization, ownership and ownership percentages thereof. The outstanding shares of Capital Stock of each Subsidiary have been validly issued, fully paid and are non-assessable and owned free of Liens other than Permitted Liens. The outstanding shares of Capital Stock of each Subsidiary are, as of the Second Amendment Effective Date, owned by the Person(s) identified on Schedule 6.17, directly or indirectly.
(b)    The Non-Guarantor Subsidiaries, as a group, do not exceed the Threshold Requirement.
6.18    Use of Proceeds; Margin Stock.
(a)    The proceeds of the Revolving Loans and other Extensions of Credit made on the Closing Date were used on the Closing Date solely (i) to refinance all Indebtedness outstanding under the Existing Credit Agreement, and (ii) to pay fees and expenses in connection with the closing of the transactions contemplated by this Credit Agreement on the Closing Date. Thereafter, the proceeds of the Revolving Loans and other Extensions of Credit (other than the Term A-1 Loans, the Necessary Second Amendment Acquisition Funds and the Term Loans funded on the Term B Facility Increase Effective Date) have been and shall be used from time to time solely to finance working capital, capital expenditures and other general corporate purposes (including, without limitation, Acquisitions (including, without limitation, the Closing Date Acquisition) permitted hereunder) of the Parent and its Subsidiaries (to the extent not inconsistent with the Credit Parties’ covenants and obligations under this Credit Agreement and the other Credit Documents). The proceeds of the Term A-1 Loans were used on the Term A-1 Facility Funding Date solely (A) to finance, in part, the Closing Date Acquisition, and (B) to pay fees and expenses in connection with the consummation of the Closing Date Acquisition and the funding of the Term A-1 Facility as contemplated by this Credit Agreement. The proceeds of the Necessary Second Amendment Acquisition Funds shall be used on the Second Amendment Effective Date solely (1) to finance, in part, the Second Amendment Acquisition, (2) to pay the fees, costs and expenses incurred in connection with the Second Amendment Transactions, and (3) to consummate the Second Amendment Refinancing. The proceeds of the Term Loans funded on the Term B Facility Increase Effective Date shall be used on the Term B Facility Increase Effective Date to refinance all outstanding Revolving Loans on such date and, after all outstanding Revolving Loans have been paid in full, for other general corporate purposes.
(b)    None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans and other Extensions of Credit) will violate or result in a violation of the Securities Act of 1933, as amended, or the regulations issued pursuant thereto, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X. “Margin Stock” within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Parent and its Subsidiaries.
6.19    Government Regulation.
No Credit Party is subject to regulation under the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Credit Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such a company.
6.20    Environmental Matters.
Except as could not reasonably be expected to have a Material Adverse Effect:
(a)    Each of the facilities and properties owned, leased or operated by the members of the Consolidated Group (the “Subject Properties”) and all operations at the Subject Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Subject Properties or the businesses operated by the members of the Consolidated Group (the “Businesses”), and, to the knowledge of any Responsible Officer, there are no conditions relating to the Businesses or Subject Properties that could give rise to liability under any applicable Environmental Laws.
(b)    None of the Subject Properties contains, or, to the knowledge of any Responsible Officer, has previously contained, any Hazardous Materials at, on or under the Subject Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.
(c)    None of the members of the Consolidated Group has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Businesses, nor does any Responsible Officer of any member of the Consolidated Group have knowledge or reason to believe that any such notice will be received or is being threatened.
(d)    Hazardous Materials have not been transported or disposed of from the Subject Properties, or generated, treated, stored or disposed of at, on or under any of the Subject Properties or any other location, in each case by or on behalf of any members of the Consolidated Group in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.
(e)    No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Responsible Officer, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Subject Properties or the Businesses.
(f)    There has been no release, or threat of release, of Hazardous Materials at or from the Subject Properties, or arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the Subject Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.
6.21    Intellectual Property, Franchises, etc..
Except as could not reasonably be expected to have a Material Adverse Effect:
(a)    Each member of the Consolidated Group owns, or has the legal right to use, all Intellectual Property, if any, that are necessary for the operation of its business as presently conducted and as proposed to be conducted. No claim is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, and, to the knowledge of any Responsible Officer, no such claim has been asserted. The use of Intellectual Property by the members of the Consolidated Group does not infringe on the rights of any Person.
(b)    Each member of the Consolidated Group has obtained all material licenses, permits, franchises or other certifications, consents, approvals and authorizations, governmental or private, necessary to the ownership of its Property and to the conduct of its business.
6.22    Investments.
No member of the Consolidated Group has any Investments except for Permitted Investments.
6.23    No Material Misstatements.
None of the information, reports, financial statements, exhibits or schedules, taken as a whole, furnished by or on behalf of any member of the Consolidated Group to any Agent or any Bank in connection with the negotiation of the Credit Documents or included therein or delivered pursuant thereto contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading (as modified or supplemented by other information so furnished); provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Credit Party represents only that it acted in good faith and utilized assumptions believed to be reasonable at the time and due care in the preparation of such information, report, financial statement, exhibit or schedule; it being understood that such forecasts or projections, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such forecasts or projections may differ significantly from the projected results and that such differences may be material and that such forecasts or projections are not a guarantee of financial performance; provided, further, that no representation is made with respect to information of a general economic or general industry nature.
6.24    Labor Matters.
Except as could not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes or lockouts against any member of the Consolidated Group pending or, to the knowledge of any Responsible Officer, threatened; (b) the hours worked by and payments made to employees of each member of the Consolidated Group have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters; (c) all payments due from each member of the Consolidated Group, or for which any claim may be made against any member of the Consolidated Group, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the respective member of the Consolidated Group; and (d) no member of the Consolidated Group is party to a collective bargaining agreement.
6.25    Anti-Terrorism Laws; Anti-Corruption Laws; Sanctions.
(a)    None of the Parent, any Subsidiary or, to the knowledge of the Parent or any Subsidiary, any of their Related Parties, is (i) an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), or (ii) in violation of any Anti-Terrorism Law.
(b)    None of the Parent, any Subsidiary, or, to the knowledge of the Parent or any Subsidiary, any of their Related Parties, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, or (ii) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws.
6.26    EEA Financial Institutions.
No Credit Party is an EEA Financial Institution.
6.27    Insurance.
The properties of the Parent and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Parent, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Credit Party or the applicable Subsidiary operates. The general liability, casualty, property, terrorism and business interruption insurance coverage of the Credit Parties as in effect on the Second Amendment Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.27 and such insurance coverage complies with the requirements set forth in this Credit Agreement and the other Credit Documents.
6.28    Solvency.
As of the Second Amendment Effective Date (after giving effect to the Second Amendment Transactions), the Parent and its Subsidiaries, on a consolidated basis, are Solvent.
SECTION 7

AFFIRMATIVE COVENANTS
Each Credit Party hereby covenants and agrees that so long as any Credit Document is in effect or any amounts payable under any of the Credit Documents are outstanding or any Letter of Credit is outstanding, and until the Aggregate Commitments shall have terminated:
7.1    Information Covenants.
(a)    Annual Financial Statements. The Parent will furnish, or cause to be furnished, to the Administrative Agent and the Term B Facility Agent, for further distribution to each Bank, as soon as available and in any event within 95 days (or within five days of such other time period required by the Securities and Exchange Commission) after the close of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, together with related consolidated statements of income and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all in reasonable detail and examined by KPMG LLP, or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and the Term B Facility Agent and whose opinion shall be to the effect that such consolidated financial statements have been prepared in accordance with GAAP applied on a consistent basis (except for changes with which such accountants concur) and reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.
(b)    Quarterly Financial Statements. The Parent will furnish, or cause to be furnished, to the Administrative Agent and the Term B Facility Agent, for further distribution to each Bank, as soon as available and in any event within 50 days (or within five days of such other time period required by the Securities and Exchange Commission) after the end of each of the first three fiscal quarters of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, together with related consolidated statements of income for such fiscal quarter and for the portion of the fiscal year ending with such period, and a consolidated statement of cash flows for the portion of the fiscal year ending with such period, and in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year (except that the consolidated balance sheets shall be compared to the prior year end), and all in reasonable form and detail acceptable to the Required Banks, and accompanied by a certificate of a Financial Officer of the Parent, to the effect that, to the best of his or her knowledge and belief, all such financial statements present fairly in all material respects the financial condition of the Parent and its Subsidiaries and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.
(c)    Officer’s Certificate. The Parent will furnish, or cause to be furnished, to the Administrative Agent and the Term B Facility Agent, for further distribution to each Bank, at the time of delivery of the financial statements provided for in Sections 7.1(a) and (b), a certificate of a Financial Officer of the Parent substantially in the form of Schedule 7.1(c) to the effect that no Default or Event of Default exists, or if any Default or Event of Default does exist specifying the nature and extent thereof and what action the Borrowers or the Parent proposes to take with respect thereto. In addition, the officer’s certificate shall (i) demonstrate compliance with the financial covenants contained in Section 7.10 by calculation thereof as of the end of each such fiscal period, and (ii) in connection with any such officer’s certificate delivered at the time of delivery of the financial statements provided for in Section 7.1(a), include a detailed analysis and calculation of Excess Cash Flow for the Excess Cash Flow Period most recently ended.
(d)    Accountant’s Certificate. The Parent will furnish, or cause to be furnished, to the Administrative Agent and the Term B Facility Agent, for further distribution to each Bank, within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default arising as a result of a violation of the financial covenants contained in Section 7.10 and, if any such Default or Event of Default exists, specifying the nature and extent thereof.
(e)    SEC and Other Material Reports. Promptly upon transmission or receipt thereof, the Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and the Term B Facility Agent, for further distribution to each Bank, (i) copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any member of the Consolidated Group shall file with the Securities and Exchange Commission, or any successor agency and (ii) copies of all material reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.
Documents required to be delivered pursuant to clauses (a), (b) and (e) of this Section 7.1 (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at http://owens-minor.com or any other website address provided to the Administrative Agent and the Term B Facility Agent by the Parent; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Bank and each Agent have access (whether a commercial, third-party website or sponsored by any Agent); provided that, upon request of any Agent, the Parent shall provide to such Agent by electronic mail electronic versions (i.e., soft copies) of such documents. No Agent shall have any obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery, and each Bank shall be solely responsible for maintaining its copies of such documents.
The Credit Parties hereby acknowledge that (A) the Agents and/or the Arrangers will make available to the Banks, including the Swingline Bank and each Issuing Bank, materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Banks may be “public-side” Banks (i.e., Banks that do not wish to receive material non-public information with respect to the Credit Parties or their securities) (each, a “Public Bank”). The Credit Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Banks and that (1) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Agents, the Arrangers, the Swingline Bank, the Issuing Banks and the Banks to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Credit Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.14); (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated for Public Banks; and (4) the Agents and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Bank.”
(f)    Notice of Default or Litigation. Upon any Responsible Officer obtaining knowledge thereof, the Borrower Representative will give written notice to the Administrative Agent and the Term B Facility Agent (i) immediately, but in any event within three (3) Business Days, of the occurrence of an event or condition constituting a Default or Event of Default, specifying the nature and existence thereof and what action the Borrowers or the Parent proposes to take with respect thereto, and (ii) promptly, but in any event within five (5) Business Days, of the occurrence of any of the following with respect to any member of the Consolidated Group: (A) the pendency or commencement of any litigation, arbitration or governmental proceeding against any member of the Consolidated Group which if adversely determined could reasonably be expected to have a Material Adverse Effect, (B) the occurrence of an event or condition which shall constitute a default or event of default under any Indebtedness of any member of the Consolidated Group which, if accelerated as a result of such event of default could reasonably be expected to have a Material Adverse Effect, or (C) any development in its business or affairs which has resulted in, or which any Credit Party reasonably believes may result in, a Material Adverse Effect.
(g)    ERISA. Upon any Responsible Officer obtaining knowledge thereof, the Borrower Representative will give written notice to the Administrative Agent and the Term B Facility Agent promptly (and in any event within ten (10) Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliate, or of a determination that any Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA) which, in either case, could result in a liability of at least $15,000,000; (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any member of the Consolidated Group or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code with respect thereto which could result in a liability of at least $15,000,000; or (iv) any change in the funding status of any Single Employer Plan that could reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by a Responsible Officer of the Parent briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent, the Term B Facility Agent and the Banks with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Internal Revenue Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).
(h)    Environmental.
(i)    Upon the reasonable written request of the Administrative Agent or the Term B Facility Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent, the Term B Facility Agent or the Required Banks reasonably believe has caused (or could reasonably be expected to cause) the representations and warranties set forth in Section 6.20 to be untrue in any material respect, the Credit Parties will furnish or cause to be furnished to the Administrative Agent and the Term B Facility Agent, at the Credit Parties’ expense, a report of an environmental assessment of reasonable scope, form and depth (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent and the Term B Facility Agent as to the nature and extent of the presence of any Hazardous Materials on any Subject Properties and as to the compliance by any member of the Consolidated Group with Environmental Laws at such Subject Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent and the Term B Facility Agent may arrange for the same, and the members of the Consolidated Group hereby grant to the Administrative Agent, the Term B Facility Agent and their respective representatives access to the Subject Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent or the Term B Facility Agent pursuant to this provision will be payable by the Credit Parties on demand.
(ii)    The members of the Consolidated Group will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from or affecting any of the Subject Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Subject Properties to the extent any failure could reasonably be expected to have a Material Adverse Effect.
(i)    Debt Ratings. Promptly after S&P, Moody’s or Fitch shall have announced a change in the S&P Rating, the Moody’s Rating or the Fitch Rating, respectively, the Borrower Representative shall furnish notice of such change to the Administrative Agent and the Term B Facility Agent.
(j)    Intellectual Property. Upon any Responsible Officer obtaining knowledge thereof, the Borrower Representative will give prompt written notice to the Collateral Agent of: (i) any Copyright (as defined in the Security Agreement) of a Credit Party that has become injected into the public domain or of any materially adverse determination or development (including the institution of, or any such determination or development in, any court or tribunal in the United States) regarding any Credit Party’s ownership of any such Copyright or its validity; (ii) any infringement of any Copyright of any Credit Party which could reasonably be expected to have a Material Adverse Effect; (iii) any application or registration relating to any Patent (as defined in the Security Agreement) or Trademark (as defined in the Security Agreement) of any Credit Party that may become abandoned or dedicated, if such abandonment or dedication could reasonably be expected to have a Material Adverse Effect; (iv) any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office) regarding any Credit Party’s ownership of any Patent or any Trademark or its right to register the same or to keep and maintain the same; and (v) any Patent or Trademark included in the Collateral that has been infringed, misappropriated or diluted by a third party, to the extent such infringement, misappropriation or dilution could reasonably be expected to result in a Material Adverse Effect.
(k)    Other Information. With reasonable promptness upon any such request, the Borrower Representative will furnish, or cause to be furnished, to the Administrative Agent and the Term B Facility Agent, for further distribution to the Collateral Agent and the Banks, (i) such other information regarding the business, properties or financial condition of the Parent and its Subsidiaries as any Agent or any Bank may reasonably request and (ii) such other information with documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the USA PATRIOT Act), as from time to time may be reasonably requested by such Agent or such Bank.
(l)    The Unrestricted Subsidiary. Prior to the Unrestricted Subsidiary Termination Date, the Parent shall deliver, concurrently with the delivery of any financial statements pursuant to Section 7.1(a) or Section 7.1(b), a statement (in form and substance satisfactory to the Administrative Agent) reflecting the elimination of the Unrestricted Subsidiary from the calculations of Consolidated EBITDA, Consolidated Interest Expense and Consolidated Total Debt, in each case for the period reflected in such consolidated financial statements.
7.2    Preservation of Existence and Franchises.
(a)    Except as otherwise permitted under Section 8.4 or Section 8.5, each Credit Party will do all things necessary to preserve and keep in full force and effect its existence.
(b)    Except as otherwise permitted under Section 8.4 or Section 8.5 and except as could not reasonably be expected to have a Material Adverse Effect, each Credit Party will cause each Subsidiary do all things necessary to preserve and keep in full force and effect its existence.
(c)    Except as otherwise permitted under Section 8.4 or Section 8.5 and except as could not reasonably be expected to have a Material Adverse Effect, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its rights, franchises and authority for the normal conduct of its business.
7.3    Books, Records and Inspections.
(a)    Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP applied on a consistent basis (including the establishment and maintenance of appropriate reserves).
(b)    Each Credit Party will, and will cause each of its Subsidiaries to, permit, upon reasonable notice and during normal business hours, officers or designated representatives of the any Agent or any Bank (including, without limitation, independent accountants, agents, attorneys and appraisers) to visit and inspect its Property, including its books of account and records, its accounts receivable and inventory, its facilities and other business assets, and to discuss the affairs, finances and accounts of such Person with, and be advised as to the same by, the officers, directors and independent accountants of such Person, provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent, the Term B Facility Agent or the Collateral Agent on behalf of the Banks may exercise rights under this Section 7.3(b) and the Administrative Agent, the Term B Facility Agent and the Collateral Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrowers’ expense.
7.4    Compliance with Law.
Each Credit Party will, and will cause each of its Subsidiaries to, comply with all Requirements of Law to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect.
7.5    Payment of Taxes and Other Indebtedness.
Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its Property, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien or charge upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no member of the Consolidated Group shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings for which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) shall give rise to an immediate right to foreclosure on a Lien securing such amounts or (ii) otherwise could reasonably be expected to have a Material Adverse Effect.
7.6    Insurance.
(a)    Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.
(b)    Each Credit Party will, and will cause each of its Subsidiaries to, (i) cause the Collateral Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Collateral Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums), and (ii) promptly upon request from the Collateral Agent, provide, or cause to be provided, to the Collateral Agent, such evidence of insurance as required by the Collateral Agent, including: (A) evidence of such insurance policies (including, as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), and (B) endorsements naming the Collateral Agent as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured and providing for the notice of alteration or cancellation required pursuant to clause (b)(i) above.
7.7    Maintenance of Property.
Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its Property used or useful in any material portion of its business in good repair, working order and condition, normal wear and tear, obsolescence and replacement excepted, and will make, or cause to be made, from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements to its Property as may be needed or proper, to the extent and in the manner customary for companies in similar businesses, provided, that nothing in this Section 7.7 shall prevent any Credit Party from discontinuing the operations, maintenance or preservation of its Property or any of those of its Subsidiaries if such discontinuation is, in the reasonable commercial judgment of such Credit Party, desirable in the conduct of its business and does not in the aggregate have a Material Adverse Effect.
7.8    Performance of Obligations.
Each Credit Party will, and will cause each of its Subsidiaries to, perform all of its obligations (including, except as may be otherwise prohibited or contemplated hereunder, payment of Indebtedness in accordance with its terms) under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound if the failure to do so could reasonably be expected to have a Material Adverse Effect.
7.9    Use of Proceeds.
Each Credit Party will, and will cause each of its Subsidiaries to, use the proceeds of the Extensions of Credit solely for the purposes set forth in Section 6.18(a).
7.10    Financial Covenants.
(a)    Consolidated Total Leverage Ratio. As of the end of each fiscal quarter of the Parent, the Credit Parties shall cause the Consolidated Total Leverage Ratio to be less than or equal to (i) 5.50:1.00, for any fiscal quarter ending during the period from Closing Date to and including June 30, 2019, (ii) 5.00:1.00, for any fiscal quarter ending during the period from July 1, 2019 to and including June 30, 2020, (iii) 4.50:1.00 for any fiscal quarter ending during the period from July 1, 2020 to and including June 30, 2021, (iv) 4.00:1.00, for any fiscal quarter ending during the period from July 1, 2021 to and including June 30, 2022, and (v), 3.50:1.00, for any fiscal quarter ending thereafter; provided, however, that the Parent may request, up to two times during the term of this Credit Agreement and following a Material Acquisition, an increase in the ratio level set forth above (if less than 4.00:1.00) to 4.00:1.00 (the “Ratio Increase”); provided, further, that (A) any such request for a Ratio Increase must be made no later than the date by which the Borrowers are required to provide the quarterly or annual compliance certificate and related financial statements in accordance with the provisions of Sections 7.1(a) and (b), as appropriate, for the quarter in which the Material Acquisition was consummated (or, if applicable, for the last quarter in which any Acquisition included in the Material Acquisition was consummated), and (B) the Ratio Increase shall only be in effect for four consecutive quarters following the consummation of such Material Acquisition (or, if applicable, following the consummation of the final Acquisition included in the Material Acquisition) after which the ratio level initially set forth above will revert back to the applicable test level set forth above.
(b)    Consolidated Interest Coverage Ratio. As of the end of each fiscal quarter of the Parent, the Credit Parties shall cause the Consolidated Interest Coverage Ratio to be greater than or equal to 3.00:1.00.
7.11    Additional Credit Parties.
(a)    Additional Subsidiaries. If upon the delivery of the financial statements pursuant to Section 7.1(a) or (b), the Non-Guarantor Subsidiaries (other than Owens & Minor Healthcare Supply Inc. and Access Diabetic Supply, LLC) shall, as a group, (i) account for more than ten percent (10%) of the gross revenues of the members of the Consolidated Group (other than Securitization Subsidiaries) on a consolidated basis determined in accordance with GAAP, (ii) account for more than ten percent (10%) of net income of the members of the Consolidated Group (other than Securitization Subsidiaries) on a consolidated basis determined in accordance with GAAP, or (iii) hold more than ten percent (10%) of Consolidated Total Assets (each a “Threshold Requirement”), then the Borrower Representative will (A) promptly notify the Administrative Agent thereof, (B) within 45 days (or such later date as the Administrative Agent may agree in its sole discretion) thereafter, cause one or more of the Non-Guarantor Subsidiaries to become a “Guarantor” hereunder by way of execution of a Joinder Agreement such that immediately thereafter the remaining Non-Guarantor Subsidiaries shall not, as a group, exceed any Threshold Requirement and (C) deliver such other documentation as the Administrative Agent, the Term B Facility Agent or the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, good standing certificates and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Agents. The Borrower Representative may at any time, at its option, cause a Non-Guarantor Subsidiary to execute and deliver to the Agents a Joinder Agreement and, in connection therewith, such Person shall be required to deliver such other documentation as any Agent may reasonably request, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, good standing certificates and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Agents.
(b)    Guaranties Relating to Other Debt. If any Non-Guarantor Subsidiary shall give a guaranty or become obligated under Support Obligations relating to any Indebtedness with an aggregate principal amount in excess of $25,000,000, the Borrower Representative will (i) promptly notify the Administrative Agent thereof and (ii) within 45 days (or such later date as the Administrative Agent may agree in its sole discretion) thereafter, cause such Non-Guarantor Subsidiaries to become a “Guarantor” hereunder by way of execution of a Joinder Agreement and, in connection therewith, deliver such other documentation as any Agent may reasonably request, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, good standing certificates and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Agents.
7.12    Anti-Terrorism Laws; Anti-Corruption Laws; Sanctions.
Each Credit Party will, and will cause each of its Subsidiaries to, (a) conduct its business in compliance with any Anti-Terrorism Laws, any Anti-Corruption Laws and Sanctions, and (b) maintain policies and procedures designed to promote and achieve compliance with such Anti-Terrorism Laws, such Anti-Corruption Laws and applicable Sanctions.
7.13    Covenant to Give Security.
(a)    Capital Stock. Except with respect to Excluded Property, each Domestic Credit Party shall cause (i) one hundred percent (100%) of the issued and outstanding Capital Stock directly owned by a Domestic Credit Party in each of its Domestic Subsidiaries, and (ii) sixty five percent (65%) (or such greater percentage that, due to a change in an applicable Law after the Second Amendment Effective Date, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent, and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), in each case, directly owned by a Domestic Credit Party in each of its Foreign Subsidiaries, in each case, to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations pursuant to the terms and conditions of the Collateral Documents, together with, to the extent requested by the Collateral Agent, opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Collateral Agent.
(b)    Other Property. Except with respect to Excluded Property, each Domestic Credit Party shall cause all personal property of such Domestic Credit Party to be subject at all times to first priority (subject to Permitted Liens), perfected Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Second Amendment Effective Date, such other additional security documents as the Collateral Agent shall reasonably request and, in connection with the foregoing, deliver to the Collateral Agent such other documentation as the Collateral Agent may reasonably request including filings and deliveries necessary to perfect such Liens, organizational and authorizing documents, resolutions, and, to the extent reasonably requested by the Collateral Agent, favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Collateral Agent.
(c)    Further Assurances. At any time upon request of the Collateral Agent, each Domestic Credit Party shall promptly execute and deliver any and all further instruments and documents and take all such other action (including promptly completing any registration or stamping of documents as may be applicable) as the Collateral Agent may deem necessary or desirable to maintain in favor of the Collateral Agent, for the benefit of the Secured Parties, Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Credit Documents and all applicable Laws.
7.14    Further Assurances.
Promptly upon request by any Agent, or any Bank through any Agent, each Domestic Credit Party shall (a) correct any material defect or error that may be discovered in any Credit Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments (including promptly completing any registration or stamping of documents as may be applicable) as may be necessary in order to (i) carry out more effectively the purposes of the Credit Documents, (ii) to the fullest extent permitted by applicable Law, subject any Domestic Credit Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder, and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Credit Document or under any other instrument executed in connection with any Credit Document to which any Credit Party is or is to be a party.
7.15    Maintenance of Ratings.
At all times while any Term B Loan is outstanding, the Parent shall use commercially reasonable efforts to maintain the Ratings (but not a specific Rating).
SECTION 8

NEGATIVE COVENANTS
Each Credit Party hereby covenants and agrees that so long as any Credit Document is in effect or any amounts payable under any of the Credit Documents are outstanding or any Letter of Credit is outstanding, and until the Aggregate Commitments shall have terminated:
8.1    Indebtedness.
The Credit Parties will not permit any member of the Consolidated Group to contract, create, incur, assume or permit to exist any Indebtedness, except:
(a)    Indebtedness arising under this Credit Agreement and the other Credit Documents;
(b)    Indebtedness existing as of the Second Amendment Effective Date and set forth on Schedule 8.1(b) (and renewals, refinancings or extensions thereof on terms and conditions no less favorable to the members of the Consolidated Group than such existing Indebtedness (taking into account reasonable market conditions existing at such time) and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);
(c)    Indebtedness (including purchase money Indebtedness and obligations under Capital Leases) incurred to finance the purchase or lease of fixed assets; provided that (i) the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed an amount equal to the greater of (x) $75,000,000 and (y) 20% of Consolidated EBITDA (determined as of the end of the most recent fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 7.1(a) or (b)); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;
(d)    Indebtedness (other than for borrowed money) secured by Permitted Liens;
(e)    (i) unsecured intercompany Indebtedness permitted pursuant to Section 8.6; provided that in the case of such Indebtedness owing by a Credit Party to a Subsidiary that is not a Credit Party, or in the case of such Indebtedness owing by any Domestic Credit Party to any Foreign Borrower, in each case, such Indebtedness shall be subordinated to the Obligations in a manner and to the extent acceptable to the Administrative Agent and the Term B Facility Agent; and (ii) Support Obligations with respect to Indebtedness permitted under this Section 8.1; provided that (A) such Support Obligations are permitted pursuant to Section 8.6, and (B) if the Indebtedness for which the Support Obligations are provided is subordinated to the Obligations, the Support Obligations shall be subordinated to the guarantee provided pursuant to Section 4 on terms at least as favorable to the Guaranteed Parties as those contained in the subordination of such Indebtedness;
(f)    Indebtedness of Securitization Subsidiaries under Qualified Securitization Transactions; provided the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed (i) $150,000,000, if after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Consolidated Total Leverage Ratio is greater than or equal to 3.50:1.00, or (ii) $300,000,000, if after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Consolidated Total Leverage Ratio is less than 3.50:1.00;
(g)    obligations (contingent or otherwise) existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(h)    (i)(A) Funded Debt under the 2021 Notes secured by Liens granted pursuant to the Collateral Documents, and (B) Funded Debt under the 2024 Notes secured by Liens granted pursuant to the Collateral Documents; and (ii)(A) other Funded Debt of the members of the Consolidated Group that is unsecured (other than by Liens permitted pursuant to clause (s) of the definition of “Permitted Liens”), and (B) Bilateral Letters of Credit; provided that the Borrowers shall be in compliance with the financial covenants in Section 7.10 on a Pro Forma Basis after giving effect to the incurrence of such other Funded Debt or any such Bilateral Letter of Credit permitted pursuant to the foregoing clause (h)(ii);
(i)    Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;
(j)    other secured Indebtedness of any member of the Consolidated Group; provided that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed an amount equal to the greater of (i) $50,000,000 and (ii) 15% of Consolidated EBITDA (determined as of the end of the most recent fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 7.1(a) or (b));
(k)    to the extent constituting Indebtedness, cash pooling arrangements entered into in the ordinary course of business; provided that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000; and
(l)    secured Indebtedness consisting of obligations secured by cash deposits not to exceed $25,000,000 in the aggregate at any time outstanding for the purpose of collateralizing certain financial obligations under workers’ compensation, unemployment insurance and other types of social security in the ordinary course.
8.2    Liens.
The Credit Parties will not permit any member of the Consolidated Group to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.
8.3    Nature of Business.
The Credit Parties will not permit any member of the Consolidated Group to substantively alter the character of its business in any material respect from that conducted as of the Closing Date.
8.4    Consolidation, Merger, Sale or Purchase of Assets, etc..
(a)    The Credit Parties will not permit any member of the Consolidated Group to enter into any transaction of merger or consolidation, except that:
(i)    a member of the Consolidated Group may be party to a transaction of merger or consolidation with another member of the Consolidated Group; provided that (A) if the Parent is a party to such transaction, no Borrower shall be a party to such transaction and the Parent shall be the surviving entity, (B) if any U.S. Borrower is a party to such transaction, the Parent shall not be a party to such transaction, a U.S. Borrower shall be the surviving entity, and the surviving U.S. Borrower shall expressly assume the obligations of any Borrower ceasing to exist as a result of such transaction pursuant to documents reasonably acceptable to the Administrative Agent and the Term B Facility Agent, (C) if any Foreign Borrower is a party to such transaction (other than any transaction contemplated by the foregoing clause (B)), none of the Parent, any U.S. Borrower or any Guarantor shall be a party to such transaction, a Foreign Borrower shall be the surviving entity, and the surviving Foreign Borrower shall expressly assume the obligations of any Foreign Borrower ceasing to exist as a result of such transaction pursuant to documents reasonably acceptable to the Administrative Agent and the Term B Facility Agent, (D) if a Guarantor is a party to such transaction and no Borrower is a party to such transaction, a Guarantor shall be the surviving entity, and (E) in all other cases, if a Domestic Subsidiary is a party to such transaction, a Domestic Subsidiary shall be the surviving entity and such Domestic Subsidiary shall take such actions as may be necessary for compliance with the provisions of Section 7.11 and Section 7.13;
(ii)    a Subsidiary may be a party to a transaction of merger or consolidation with a Person other than a member of the Consolidated Group; provided that (A) the surviving entity shall be a Subsidiary and shall take such actions as may be necessary for compliance with the provisions of Section 7.11 and Section 7.13, (B) no Default or Event of Default shall exist immediately after giving effect thereto, and (C) the transaction shall otherwise be permitted under Section 8.4(b) and shall be effectuated in accordance with Section 8.4(a)(i) (to the extent applicable); and
(iii)    a Subsidiary may enter into a transaction of merger or consolidation in connection with an Asset Disposition permitted under Section 8.5 so long as such merger or consolidation would otherwise be permitted pursuant to this Section 8.4(a).
(b)    No member of the Consolidated Group shall make any Acquisition (other than the Closing Date Acquisition or the Second Amendment Acquisition), unless:
(i)    if the Acquisition is of Capital Stock of another Person and after giving effect to the Acquisition the Person that is the subject of the Acquisition will not be a Subsidiary, the Acquisition is permitted under Section 8.6 (other than by reference to this Section 8.4 (or any clause hereof)); and
(ii)    if (A) the Acquisition is of Capital Stock of another Person and after giving effect to the Acquisition the Person that is the subject of the Acquisition will be a Subsidiary or (B) the Acquisition is of all or substantially all of the Property of another Person, in each case, the Acquisition meets the following conditions:
(I)    the Person or Property which is the subject of such Acquisition shall be in the same or similar line of business (or related thereto) as the members of the Consolidated Group which are parties thereto;
(II)    in the case of a merger or consolidation, and in other cases where appropriate, the board of directors or other governing body of the other Person which is the subject of the transaction of merger or consolidation shall have approved such Acquisition;
(III)    no Default or Event of Default shall exist immediately after giving effect to such Acquisition;
(IV)    a Financial Officer of the Parent shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.10;
(V)    if the Acquisition involves an interest in a partnership and a requirement that a member of the Consolidated Group be a general partner, the general partner shall be a newly formed special purpose Subsidiary; and
(VI)    the aggregate Acquisition Consideration paid for Persons that will not become Domestic Credit Parties pursuant to Section 7.11 and Property that will not become Collateral pursuant to Section 7.13 shall not exceed an amount equal to the greater of (x) $100,000,000, and (y) 3% of Consolidated Total Assets (determined as of the end of the most recent fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 7.1(a) or (b)).
8.5    Asset Dispositions.
The Credit Parties will not permit any member of the Consolidated Group to make any Asset Disposition, except:
(a)    the sale, lease or other disposition to another Credit Party or a Domestic Subsidiary (other than any Securitization Subsidiary); provided, that, if the Person disposing of such asset is a Credit Party, then the recipient thereof must be a Credit Party;
(b)    the sale, lease or disposition of machinery and equipment if the proceeds of such sale, lease or other disposition are reinvested within one hundred eighty (180) days in the same or similar Property or otherwise in assets (other than current assets) that are used or useful in the Consolidated Group’s business; and
(c)    in all other cases,
(i)    other than in connection with a Permitted Asset Swap, at least seventy-five percent (75%) of the consideration paid therefor shall consist of a combination of (A) cash or Cash Equivalents, (B) the assumption by the purchaser of liabilities of the Credit Parties (other than liabilities that are by their terms subordinated to the prior payment of the Obligations) as a result of which the Credit Parties are no longer obligated with respect to such liabilities, or (C) any securities, notes, obligations or other assets received by the Credit Parties that are converted by the Credit Parties into cash (to the extent of the cash received) within 90 days after receipt,
(ii)    the aggregate net market value of all Asset Dispositions (including, without limitation, pursuant to a Permitted Asset Swap) during the term of this Credit Agreement shall not exceed the greater of (I) $250,000,000 and (II) 10% of Consolidated Total Assets (determined as of the end of the most recent fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 7.1(a) or (b)),
(iii)    no Default or Event of Default shall exist immediately after giving effect thereto, and
(iv)    the Borrowers shall be in compliance with the financial covenants set forth in Section 7.10 hereunder on a Pro Forma Basis after giving effect thereto.
8.6    Advances, Investments and Loans.
The Credit Parties will not permit any member of the Consolidated Group to make any Investment in or to any Person except for Permitted Investments.
8.7    Amendments Relating to Other Debt.
Without the prior written consent of the Required Banks, the Credit Parties will not permit any member of the Consolidated Group to, after the issuance thereof, amend or modify, or permit any amendment to or modification of, any of the terms of any Funded Debt (including any Subordinated Debt) in a manner materially adverse to the interests of the Banks.
8.8    Transactions with Affiliates.
The Credit Parties will not permit any member of the Consolidated Group to enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) transactions among the Credit Parties, (b) reasonable and customary officer, director and employee compensation (including bonuses) and other benefits (including retirement, health and other benefit plans, and the funding thereof) and the reimbursement of expenses of officers, directors and employees, (c) transactions relating to a Qualified Securitization Transaction and (d) except as otherwise specifically limited in this Credit Agreement, other transactions which are on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate and are either entered into in the ordinary course of such Person’s business or approved by a majority of the Parent’s directors who are disinterested in the transaction.
8.9    Ownership of Subsidiaries.
Except as permitted by Sections 8.4 and 8.5, the Credit Parties will not permit any member of the Consolidated Group to sell, transfer or otherwise dispose of, any shares of Capital Stock of any Subsidiaries or permit any Subsidiaries to issue, sell or otherwise dispose of, any shares of Capital Stock of any Subsidiary to any Person other than the Parent, the Borrowers or a Subsidiary. The Parent and the Borrowers will not create, form or acquire, nor will it permit any of its Subsidiaries to create, form or acquire, any Subsidiary, unless the Parent, the Borrowers or such Subsidiary complies with the requirements of Section 7.11(a) and Section 7.13, as applicable.
8.10    Changes to Fiscal Year, Organizational Documents, Legal Name, State of Organization, Form of Entity or Principal Place of Business.
(a)    The Credit Parties will not permit any member of the Consolidated Group to change its fiscal year without the prior written consent of the Required Banks or to amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in a manner materially adverse to the interests of the Banks as determined in good faith by the Parent.
(b)    Without providing substantially simultaneous written notice to the Collateral Agent (or such other notice as the Collateral Agent shall agree in its sole discretion), the Credit Parties will not permit any Credit Party to change its legal name, state of organization, form of organization or principal place of business.
8.11    Burdensome Agreements.
The Credit Parties will not permit any member of the Consolidated Group to enter into, or permit to exist, any contractual obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Credit Party, (ii) pay any Indebtedness or other obligations owed to any Credit Party, (iii) make loans or advances to any Credit Party, (iv) transfer any of its property to any Credit Party, (v) pledge its property pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, or (vi) act as a Credit Party pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)(i) through (a)(v) above) for (A) this Credit Agreement and the other Credit Documents, (B)(1) the indenture governing the 2021 Notes, and (2) the indenture governing the 2024 Notes; (C) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.5 pending the consummation of such sale, (E) customary provisions in leases, licenses and other contracts restricting the assignment, subletting or transfer thereof or other assets subject thereto, and (F) customary provisions in joint venture agreements, financing agreements relating to joint ventures, and other similar agreements relating solely to the securities, assets and revenues of joint ventures, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations (except to the extent such grant constitutes a Permitted Lien).
8.12    Restricted Payments.
The Credit Parties will not make, or permit any member of the Consolidated Group to make, any Restricted Payment, except:
(a)    any member of the Consolidated Group may make Restricted Payments to the Parent, any other member of the Consolidated Group and any other Person that owns Capital Stock in such member of the Consolidated Group, ratably according to their respective ownership interests of the type of Capital Stock in respect of which such Restricted Payment is being made;
(b)    any member of the Consolidated Group may declare and make dividend payments or other distributions payable solely in the common stock or other common Capital Stock of such Person;
(c)    the Parent shall be permitted to make ordinary cash dividends; provided that (i) no Event of Default shall exist immediately prior thereto and immediately after giving effect thereto, (ii) after giving effect thereto on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.10, and (iii) the aggregate amount of all such ordinary cash dividends made during any fiscal year of the Parent shall not exceed $100,000,000; and
(d)    the Parent shall be permitted to make any other Restricted Payment; provided that (i) no Default or Event of Default shall exist immediately prior thereto and immediately after giving effect thereto, and (ii) if, after giving effect to any such Restricted Payment on a Pro Forma Basis, the Consolidated Total Leverage Ratio is (A) greater than or equal to 3.50:1.00, (1) the sum of (x) the aggregate amount of all such Restricted Payments made in reliance on this Section 8.12(d)(ii)(A)(1) during any fiscal year of the Parent, plus (y) the aggregate amount of all Junior Debt Payments made in reliance on Section 8.14(b)(i)(A) in such fiscal year of the Parent, shall not exceed $100,000,000, and (2) except with respect to the payment by the Parent of ordinary cash dividends, after giving effect to any such Restricted Payment on a Pro Forma Basis, the Consolidated Total Leverage Ratio shall be at least 0.25 less than the ratio required to be maintained at such time pursuant to Section 7.10(a), or (B) less than 3.50:1.00, after giving effect to any such Restricted Payment on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.10;
This Section 8.12 shall in no way prohibit the Parent from making any Restricted Payment within sixty (60) days after the date of declaration thereof, if, as of the date of declaration thereof, the Parent would have been permitted to make such Restricted Payment on such date of declaration pursuant to this Section 8.12.
8.13    Use of Proceeds.
No Credit Party shall use, nor shall it permit any of its Subsidiaries to use, or, to the knowledge of any Credit Party or any of its Subsidiaries, any Related Party to use, directly or indirectly, any Extension of Credit or the proceeds thereof (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, except to the extent that no material liability to the Credit Parties or, to their knowledge, any Agent or any Bank, would result therefrom, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (c) in any manner that would result in the violation of any Sanctions by any Credit Party or, to the knowledge of the Credit Parties, any other party hereto.
8.14    Prepayments, Etc. of Indebtedness.
No Credit Party shall, nor shall it permit any of its Subsidiaries to, make any payment or prepayment of principal of or redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness that is expressly subordinated in right of payment to the Obligations, any Indebtedness secured by Liens on the Collateral junior to those created under the Collateral Documents, or any unsecured Indebtedness, or make any payment in violation of any subordination terms applicable to any such Indebtedness (each a “Junior Debt Payment”); provided that any Credit Party or any Subsidiary may make any Junior Debt Payment so long as: (a) no Default or Event of Default shall exist immediately prior thereto and immediately after giving effect thereto; and (b) if, after giving effect to any such Junior Debt Payment on a Pro Forma Basis, the Consolidated Total Leverage Ratio is (i) greater than or equal to 3.50:1.00, (A) the sum of (1) the aggregate amount of all such Junior Debt Payments made during any fiscal year of the Parent, plus (2) the aggregate amount of all Restricted Payments made in reliance on Section 8.12(d)(ii)(A)(1) in such fiscal year of the Parent, shall not exceed $100,000,000, and (B) after giving effect to any such Junior Debt Payment on a Pro Forma Basis, the Consolidated Total Leverage Ratio shall be at least 0.25 less than the ratio required to be maintained at such time pursuant to Section 7.10(a), or (ii) less than 3.50:1.00, after giving effect to any such Junior Debt Payment on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.10.
SECTION 9

EVENTS OF DEFAULT
9.1    Events of Default.
An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):
(a)    Payment. Any Credit Party shall:
(i)    default in the payment when due and in the currency required hereunder of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or
(ii)    default, and such default shall continue for three (3) or more Business Days, in the payment when due and in the currency required hereunder of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or
(b)    Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or
(c)    Covenants. Any Credit Party shall:
(i)    default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(f)(i), 7.2(a), 7.9, or 8.1 through 8.14, inclusive, or
(ii)    default in the due performance or observance of any of the financial covenants contained in Section 7.10 and the continuance thereof for a period of 15 days after knowledge thereof by a Responsible Officer of the Borrower Representative (but in no event later than 15 days after the date by which the Borrower Representative is required to deliver annual or quarterly financial statements in accordance with Sections 7.1(a) and (b), as appropriate) without the Borrower Representative having obtained an effective waiver hereunder (provided that, notwithstanding the foregoing, the failure to observe or perform the covenants set forth in Section 7.10 shall not in and of itself constitute an Event of Default with respect to the Term B Facility unless the Required Financial Covenant Banks have accelerated the Loans (other than the Term B Loans) and related Obligations then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Term B Banks declare an Event of Default in connection therewith), or
(iii)    default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer becoming aware of such default or notice thereof by the Administrative Agent; provided, however, that if such default cannot be cured within such period (other than a default that by its nature cannot be cured), the Borrowers or other Credit Party may have such additional period of time not to exceed 30 days after the expiration of such original 30 day period, and such default shall not constitute an Event of Default hereunder, so long as the applicable Credit Party shall commence within such original 30 day period, and diligently pursue, appropriate curative efforts; or
(d)    Other Credit Documents. Any Credit Document shall fail to be in full force and effect or to give any Agent and/or the Banks the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing, in any case other than in accordance with the terms thereof; or
(e)    Guaranties. The guaranty given by any Guarantor (including any Additional Credit Party) hereunder or any material provision thereof shall cease to be in full force and effect, in any case other than in accordance with the terms thereof, or any Guarantor (including any Additional Credit Party) or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under such guaranty; or
(f)    Bankruptcy Event. Any Bankruptcy Event shall occur with respect to any Borrower or any Material Guarantor (including, for purposes of this clause (f), any Subsidiary that meets the criteria specified for a Material Guarantor but that has not delivered a guaranty hereunder); or
(g)    Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $25,000,000 in the aggregate for the members of the Consolidated Group, taken as a whole, (i) any member of the Consolidated Group shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or
(h)    Judgments. One or more judgments or decrees shall be entered against any member of the Consolidated Group involving a liability of $25,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Plan which has resulted or could reasonably be expected to result in liability of any Borrower or any ERISA Affiliate under Title IV of ERISA in an aggregate amount in excess of $25,000,000, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or
(j)    Ownership. There shall occur a Change of Control; or
(k)    Default under Senior Notes. (i) The occurrence and continuation of an event of default under the 2021 Notes; provided that the principal amount outstanding under the 2021 Notes at the time of the occurrence of such event of default is in excess of $25,000,000; or (ii) the occurrence and continuation of an event of default under the 2024 Notes; provided that the principal amount outstanding under the 2024 Notes at the time of the occurrence of such event of default is in excess of $25,000,000; or
(l)    Default under Securitization Transaction. The occurrence and continuation of an event of default under any of the documents representing any Securitization Transaction that includes remaining obligations or liabilities of the Credit Parties in excess of $25,000,000 at the time of the occurrence of such event of default.
9.2    Acceleration; Remedies.
Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Banks (pursuant to the voting procedures in Section 11.6) or cured to the satisfaction of the requisite Banks (pursuant to the voting procedures in Section 11.6), the Administrative Agent may, and upon the request and direction of the Required Banks (or, in the case of any Event of Default arising from a breach of Section 7.10, shall, at the request of, or may, with the consent of, the Required Financial Covenant Banks and only with respect to the Loans (other than the Term B Loans) and Obligations relating thereto) shall, by written notice to the Borrower Representative take any of the following actions without prejudice to the rights of any Agent or any Bank to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:
(a)    Termination of Commitments. Declare the Commitments terminated and any obligation of any Issuing Bank to issue Letters of Credit to be terminated, whereupon the Commitments and such obligations shall be immediately terminated.
(b)    Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Agents, the Issuing Banks and/or any of the Banks hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.
(c)    Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Banks and the Issuing Banks, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credit then outstanding.
(d)    Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies against a Guarantor and all rights of set-off.
Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate, the obligation of each Issuing Bank to issue Letters of Credit shall automatically terminate, and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Banks hereunder shall immediately become due and payable without the giving of any notice or other action by the Agents or the Banks.
SECTION 10

AgentS
10.1    Appointment and Authority.
Each of the Banks and each of the Issuing Banks hereby irrevocably appoints Wells Fargo Bank to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
Each of the Banks (including in its capacities as a Treasury Management Bank, a Swap Bank or a Bilateral Letter of Credit Bank) and each of the Issuing Banks hereby irrevocably appoints Bank of America to act on its behalf as the Collateral Agent hereunder and under the other Credit Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In connection therewith, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 10.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Section 10 and Section 11 (including Section 11.5(c), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Credit Documents) as if set forth in full herein with respect thereto.
Each of the Banks and each of the Issuing Banks hereby irrevocably appoints Bank of America to act on its behalf as the Term B Facility Agent hereunder and under the other Credit Documents and authorizes the Term B Facility Agent to take such actions on its behalf and to exercise such powers as are delegated to the Term B Facility Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
The provisions of this Section are solely for the benefit of the Agents, the Banks and the Issuing Banks, and no Credit Party shall have rights as a third party beneficiary of any of such provisions.
10.2    Rights as a Bank.
Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not an Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as an Agent hereunder in their individual capacities. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Banks.
10.3    Exculpatory Provisions.
No Agent shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, no Agent:
(a)    shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(b)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Credit Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law; and
(c)    shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of their respective Affiliates in any capacity.
No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.6 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to such Agent by the Borrower Representative, a Bank or an Issuing Bank.
No Agent shall be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (E) the value or the sufficiency of any Collateral or (F) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.
Neither the Administrative Agent nor the Term B Facility Agent shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Credit Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Term B Facility Agent shall (1) be obligated to ascertain, monitor or inquire as to whether any Bank or prospective Bank is a Disqualified Institution or (2) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Institution.
10.4    Reliance by Agents.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank or an Issuing Bank, each Agent may presume that such condition is satisfactory to such Bank or such Issuing Bank unless such Agent shall have received notice to the contrary from such Bank or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5    Delegation of Duties.
Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.
10.6    Resignation of Agent.
Each Agent may, and so long as no Default or Event of Default has occurred and is continuing, shall, at the request of the Borrower Representative, at any time give notice of its resignation to the Banks, the Issuing Banks and the Borrower Representative. Upon receipt of any such notice of resignation, the Required Banks (or, with respect to the resignation of the Term B Facility Agent, the Required Term B Banks) shall have the right, with the consent of the Borrowers (such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and which shall be a U.S. Person. If no such successor shall have been so appointed by the Required Banks (or, with respect to the resignation of the Term B Facility Agent, the Required Term B Banks) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Banks and the Issuing Banks, appoint a successor Agent with the consent of the Borrowers (such consent not to be unreasonably withheld), meeting the qualifications set forth above; provided that if an Agent shall notify the Borrower Representative and the Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent, as applicable, on behalf of the Banks or any Issuing Bank under any of the Credit Documents, the retiring Administrative Agent or Collateral Agent, as applicable, shall continue to hold such collateral security until such time as a successor Administrative Agent or Collateral Agent, as applicable, is appointed) and (b) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Bank and each Issuing Bank directly, until such time as the Required Banks (or, with respect to the resignation of the Term B Facility Agent, the Required Term B Banks) appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower Representative and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section and Section 11.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.
Any resignation by Wells Fargo Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as the Swingline Bank. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Bank, and (ii) the retiring Swingline Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents.
10.7    Non-Reliance on Agent and Other Banks.
Each Bank and each Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Bank and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
10.8    No Other Duties; Etc..
Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Term B Facility Agent, the Collateral Agent, a Bank or an Issuing Bank hereunder.
10.9    Administrative Agent May File Proofs of Claim; Credit Bidding.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LOC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LOC Obligations and all other Obligations arising under the Credit Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks, the Issuing Banks, the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks, the Issuing Banks, and the Agents and their respective agents and counsel and all other amounts due the Banks, the Issuing Banks, and the Agents under Sections 2.6(f) and (g), 3.5 and 11.5) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Collateral Agent, the Term B Facility Agent, each Bank and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Collateral Agent, the Term B Facility Agent, the Banks and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.5 and 11.5.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Bank or any Issuing Bank in any such proceeding.
The Secured Parties hereby irrevocably authorize the Collateral Agent, at the direction of the Required Banks, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Credit Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Collateral Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Banks, irrespective of the termination of this Credit Agreement and without giving effect to the limitations on actions by the Required Banks contained in Section 11.6), and (C) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Banks pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
10.10    Collateral and Guaranty Matters.
Each of the Banks (including in its capacity as a potential Treasury Management Bank, a potential Swap Bank or a potential Bilateral Letter of Credit Bank) and each of the Issuing Banks irrevocably authorize:
(a)     the Collateral Agent, at its option and in its discretion,
(i)    to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document (A) upon the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all Obligations under the Credit Documents in full, and the termination of this Credit Agreement and the other Credit Documents, (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Credit Document, or (C) if approved, authorized or ratified in writing by the Required Banks in accordance with Section 11.6; and
(ii)    to subordinate any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by clause (g) of the definition of “Permitted Liens”; and
(b)    the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under Section 4 (and release any Lien on any property of such Guarantor that is granted to or held by the Collateral Agent under any Credit Document) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, or if the Borrower Representative requests the release of any Guarantor so long as after giving effect to such release the Non-Guarantor Subsidiaries shall not, as a group, exceed any Threshold Requirement.
Upon request by the Administrative Agent or the Collateral Agent, as applicable, at any time, the Required Banks will confirm in writing the Administrative Agent’s or the Collateral Agent’s, as applicable, authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under Section 4 pursuant to this Section 10.10. In each case as specified in this Section 10.10, the Administrative Agent or the Collateral Agent, as applicable, will, at the Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under Section 4, in each case in accordance with the terms of the Credit Documents and this Section 10.10.
The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Banks for any failure to monitor or maintain any portion of the Collateral.
10.11    Secured Treasury Management Agreements, Secured Swap Contracts and Secured Bilateral Letters of Credit.
Except as otherwise expressly set forth herein, no Treasury Management Bank, Swap Bank or Bilateral Letter of Credit Bank that obtains the benefit of the provisions of Section 3.15(b), Section 4 or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of Section 4 or any Collateral Document) other than in its capacity as a Bank and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Section 10 to the contrary, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Swap Contracts or Bilateral Letter of Credit Obligations except to the extent expressly provided herein and unless the Collateral Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Collateral Agent may request, from the applicable Treasury Management Bank, Swap Bank or Bilateral Letter of Credit Bank, as the case may be. No Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Swap Contract or Bilateral Letter of Credit Obligations in the case of the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all Obligations under the Credit Documents in full, and the termination of this Credit Agreement and the other Credit Documents.
SECTION 11

MISCELLANEOUS
11.1    Notices; Effectiveness; Electronic Communications.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Credit Party, any Agent, any Issuing Bank or the Swingline Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.1; and
(ii)    if to any other Bank, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Bank on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Banks and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Applicable Agent; provided that the foregoing shall not apply to notices to any Bank or any Issuing Bank pursuant to Section 2 if such Bank or such Issuing Bank, as applicable, has notified the Applicable Agent that it is incapable of receiving notices under such Section by electronic communication. Any Agent or the Borrower Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Applicable Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Bank, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or such Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrowers, any Bank, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrowers, each Agent, each Issuing Bank and the Swingline Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower Representative, each Agent, each Issuing Bank and the Swingline Bank. In addition, each Bank agrees to notify the Applicable Agent from time to time to ensure that the Applicable Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Bank. Furthermore, each Public Bank agrees to cause at least one individual at or on behalf of such Public Bank to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Bank or its delegate, in accordance with such Public Bank’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Agents, Issuing Bank and Banks. The Agents, the Issuing Banks and the Banks shall be entitled to rely and act upon any notices (including telephonic Notice of Loan Borrowing and Notice of Swingline Loan Borrowing) purportedly given by or on behalf of the Borrower Representative even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify each Agent, each Issuing Bank, each Bank and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower Representative. All telephonic notices to and other telephonic communications with an Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.
11.2    Right of Set-Off; Adjustments; Payments Set Aside.
(a)    Upon the occurrence and during the continuance of any Event of Default, each Bank, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, with the prior written consent of the Collateral Agent, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank, such Issuing Bank, or any of their respective Affiliates to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Bank or such Issuing Bank shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Bank and each Issuing Bank agrees promptly to notify any affected Credit Party after any such set-off and application made by such Bank or such Issuing Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and each Issuing Bank under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank or such Issuing Bank may have. Notwithstanding the provisions of this Section 11.2(a), if at any time any Bank, any Issuing Bank or any of their respective Affiliates maintains one or more deposit accounts for any Credit Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.
(b)    To the extent that any payment by or on behalf of any Credit Party is made to the any Agent, any Issuing Bank or any Bank, or any Agent, any Issuing Bank or any Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such Issuing Bank or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Bank and each Issuing Bank severally agrees to pay to such Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Banks and the Issuing Banks under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.
11.3    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Credit Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder or thereunder without the prior written consent of the Applicable Agent and each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Applicable Agent, the Issuing Banks and the Banks) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.
(b)    Assignments by Banks. Any Bank may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement and the other Credit Documents (including all or a portion of its Commitments and the Loans (including for purposes of this subsection (b), participations in LOC Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    In the case of an assignment of the entire remaining amount of the assigning Bank’s Commitment under any facility and/or the related Loans at the time owing to it or in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund, no minimum amount need be assigned.
(B)    In any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Bank subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Applicable Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of the Aggregate Revolving Committed Amount, or $1,000,000 in the case of any assignment in respect of any Term Facility or any Incremental Term Facility, in each case unless each of the Applicable Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swingline Bank’s rights and obligations in respect of Swingline Loans or (B) prohibit any Bank from assigning all or a portion of its rights and obligations in respect of its Commitments (and the related Loans thereunder) on a non-pro rata basis.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Bank, an Affiliate of a Bank or an Approved Fund; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Applicable Agent within ten (10) Business Days after having received notice thereof; provided, further that the Borrower Representative’s consent shall not be required during the primary syndication of the Term B Facility;
(B)    the consent of the Applicable Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Term Commitment or any Revolving Commitment if such assignment is to a Person that is not a Bank with a Commitment in respect of the applicable facility, an Affiliate of such Bank or an Approved Fund with respect to such Bank, or (2) any Term Loan or any Incremental Term Loan to a Person that is not a Bank, an Affiliate of a Bank or an Approved Fund;
(C)    the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)    the consent of the Swingline Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and/or Revolving Commitments.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Applicable Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Applicable Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Bank, shall deliver to the Applicable Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower, the Parent or any of the Parent’s Affiliates or Subsidiaries or (B) to any Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Applicable Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Representative and the Applicable Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Applicable Agent or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Credit Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Applicable Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Credit Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Credit Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.8, 3.11, 3.12, 11.5 and 11.9 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Applicable Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Applicable Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts (and stated interest) of the Loans and LOC Obligations owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Applicable Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Applicable Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Bank as a Defaulting Bank. The Register shall be available for inspection by the Borrowers and any Bank at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Bank may at any time, without the consent of, or notice to, the Borrower Representative or the Applicable Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or any Borrower, the Parent or any of the Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Bank’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitments and/or the Loans (including such Bank’s participations in LOC Obligations and/or Swingline Loans) owing to it); provided that (i) such Bank’s obligations under this Credit Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the other Banks and the Issuing Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.6(a) that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.6, 3.9, 3.11 and 3.12 (subject to the requirements and limitations therein (it being understood that the documentation required under Section 3.11(e) shall be delivered to the participating Bank)) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Bank, provided such Participant agrees to be subject to Section 3.14 as though it were a Bank. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Applicable Agent (in its capacity as an Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.6, 3.9, 3.11 or 3.12 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(f)    Certain Pledges. Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.
(g)    Resignation as Issuing Bank or Swingline Bank after Assignment.
(i)    Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo Bank assigns all of its Commitments and Loans pursuant to subsection (b) above, Wells Fargo Bank may, upon sixty (60) days’ notice to the Borrower Representative, resign as the Swingline Bank. In the event of any such resignation as the Swingline Bank, the Borrower Representative shall be entitled to appoint from among the Banks a successor Swingline Bank hereunder; provided, however, that (x) no Bank shall be required to become the Swingline Bank without such Bank’s consent, and (y) no failure by the Borrower Representative to appoint any such successor shall affect the resignation of Wells Fargo Bank as the Swingline Bank. If Wells Fargo Bank resigns as the Swingline Bank, it shall retain all the rights of the Swingline Bank provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Banks to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.7. Upon the appointment of a successor Swingline Bank, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Bank.
(ii)    Notwithstanding anything to the contrary contained herein, if any Bank that is an Issuing Bank assigns all of its Commitments and Loans pursuant to subsection (b) above, such Bank may, upon 30 days’ notice to the Borrower Representative and the Banks, resign as an Issuing Bank. In the event of any such resignation as an Issuing Bank, the Borrower Representative shall be entitled to appoint from among the Revolving Banks a successor Issuing Bank or hereunder; provided, however, that (x) no Revolving Bank shall be required to become an Issuing Bank without such Revolving Bank’s consent, and (y) no failure by the Borrower Representative to appoint any such successor shall affect the resignation of such Bank as an Issuing Bank. If a Bank resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an Issuing Bank and all LOC Obligations with respect thereto (including the right to require the Revolving Banks to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.6(a)). Upon the appointment of a successor Issuing Bank, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, and (B) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such Bank to effectively assume the obligations of such Bank with respect to such Letters of Credit.
(h)    Disqualified Institutions.
(i)    No assignment shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Bank entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Credit Agreement to such Person (unless the Borrower Representative has consented to such assignment as otherwise contemplated by this Section 11.3, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), such assignee shall not retroactively be considered a Disqualified Institution. Any assignment in violation of this clause (h)(i) shall not be void, but the other provisions of this clause (h) shall apply.
(ii)    If any assignment is made to any Disqualified Institution without the Borrower Representative’s prior consent in violation of clause (h)(i) above, the Borrower Representative may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Applicable Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans or Incremental Term Loans held by Disqualified Institutions, prepay such Term Loans and/or Incremental Term Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans and/or such Incremental Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Credit Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.3), all of its interest, rights and obligations under this Credit Agreement and related Credit Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Credit Documents; provided that (1) the Borrower Representative shall have paid to the Applicable Agent the assignment fee (if any) specified in Section 11.3(b), (2) such assignment does not conflict with applicable Laws and (3) in the case of clause (B) above, no Borrower shall use the proceeds from any Loans to prepay Term Loans and/or Incremental Term Loans held by Disqualified Institutions.
(iii)    Notwithstanding anything to the contrary contained in this Credit Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to the Banks by the Credit Parties, any Agent or any other Bank, (y) attend or participate in meetings attended by the Banks and/or any Agent, or (z) access any electronic site established for the Banks or confidential communications from counsel to or financial advisors of any Agent or the Banks and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to any Agent or any Bank to undertake any action (or refrain from taking any action) under this Credit Agreement or any other Credit Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Banks that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent and the Term B Facility Agent shall each have the right, and the Credit Parties hereby expressly authorize each such Agent, to (A) post the DQ List on the Platform, including that portion of the Platform that is designated for “public side” Banks, or (B) provide the DQ List to each Bank requesting the same.
11.4    No Waiver; Remedies Cumulative.
No failure or delay on the part of the any Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Agent or any Bank and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which any Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Banks to any other or further action in any circumstances without notice or demand.
11.5    Expenses; Indemnification; Damage Waiver.
(a)    Costs and Expenses. The Credit Parties shall pay (i) all reasonable out-of-pocket expenses incurred by each Agent, Bank of America (in its capacity as an Arranger) and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for each Agent, Bank of America (in its capacity as an Arranger) and their respective Affiliates (including the reasonable documented fees, charges and legal expenses incurred in connection with the execution, delivery and administration of the Credit Agreement and the other Credit Documents, or any amendments, modifications or waivers of any of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), any enforcement, investigation, litigation, proceeding, or preparation of a defense in connection therewith by one external counsel to all such parties taken as a whole, and, in the case of a conflict of interest, one additional external counsel to the affected parties taken as a whole (and, if necessary, of one local counsel representing all such parties in any jurisdiction)), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Bank or any Issuing Bank (including the fees, charges and disbursements of any one counsel for any Agent, any Bank and any Issuing Bank and, in the case of a conflict of interest, one additional external counsel to the affected parties taken as a whole and, if necessary, of one local counsel representing all such parties in any jurisdiction), and shall pay all fees and time charges for attorneys who may be employees of any Agent, any Bank or any Issuing Bank, in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Credit Parties. The Credit Parties jointly and severally shall indemnify the Administrative Agent (and any sub-agent thereof), the Term B Facility Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Bank and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the allocated cost of internal counsel and reasonable documented fees, charges and legal expenses incurred for any Indemnitee in connection with the preparation, negotiation, execution, delivery and administration of the financing documentation, any enforcement, investigation, litigation, proceeding, or preparation of a defense in connection therewith by one external counsel to all such parties taken as a whole, and, in the case of a conflict of interest, one additional external counsel to the affected parties taken as a whole (and, if necessary, of one local counsel representing all such parties in any jurisdiction)), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof), the Term B Facility Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof) and their respective Related Parties only, the administration of this Credit Agreement and the other Credit Documents (including in respect of any matters addressed in Section 3.11), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Credit Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)    Reimbursement by Banks. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the Term B Facility Agent (and any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Bank severally agrees to pay to the Administrative Agent (or any such sub-agent), the Term B Facility Agent (and any sub-agent thereof), the Collateral Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Bank’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Term B Facility Agent (or any sub-agent thereof), the Collateral Agent (or any such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Term B Facility Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent) or such Issuing Bank in connection with such capacity. The obligations of the Banks under this subsection (c) are subject to the provisions of Section 3.14.
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the resignation of the Term B Facility Agent, the resignation of the Collateral Agent, the resignation of any Issuing Bank and the resignation of the Swingline Bank, the replacement of any Bank, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.6    Amendments, Waivers and Consents.
Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Banks and the Borrower Representative, provided, however, that:
(a)    without the consent of each Bank affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to:
(i)    extend the final maturity of any Loan, or any portion thereof, or extend the final maturity of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,
(ii)    reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder (provided that (x) only the consent of the Required Banks shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest or reduce any fee payable hereunder and (y) the Administrative Agent and the Term B Facility Agent may, without the consent of any Bank, enter into amendments or modifications to this Credit Agreement or any of the other Credit Documents or enter into additional Credit Documents as the Administrative Agent and the Term B Facility Agent reasonably deem appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 3.7(c) in accordance with the terms of Section 3.7(c)),
(iii)    reduce or waive the principal amount of any Loan, or any portion thereof, or reduce or waive the principal amount of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,
(iv)    increase any Commitment of a Bank over the amount thereof in effect or reinstate any Commitment terminated pursuant to Section 9.2 (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in Commitments shall not constitute a change in the terms of any Commitment of any Bank),
(v)    (A) release any Borrower, (B) except as the result of or in connection with a dissolution, merger or disposition of a member of the Consolidated Group permitted under Section 8.4, release any Material Guarantor or all or substantially all of the other Guarantors from its or their obligations under the Credit Documents, or (C) release all or substantially all of the Collateral in any transaction or series of related transactions,
(vi)    amend, modify or waive any provision of Section 2.12, Section 3.13, Section 3.14, Section 3.15(b) or this Section 11.6(a);
(vii)    reduce any percentage specified in, or otherwise modify, the definition of Required Banks, Required Revolving Banks, Required Term Banks, Required Term B Banks, or Required Financial Covenant Banks,
(viii)    consent to the assignment or transfer by any Borrower, any Material Guarantor or all or substantially all of the other Guarantors of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby,
(ix)    subordinate any of the Obligations to any other Indebtedness of the Parent or its Subsidiaries, or
(x)    amend Section 1.6 or the definition of “Alternative Currency”;
(b)    prior to the termination of the Aggregate Revolving Committed Amount, without the consent of the Required Revolving Banks, no amendment, waiver or consent shall, (i) waive any Default or Event of Default for purposes of Section 5.2(b), (ii) amend, change, waive, discharge or terminate Section 5.2 (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Credit Agreement (other than any amendment, change, waiver discharge, or termination expressly relating to Section 5.2) or any other Credit Document, including any amendment of any affirmative covenant or any negative covenant set forth herein or in any other Credit Document, shall not be deemed to be an amendment, change, waiver, discharge or termination with respect to Section 5.2) or Section 9.1 in a manner adverse solely to the Revolving Banks, or (iii) amend, change, waive, discharge or terminate this Section 11.6(b);
(c)    without the consent of the Required Term Banks, no amendment, waiver or consent shall amend, change, waive, discharge or terminate (i) Section 3.4(b)(iv) so as to alter the manner of application of proceeds of any mandatory prepayment required by Sections 3.4(b)(ii) or 3.4(b)(iii) (other than to allow the proceeds of such mandatory prepayments to be applied ratably with other term loans under this Agreement), or (ii) this Section 11.6(c) (other than to provide other term loan Banks with proportional rights under this Section 11.6(c));
(d)    without the consent of the Required Term B Banks, no amendment, waiver or consent shall amend, change, waive, discharge or terminate Sections 3.4(b)(vi), 3.4(c) or this Section 11.6(d);
(e)    without the consent of the Agents, no provision of Section 10 may be amended;
(f)    without the consent of each Issuing Bank, no provision of Sections 2.1(c), 2.2(a)(iii) or 2.6 or this Section 11.6(f) may be amended; and
(g)    without the consent of the Swingline Bank, no provision of Sections 2.1(b), 2.2(a)(ii), or 2.7 or this Section 11.6(g) may be amended.
Notwithstanding the fact that the consent of all the Banks is required in certain circumstances as set forth above, (x) each Bank is entitled to vote as such Bank sees fit on any bankruptcy reorganization plan that affects the Loans, and each Bank acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Banks may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.
Notwithstanding anything to the contrary herein, (A) no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (1) any Commitment of any Defaulting Bank may not be increased or extended without the consent of such Bank and (2) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank more adversely than other affected Banks shall require the consent of such Defaulting Bank; (B) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Banks required above, affect the rights or duties of any Issuing Bank under this Credit Agreement or any LOC Document relating to any Letter of Credit issued or to be issued by it; (C) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Bank in addition to the Banks required above, affect the rights or duties of the Swingline Bank under this Credit Agreement; (D) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Term B Facility Agent or the Collateral Agent, as applicable, in addition to the Banks required above, affect the rights or duties of the Administrative Agent, the Term B Facility Agent or the Collateral Agent, as applicable, under this Credit Agreement or any other Credit Document; (E) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (F) this Credit Agreement may be amended in accordance with and pursuant to the terms of Section 2.10, including, without limitation, to permit the Banks providing any such Incremental Facility to participate in any required vote or action required to be approved by the Required Banks, the Required Revolving Banks, the Required Term Banks, the Required Term B Banks, the Required Financial Covenant Banks or by any other number, percentage or class of Banks hereunder; (G) this Credit Agreement may be amended without the consent of any Bank (but with the consent of the Borrower Representative) if, upon giving effect to such amendment, such Bank shall no longer be a party to this Credit Agreement (as so amended), the Commitments of such Bank shall have terminated, and such Bank shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Credit Agreement; (H) this Credit Agreement may be amended with the written consent of the Administrative Agent, each Issuing Bank, the Borrower Representative and the Banks affected thereby to amend the definition of “Alternative Currency” or “Eurocurrency Rate” solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.6; (I) in connection with the addition of any Foreign Borrower approved by all of the Revolving Banks pursuant to Section 2.12(a), this Credit Agreement may be amended with the written consent of the Administrative Agent, each Issuing Bank and the Borrower Representative solely to include any provisions necessary to permit the addition of such Foreign Borrower hereunder; (J) the definition of “LOC Commitment” may be amended by the Borrower Representative, the Administrative Agent, and each Issuing Bank to reflect the LOC Commitments of the Issuing Banks in effect from time to time; (K) this Credit Agreement may be amended in accordance with and pursuant to the terms of Section 2.14, including, without limitation, to permit the Banks providing any such Refinancing Facility to participate in any required vote or action required to be approved by the Required Banks, the Required Term Banks, the Required Term B Banks, the Required Financial Covenant Banks or by any other number, percentage or class of Banks hereunder; (L) any amendment, waiver or consent with respect to (1) Section 7.10 (or any defined terms as and to the extent used therein, but not to the extent that such terms are used in any other provision of this Credit Agreement or any other Credit Document (other than with respect to amendments to clause (c) of the definition of “Applicable Percentage” permitted pursuant to clause (L)(2) below)), (2) clause (c) of the definition of “Applicable Percentage” for the purpose of reducing the rate of interest on Loans under the Pro Rata Facilities, (3) the proviso to Section 9.1(c)(ii) or (4) the parenthetical provisions referencing Section 7.10 in Section 9.2, in each case, shall not require the consent of the Required Banks but shall be effective if, and only if, signed by the Required Financial Covenant Banks (or, in the case any amendment to clause (c) of the definition of “Applicable Percentage” referenced in clause (L)(2) above, the consent of each Revolving Bank affected thereby), the Credit Parties and the Administrative Agent; (M) this Credit Agreement may be amended in accordance with and pursuant to the terms of Section 2.15; (N) this Credit Agreement may be amended solely with the consent of the Credit Parties and Bank of America to give effect to any of the changes specified in Section 5 of the Joint Fee Letter; and (O) the Agents and the Borrower Representative may amend or modify this Credit Agreement and any other Credit Document to cure any ambiguity, omission, mistake, defect or inconsistency therein and such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Banks within five (5) Business Days following receipt of notice thereof.
11.7    Counterparts.
This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.
11.8    Headings.
The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.
11.9    Survival.
(a)    All indemnities set forth herein, including, without limitation, in Section 2.6(d), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Aggregate Commitments and this Credit Agreement, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.
(b)    All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Bank, regardless of any investigation made by any Agent or any Bank or on their behalf and notwithstanding that any Agent or any Bank may have had notice or knowledge of any Default or Event of Default at the time of any Extension of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.10    Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial.
(a)    THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT, AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT, AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    EACH BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY AGENT, ANY BANK, ANY ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY BANK OR ANY ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    EACH BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.1. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.11    Severability.
If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
11.12    Entirety.
This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.
11.13    Binding Effect; Termination.
(a)    This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Bank, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Bank and their respective successors and assigns.
(b)    The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, the Aggregate Commitments shall have expired or been terminated and this Credit Agreement has been terminated.
11.14    Confidentiality.
The Agents, the Banks and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to a written agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Credit Party and its obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Bank, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.
For purposes of this Section, “Information” means all information received from a Credit Party or any Subsidiary relating to the Credit Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to any Agent, any Bank or any Issuing Bank on a nonconfidential basis prior to disclosure by such Credit Party or any Subsidiary, provided that, in the case of information received from a Credit Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
The Agents, the Banks and the Issuing Banks acknowledge that (a) the Information may include material non-public information concerning a Credit Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
11.15    Source of Funds.
Each of the Banks hereby represents and warrants to the Borrower Representative that at least one of the following statements is an accurate representation as to the source of funds to be used by such Bank in connection with the financing hereunder:
(a)    no part of such funds constitutes assets allocated to any separate account maintained by such Bank in which any employee benefit plan or any plan (or its related trust) has any interest;
(b)    to the extent that any part of such funds constitutes assets allocated to any bank collective investment fund maintained by such Bank, such Bank has disclosed to the Borrower Representative the name of each employee benefit plan or plan whose assets in such fund exceed 10% of the total assets of such fund as of the date of purchase and, with respect to any employee benefit plan or plan whose interest in such fund does not exceed 10% of the total assets of such fund as of the date of purchase, the requirements for the application of Prohibited Transaction Class Exemption 91-38, 56 Fed. Reg. 31,966 and 56 Fed Reg. 59,299 (1991) or the requirements of another exemption have been satisfied;
(c)    to the extent that any part of such funds constitute assets allocated to any insurance company general asset account maintained by such Bank, such Bank has disclosed to the Borrower Representative the name of each employee benefit plan or plan whose assets in such account exceed 10% of the total assets of such account as of the date of purchase and, with respect to any employee benefit plan or plan whose interest in such account does not exceed 10% of the total assets of such account as of the date of purchase, the requirements for the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), the requirements prescribed by the regulations under Section 401(c)(1)(A) of ERISA or the requirements of another exemption have been satisfied;
(d)    to the extent that any part of such funds constitute assets allocated to any insurance company pooled separate account maintained by such Bank, such Bank has disclosed to the Borrower Representative the name of each employee benefit plan or plan whose assets in such account exceed 10% of the total assets of such account as of the date of purchase and, with respect to any employee benefit plan or plan whose interest in such account does not exceed 10% of the total assets of such account as of the date of purchase, the requirements for the application of Prohibited Transaction Class Exemption 90-1, Fed. Reg. 31,092 and 54 Fed. Reg. 32,024 (1989) or the requirements of another exemption have been satisfied; or
(e)    such funds constitute assets of one or more specific benefit plans, not held in a bank collective investment fund, an insurance company general asset account, an insurance company pooled separate account or other investment fund, which such Bank has identified in writing to the Borrower Representative.
The determination of whether the interest of an employee benefit plan or plan in a fund or account exceeds 10% of the total value of such fund or account shall be determined in accordance with Prohibited Transaction Class Exemption 91-38, 95-60 and 90-1, as applicable, including (by way of example and not of limitation), the requirement that all employee benefit plans or plans maintained by one or more businesses or employee organizations that, under applicable law, are considered to be the same employer or employee organization shall be deemed to be a single employee benefit plan or plan.
As used in this Section 11.15, the terms “employee benefit plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA and the term “plan” shall have the respective meaning assigned to such term in Section 4975(e)(1) of the Internal Revenue Code.
11.16    Conflict.
To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.
11.17    USA PATRIOT Act Notice.
Each Bank and each Agent (for itself and not on behalf of any Bank) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each such Credit Party and other information that will allow such Bank or such Agent, as applicable, to identify the Credit Parties in accordance with the USA PATRIOT Act.
11.18    Replacement of Banks.
If (a) the Borrower Representative is entitled to replace a Bank pursuant to the provisions of Section 3.10, (b) a Bank (a “Non-Consenting Bank”) does not consent to a proposed change, waiver, discharge or termination with respect to any Credit Document that has been approved by the Required Banks as provided in Section 11.6 but requires unanimous consent of all Banks or all Banks directly affected thereby (as applicable), (c) any Bank is a Non-Extending Bank, (d) any Bank is a Defaulting Bank (or would be a Defaulting Bank but for the delivery by such Bank of the written notice described in clause (a) of the definition of “Defaulting Bank” unless such notices have been delivered by the Required Banks), (e) any Bank cannot provide an Alternative Currency or (f) any Bank does not consent to the designation of an Applicant Foreign Borrower as a Foreign Borrower that otherwise has been approved by the Required Banks, then the Borrowers may, at their sole expense and effort, upon notice to such Bank and the Applicable Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.3), all of its interests, rights and obligations under this Credit Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that:
(i)    the Borrowers shall have paid to the Applicable Agent the assignment fee specified in Section 11.3;
(ii)    such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and LOC Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 3.6 or Section 3.9 or payments required to be made pursuant to Section 3.11, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable Laws; and
(v)    in the case of any such assignment resulting from a Non-Consenting Bank’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Credit Document, the applicable replacement bank, financial institution or fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Bank to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Bank and the mandatory assignment of such Non-Consenting Bank’s Commitments and outstanding Loans and participations in LOC Obligations and Swingline Loans pursuant to this Section 11.18 shall nevertheless be effective without the execution by such Non-Consenting Bank of an Assignment and Assumption.
A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
11.19    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Credit Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between the Credit Parties and their respective Affiliates, on the one hand, and the Agents and the Arrangers, on the other hand, (ii) each of the Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b)(i) each of the Agents and each of the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Credit Parties or any of their respective Affiliates, or any other Person and (ii) none of any Agent nor any Arranger has any obligation to the Credit Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) the Agents and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and none of any Agent or any Arranger has any obligation to disclose any of such interests to the Credit Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Credit Parties hereby waives and releases any claims that it may have against the Agents and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.20    Electronic Execution.
The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Credit Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Applicable Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, no Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Agent pursuant to procedures approved by it; provided, further, that without limiting the foregoing, upon the request of an Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
11.21    Judgment Currency.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Agents or the Banks hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent such other Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

11.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Solely to the extent any Bank or any Issuing Bank that is an EEA Financial Institution is a party to this Credit Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank or any Issuing Bank that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Bank or any Issuing Bank that is an EEA Financial Institution, and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
* * * * * * * * * *